                                                                     EXHIBIT 2.1

                         AGREEMENT AND PLAN OF MERGER



                                 BY AND AMONG



                         WISCONSIN ENERGY CORPORATION



                                      AND



                                  WICOR, INC.



                                      AND



                             CEW ACQUISITION, INC.



                           DATED AS OF JUNE 27, 1999

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
RECITALS..................................................................... 1

ARTICLE I DEFINITIONS........................................................ 2
    1.1   Acquisition........................................................ 2
    1.2   Agreement.......................................................... 2
    1.3   Closing............................................................ 2
    1.4   Closing Date....................................................... 2
    1.5   Code............................................................... 2
    1.6   Confidentiality Agreement.......................................... 2
    1.7   Disclosure Schedule................................................ 2
    1.8   ERISA.............................................................. 2
    1.9   Exchange Act....................................................... 2
    1.10  HSR Act............................................................ 2
    1.11  Knowledge of WICOR................................................. 3
    1.12  Knowledge of Wisconsin Energy...................................... 3
    1.13  Law................................................................ 3
    1.14  Merger............................................................. 3
    1.15  Person............................................................. 3
    1.16  Proxy Statement.................................................... 3
    1.17  PSCW............................................................... 3
    1.18  PUHCA.............................................................. 3
    1.19  Registration Statement............................................. 3
    1.20  SEC................................................................ 3
    1.21  Securities Act..................................................... 3
    1.22  Subsidiary......................................................... 4
    1.23  WBCL............................................................... 4
    1.24  WICOR.............................................................. 4
    1.25  WICOR Certificates................................................. 4
    1.26  WICOR Common Stock................................................. 4
    1.27  WICOR Companies.................................................... 4
    1.28  WICOR Material Adverse Effect...................................... 4
    1.29  WICOR Right........................................................ 4
    1.30  WICOR Rights Agreement............................................. 4
    1.31  WICOR Shareholders................................................. 4
    1.32  WICOR Special Meeting.............................................. 4
    1.33  Wisconsin Electric................................................. 4
    1.34  Wisconsin Energy................................................... 4
    1.35  Wisconsin Energy Common Stock...................................... 5
    1.36  Wisconsin Energy Companies......................................... 5
    1.37  Wisconsin Energy Material Adverse Effect........................... 5
    1.38  Wisconsin Energy Shareholders...................................... 5

    1.39  Wisconsin Energy Special Meeting.................................   5
    1.40  Wisconsin Gas....................................................   5

ARTICLE II  THE MERGER.....................................................   5
    2.1   The Merger.......................................................   5
    2.2   Effective Time of Merger.........................................   5
    2.3   Corporate Matters................................................   6
    2.4   Conversion of WICOR Common Stock.................................   6
    2.5   Acquisition Common Stock.........................................  11
    2.6   Exchange of WICOR Certificates...................................  11
    2.7   Reorganization...................................................  15
    2.8   No Dissenting Shares.............................................  15
    2.9   WICOR Options and WICOR Awards...................................  15

ARTICLE III OTHER AGREEMENTS...............................................  16
    3.1   Proxy Statement and Registration Statement.......................  16
    3.2   Approval of Shareholders.........................................  17
    3.3   HSR Act..........................................................  18
    3.4   Access...........................................................  18
    3.5   Disclosure Schedule..............................................  18
    3.6   Conditions to Merger.............................................  19
    3.7   Deliveries of Information; Consultation..........................  19
    3.8   Affiliates.......................................................  20
    3.9   Other Transactions; Expenses; Other Remedies.....................  20
    3.10  Letter of WICOR's Accountants....................................  24
    3.11  Letter of Wisconsin Energy's Accountants.........................  24
    3.12  Stock Exchange Listing...........................................  24
    3.13  Public Announcements.............................................  24
    3.14  Indemnification; Directors' and Officers' Insurance..............  25
    3.15  Employee and Employee Benefit Plan Matters.......................  26
    3.16  Directors........................................................  28
    3.17  WICOR DRIP.......................................................  28
    3.18  Acknowledgments..................................................  29
    3.19  Other Workforce Matters..........................................  29
    3.20  Payment of Dividends.............................................  29

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF WICOR.........................  29
    4.1   Organization; Business...........................................  30
    4.2   Capitalization...................................................  31
    4.3   Authorization; Enforceability....................................  31
    4.4   No Violation or Conflict.........................................  31
    4.5   Litigation.......................................................  31
    4.6   WICOR SEC Reports and Financial Statements.......................  32
    4.7   Absence of Certain Changes.......................................  32
    4.8   Contracts........................................................  32

    4.9   Employee Benefit Plans............................................ 33
    4.10  No Violation of Law............................................... 34
    4.11  Brokers........................................................... 34
    4.12  Taxes............................................................. 34
    4.13  Governmental Approvals............................................ 35
    4.14  No Pending Other Transactions..................................... 36
    4.15  Labor Matters..................................................... 36
    4.16  Disclosure........................................................ 36
    4.17  Information Supplied.............................................. 36
    4.18  Vote Required..................................................... 36
    4.19  Opinion of Financial Advisor...................................... 36
    4.20  Environmental Protection.......................................... 37
    4.21  Year 2000 Compliance.............................................. 39
    4.22  Takeover Provisions............................................... 39
    4.23  Rights Agreement.................................................. 39
    4.24  Ownership of Wisconsin Energy Common Stock........................ 39

ARTICLE V REPRESENTATIONS AND WARRANTIES OF
          WISCONSIN ENERGY AND ACQUISITION.................................. 40
    5.1   Organization...................................................... 40
    5.2   Capitalization.................................................... 40
    5.3   Authorization; Enforceability..................................... 41
    5.4   No Violation or Conflict.......................................... 41
    5.5   Litigation........................................................ 41
    5.6   Wisconsin Energy SEC Reports and Financial Statements............. 41
    5.7   Brokers........................................................... 42
    5.8   Governmental Approvals............................................ 42
    5.9   Disclosure........................................................ 42
    5.10  Information Supplied.............................................. 42
    5.11  Vote Required..................................................... 43
    5.12  Opinion of Financial Advisor...................................... 43
    5.13  Ownership of WICOR Common Stock................................... 43
    5.14  Year 2000 Compliance.............................................. 43

ARTICLE VI COVENANTS PENDING THE MERGER..................................... 43
    6.1   Covenants of WICOR................................................ 43
    6.2   Covenants of Wisconsin Energy..................................... 47

ARTICLE VII CONDITIONS PRECEDENT TO THE OBLIGATIONS OF
            WISCONSIN ENERGY AND ACQUISITION................................ 48
    7.1   Compliance with Agreement......................................... 48
    7.2   No Litigation..................................................... 48
    7.3   Representations and Warranties of WICOR........................... 48
    7.4   No WICOR Material Adverse Effect.................................. 49

    7.5   Approval of WICOR Shareholders and Wisconsin Energy
          Shareholders; Articles of Merger................................... 49
    7.6   Closing Certificate................................................ 49
    7.7   Governmental Approvals............................................. 49
    7.8   Listing............................................................ 49
    7.9   Accountant Letter.................................................. 50
    7.10  Affiliate Letters.................................................. 50

ARTICLE VIII CONDITIONS PRECEDENT TO THE OBLIGATIONS OF WICOR................ 50
    8.1   Compliance with Agreement.......................................... 50
    8.2   No Litigation...................................................... 50
    8.3   Representations and Warranties of Wisconsin Energy and Acquisition. 50
    8.4   No Wisconsin Energy Material Adverse Effect........................ 50
    8.5   Approval of WICOR Shareholders and Wisconsin Energy
          Shareholders; Articles of Merger................................... 50
    8.6   Closing Certificate................................................ 51
    8.7   Governmental Approvals............................................. 51
    8.8   Listing............................................................ 51
    8.9   Tax Opinion........................................................ 51

ARTICLE IX TERMINATION; MISCELLANEOUS........................................ 52
    9.1   Termination........................................................ 52
    9.2   Rights on Termination; Waiver...................................... 54
    9.3   Survival of Representations, Warranties and Covenants.............. 54
    9.4   Entire Agreement; Amendment........................................ 54
    9.5   Expenses........................................................... 55
    9.6   Governing Law...................................................... 55
    9.7   Assignment......................................................... 55
    9.8   Notices............................................................ 55
    9.9   Counterparts; Headings............................................. 56
    9.10  Interpretation..................................................... 56
    9.11  Severability....................................................... 57
    9.12  Specific Performance............................................... 57
    9.13  No Reliance........................................................ 57
    9.14  Exhibits and Disclosure Schedule................................... 57
    9.15  Further Assurances................................................. 57
    9.16  Waiver of Jury Trial............................................... 57

SIGNATURES................................................................... 58

EXHIBITS:

1.        Form of Affiliate Letter
2.        Form of Employment Agreement of George E. Wardeberg
3.        Form of Wisconsin Energy Special Executive Severance Policy
4.        Form of Wisconsin Energy Executive Severance Policy

                            INDEX TO DEFINED TERMS
                            ----------------------

               TERM                                        SECTION
               ----                                        -------
               Acquisition                                 1.1
               Affiliates                                  3.8(a)
               Affiliate Letter                            3.8(b)
               Agreement                                   1.2
               Articles of Merger                          2.2
               Average Wisconsin Energy Price              2.4(a)(i)
               Cash Election                               2.4(e)
               Cash Election Shares                        2.4(f)
               Cash Fraction                               2.4(f)(ii)(A)
               Cash Percentage                             2.4(a)(ii)
               Closing                                     1.3
               Closing Date                                1.4
               Code                                        1.5
               Confidentiality Agreement                   1.6
               Conversion Notice                           2.4(b)
               CERCLA                                      4.20(f)
               Disclosure Schedule                         1.7
               Disclosure Schedule Change                  3.5(b)
               Effective Time of Merger                    2.2
               Election Deadline                           2.4(l)
               Employee Benefit Plans                      4.9(a)
               Environmental Claim                         4.20(a)(i)
               Environmental Hazardous Material            4.20(a)(ii)
               Environmental Laws                          4.20(a)(iii)
               Environmental Permits                       4.20(c)
               Environmental Release                       4.20(a)(iv)
               ERISA                                       1.8
               Exchange Act                                1.9
               Exchange Agent                              2.6(a)
               Exchange Fund                               2.6(a)
               Exchange Ratio                              2.4(a)(iii)
               Exchange Value                              2.4(a)(iv)
               Existing Contracts                          4.8(a)
               Existing Litigation                         4.5
               Existing Plans                              4.9(b)
               Form of Election                            2.4(e)
               HSR Act                                     1.10
               Indebtedness                                4.8(a)(iii)
               Indemnified Liabilities                     3.14(a)(i)
               Indemnified Party                           3.14(a)
               Indemnified Parties                         3.14(a)

               TERM                                        SECTION
               ----                                        -------
               Initial Mailing Record Date                 2.4(i)
               Initial Termination Date                    9.1(b)(ii)
               Insurance Amount                            3.14(c)
               Knowledge of WICOR                          1.11
               Knowledge of Wisconsin Energy               1.12
               Law                                         1.13
               Letter of Transmittal                       2.6(b)(i)(A)
               Maximum Cash Number                         2.4(a)(v)
               Maximum Stock Number                        2.4(a)(vi)
               Merger                                      1.14
               Merger Consideration                        2.4(a)(vii)
               Minimum Average Wisconsin Energy Price      2.4(a)(viii)
               Non-Election                                2.4(e)
               Non-Election Shares                         2.4(f)(i)
               Other Proposal                              3.9(a)(i)
               Other Transaction                           3.9(a)(ii)
               Person                                      1.15
               Proxy Statement                             1.16
               PSCW                                        1.17
               PUHCA                                       1.18
               Registration Statement                      1.19
               Representative                              2.4(e)
               SEC                                         1.20
               Securities Act                              1.21
               Special Date                                3.9(a)(iii)
               Special Event                               3.9(a)(iv)
               Special Fee                                 3.9(e)
               Stock Election                              2.4(e)
               Stock Election Shares                       2.4(f)(i)
               Stock Fraction                              2.4(g)(ii)(A)
               Stock Percentage                            2.4(a)(viii)
               Subsidiary                                  1.22
               Superior Proposal                           3.9(a)(v)
               Surviving Corporation                       2.1
               WBCL                                        1.23
               WICOR                                       1.24
               WICOR Advisors                              3.9(c)
               WICOR Award                                 2.9(b)
               WICOR Certificates                          1.25
               WICOR Common Stock                          1.26
               WICOR Companies                             1.27
               WICOR Director Option Plan                  2.9(a)
               WICOR DRIP                                  3.17

               TERM                                        SECTION
               ----                                        -------
               WICOR ESOP                                  3.15(e)
               WICOR Material Adverse Effect               1.28
               WICOR New Restricted Stock                  6.1(j)(iii)
               WICOR Option                                2.9(a)
               WICOR Option Plans                          2.9(a)
               WICOR Performance Plan                      2.9(a)
               WICOR Right                                 1.29
               WICOR Rights Agreement                      1.30
               WICOR SEC Reports                           4.6(a)
               WICOR Shareholders                          1.31
               WICOR Special Meeting                       1.32
               Wisconsin Electric                          1.33
               Wisconsin Energy                            1.34
               Wisconsin Energy Common Stock               1.35
               Wisconsin Energy Companies                  1.36
               Wisconsin Energy Designee                   3.16(b)
               Wisconsin Energy Material Adverse Effect    1.37
               Wisconsin Energy SEC Reports                5.6(a)
               Wisconsin Energy Severance Policies         3.15(f)
               Wisconsin Energy Shareholders               1.38
               Wisconsin Energy Special Meeting            1.39
               Wisconsin Gas                               1.40
               Year 2000 Compliant                         4.21

                           AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER is made as of this 27th day of June, 1999 by and among WISCONSIN ENERGY CORPORATION, WICOR, INC. AND CEW ACQUISITION, INC.

                                     RECITALS

     WHEREAS, the respective Boards of Directors of Wisconsin Energy, WICOR and Acquisition have: (a) determined that the merger of WICOR and Acquisition pursuant to, and subject to all of the terms and conditions of, this Agreement is advisable, fair and in the best interests of Wisconsin Energy, WICOR and Acquisition and their respective shareholders; and (b) approved the Merger, this Agreement and the transactions contemplated by this Agreement; and

     WHEREAS, the Board of Directors of WICOR has directed that this Agreement and the transactions described in this Agreement be submitted for approval at the WICOR Special Meeting; and

     WHEREAS, the Board of Directors of Wisconsin Energy has directed that the issuance of Wisconsin Energy Common Stock pursuant to this Agreement and the transactions described in this Agreement be submitted for approval at the Wisconsin Energy Special Meeting; and

     WHEREAS, Wisconsin Energy, WICOR and Acquisition desire to make certain representations, warranties, covenants and agreements in connection with the Merger; and

     WHEREAS, if any Wisconsin Energy Common Stock is to be issued pursuant to this Agreement, Wisconsin Energy, WICOR and Acquisition intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Code and to cause the Merger to qualify as a reorganization under the provisions of Sections 368(a) of the Code to the extent that shares of WICOR Common Stock are exchanged for shares of Wisconsin Energy Common Stock; and

     NOW, THEREFORE, in consideration of the Recitals and of the mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

                                  ARTICLE I

                                 DEFINITIONS

     When used in this Agreement, the following terms shall have the meanings specified:

     1.1   Acquisition. "Acquisition" shall mean CEW Acquisition, Inc., a
           -----------
Wisconsin corporation and a wholly-owned Subsidiary of Wisconsin Energy.

     1.2   Agreement.  "Agreement" shall mean this Agreement and Plan of Merger,
           ---------
together with the Exhibits attached hereto and together with the Disclosure Schedule, as the same may be amended from time to time in accordance with the terms hereof.

     1.3   Closing.  "Closing" shall mean the conference to be held at 10:00
           -------
A.M., Central Time, on the Closing Date at the offices of Quarles & Brady LLP, 411 East Wisconsin Avenue, Milwaukee WI 53202, or such other time and place as the parties may mutually agree to in writing, at which the transactions contemplated by this Agreement shall be consummated.

     1.4   Closing Date.  "Closing Date" shall mean:
           ------------

           (a) that date which is two (2) business days after satisfaction or waiver of all of the conditions set forth in Article VII and Article VIII of this Agreement; or

           (b) such other date as the parties may mutually agree to in writing.

     1.5   Code. "Code" shall mean the Internal Revenue Code of 1986, as
           ----
amended, and the regulations promulgated thereunder, as the same may be in effect from time to time.

     1.6   Confidentiality Agreement.  "Confidentiality Agreement" shall mean
           -------------------------
the Confidentiality Agreement between Wisconsin Energy and WICOR dated January 14, 1999.

     1.7   Disclosure Schedule.  "Disclosure Schedule" shall mean the Disclosure
           -------------------
Schedule dated the date of this Agreement delivered by WICOR to Wisconsin Energy contemporaneously with the execution and delivery of this Agreement and as the same may be amended or updated from time to time after the date of this Agreement and prior to the Closing Date in accordance with the terms of this Agreement.

     1.8   ERISA. "ERISA" shall mean the Employee Retirement Income Security Act
           -----
of 1974, as the same may be in effect from time to time.

     1.9   Exchange Act.  "Exchange Act" shall mean the Securities Exchange Act
           ------------
of 1934, as the same may be in effect from time to time.

     1.10  HSR Act.  "HSR Act" shall mean the Hart-Scott-Rodino Antitrust
           -------
Improvements Act of 1976, as the same may be in effect from time to time.

     1.11  Knowledge of WICOR.  "Knowledge of WICOR" shall mean, for
           ------------------
purposes of this Agreement, when any fact or matter is stated to be "to the Knowledge of WICOR" or words of similar import, the actual knowledge of the existence or nonexistence of such fact or matter by the officers and employees of the WICOR Companies listed on the Disclosure Schedule.

     1.12  Knowledge of Wisconsin Energy.  "Knowledge of Wisconsin Energy" shall
           -----------------------------
mean, for purposes of this Agreement, when any fact or matter is stated to be "to the Knowledge of Wisconsin Energy" or words of similar import, the actual knowledge of the existence or nonexistence of such fact or matter by the executive officers of Wisconsin Energy and that of the Person holding the position of Law Director - Regulatory of Wisconsin Electric.

     1.13  Law.  "Law" shall mean any federal, state, local, foreign, or
           ---
other law, rule, regulation or governmental requirement of any kind, judicial interpretations thereof, and the rules, regulations and orders promulgated thereunder by any regulatory agencies.

     1.14  Merger.  "Merger" shall mean the merger of WICOR and Acquisition
           ------
pursuant to this Agreement.

     1.15  Person.  "Person" shall mean a natural person, corporation, trust,
           ------
partnership, limited liability company, joint venture, association, unincorporated organization, governmental entity, agency or branch or department thereof, or any other legal entity.

     1.16  Proxy Statement.  "Proxy Statement" shall mean the joint proxy
           ---------------
statement of Wisconsin Energy and WICOR to be filed with the SEC and to be distributed to the WICOR Shareholders in connection with the WICOR Special Meeting and the approval of the Merger by the WICOR Shareholders and to be distributed to the Wisconsin Energy Shareholders in connection with the Wisconsin Energy Special Meeting, which shall also constitute the prospectus of Wisconsin Energy filed as a part of the Registration Statement.

     1.17  PSCW.  "PSCW" shall mean the Public Service Commission of
           ----
Wisconsin.

     1.18  PUHCA.  "PUHCA" shall mean the Public Utility Holding Company Act
           -----
of 1935, as the same may be in effect from time to time.

     1.19  Registration Statement.  "Registration Statement" shall mean a
           ----------------------
registration statement on Form S-4 to be filed under the Securities Act by Wisconsin Energy in connection with the Merger for purposes of registering any shares of Wisconsin Energy Common Stock to be issued in the Merger pursuant to
Article II of this Agreement.

     1.20  SEC.  "SEC" shall mean the Securities and Exchange Commission.
           ---

     1.21  Securities Act.  "Securities Act" shall mean the Securities Act of
           --------------
1933, as the same may be in effect from time to time.

     1.22  Subsidiary.  "Subsidiary" of  any Person shall mean another
           ----------
Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

     1.23  WBCL.  "WBCL" shall mean the Wisconsin Business Corporation Law,
           ----
as the same shall be in effect from time to time.

     1.24  WICOR.  "WICOR" shall mean WICOR, Inc., a Wisconsin corporation.
           -----

     1.25  WICOR Certificates.  "WICOR Certificates" shall mean a
           ------------------
certificate or certificates which represent outstanding shares of WICOR Common Stock on the relevant date.

     1.26  WICOR Common Stock.  "WICOR Common Stock" shall mean shares of the
           ------------------
common stock, $1.00 par value, of WICOR.

     1.27  WICOR Companies.  "WICOR Companies" shall mean WICOR and all
           ---------------
Subsidiaries of WICOR.

     1.28  WICOR Material Adverse Effect.  "WICOR Material Adverse Effect" shall
           -----------------------------
mean any event, condition or fact which is, or reasonably may be expected to be, materially adverse to the aggregate financial condition, properties, business, results of operations or prospects of the WICOR Companies taken as a whole.

     1.29  WICOR Right.  "WICOR Right" shall mean a right to purchase shares
           -----------
of WICOR Common Stock issued by WICOR pursuant to the WICOR Rights Agreement.

     1.30  WICOR Rights Agreement.  "WICOR Rights Agreement" shall mean the
           -----------------------
Rights Agreement dated as of August 29, 1989 between WICOR and Manufacturers Hanover Trust Company (now The Chase Manhattan Bank) as Rights Agent, as amended, and any successor or replacement agreements thereto.

     1.31  WICOR Shareholders.  "WICOR Shareholders" shall mean all Persons
           ------------------
owning shares of WICOR Common Stock on the relevant date.

     1.32  WICOR Special Meeting.  "WICOR Special Meeting" shall mean a special
           ---------------------
meeting of the WICOR Shareholders for the purpose of approving the Merger, this Agreement and the transactions contemplated by this Agreement.

     1.33  Wisconsin Electric.  "Wisconsin Electric" shall mean Wisconsin
           ------------------
Electric Power Company, a Wisconsin corporation and a Subsidiary of Wisconsin Energy.

     1.34  Wisconsin Energy.  "Wisconsin Energy" shall mean Wisconsin Energy
           ----------------
Corporation, a Wisconsin corporation.

     1.35  Wisconsin Energy Common Stock.  "Wisconsin Energy Common Stock" shall
           -----------------------------
mean shares of the common stock, $.01 par value, of Wisconsin Energy.

     1.36  Wisconsin Energy Companies.  "Wisconsin Energy Companies" shall mean
           --------------------------
Wisconsin Energy and all Subsidiaries of Wisconsin Energy.

     1.37  Wisconsin Energy Material Adverse Effect.  "Wisconsin Energy Material
           ----------------------------------------
Adverse Effect" shall mean any event, condition or fact which is, or reasonably may be expected to be, materially adverse to the aggregate financial condition, properties, business, results of operations or prospects of the Wisconsin Energy Companies taken as a whole.

     1.38  Wisconsin Energy Shareholders.  "Wisconsin Energy Shareholders"
           -----------------------------
shall mean all Persons owning shares of Wisconsin Energy Common Stock on the relevant date.

     1.39  Wisconsin Energy Special Meeting.  "Wisconsin Energy Special Meeting"
           --------------------------------
shall mean a special meeting of the Wisconsin Energy Shareholders for the purpose of approving the issuance of Wisconsin Energy Common Stock pursuant to this Agreement and the transactions contemplated by this Agreement.

     1.40  Wisconsin Gas.  "Wisconsin Gas" shall mean Wisconsin Gas Company,
           -------------
a Wisconsin corporation and a Subsidiary of WICOR.



                                  ARTICLE II

                                  THE MERGER

     2.1   The Merger.  At the Effective Time of Merger and upon and
           ----------
subject to the terms and conditions of this Agreement, WICOR and Acquisition will be merged as follows: (a) if the Stock Percentage is zero (0), then Acquisition shall be merged with and into WICOR, which will be the surviving corporation in the Merger and shall continue to be governed by the Laws of the State of Wisconsin and the separate existence of Acquisition shall thereupon cease; or (b) if the Stock Percentage is any percentage other than zero (0), then WICOR shall be merged with and into Acquisition, which will be the surviving corporation in the Merger and shall continue to be governed by the Laws of the State of Wisconsin and the separate existence of WICOR shall thereupon cease. The corporation which is the surviving corporation in the Merger pursuant to Section 2.1(a) or 2.1(b) of this Agreement is referred to in this Agreement as the "Surviving Corporation". The Merger shall be pursuant to the provisions of, and shall be with the effects provided in, the WBCL.

     2.2   Effective Time of Merger. Subject to the terms and conditions of this
           ------------------------
Agreement, on the Closing Date, Acquisition and WICOR will cause Articles of Merger in a form approved for filing in accordance with the WBCL (the "Articles of Merger") to be executed, delivered and filed as provided in the WBCL. The Merger shall become effective at the time of the receipt of the Articles of Merger by the Wisconsin Department of Financial Institutions or at such later time as

Wisconsin Energy and WICOR may agree and as may be set forth in the Articles of Merger. The date and time on which the Merger shall become effective is referred to in this Agreement as the "Effective Time of Merger".

     2.3   Corporate Matters.
           -----------------

           (a) Articles of Incorporation of Surviving Corporation. (i) If WICOR
               --------------------------------------------------
is the Surviving Corporation in the Merger, the Restated Articles of Incorporation of WICOR as in effect immediately prior to the Effective Time of Merger shall be the Restated Articles of Incorporation of the Surviving Corporation until amended in accordance with Law. (ii) If Acquisition is the Surviving Corporation in the Merger, the Articles of Incorporation of Acquisition shall, by virtue of the Merger, be amended and restated at the Effective Time of Merger to be in the form of the Restated Articles of Incorporation of WICOR as in effect immediately prior to the Effective Time of Merger until amended in accordance with Law.

           (b) Bylaws of Surviving Corporation. (i)  If WICOR is the Surviving
               -------------------------------
Corporation in the Merger, the Bylaws of WICOR as in effect immediately prior to the Effective Time of Merger shall be the Bylaws of the Surviving Corporation
until amended in accordance with Law.   (ii)  If Acquisition is the Surviving
Corporation in the Merger, the Bylaws of Acquisition shall, by virtue of the Merger, be amended and restated at the Effective Time of Merger to be in the form of the Bylaws of WICOR as in effect immediately prior to the Effective Time of Merger until amended in accordance with Law.

           (c) Directors and Officers of Surviving Corporation.  The duly
               -----------------------------------------------
qualified and acting directors and officers of WICOR immediately prior to the Effective Time of Merger shall be the directors and officers of the Surviving Corporation, to hold office as provided in the Bylaws of the Surviving Corporation. Immediately after the Effective Time of Merger, Wisconsin Energy and the Surviving Corporation shall take all action necessary to: (i) elect as directors of the Surviving Corporation designees of Wisconsin Energy so that such designees constitute a majority in number of the Board of Directors of the Surviving Corporation; and (ii) elect Mr. Richard A. Abdoo as Chairman of the Board of the Surviving Corporation.

     2.4   Conversion of WICOR Common Stock.
           --------------------------------

           (a) Definitions.  As used in this Agreement:
               -----------

               (i) "Average Wisconsin Energy Price" shall mean the average of the closing sale price per share of Wisconsin Energy Common Stock as reported on the New York Stock Exchange Composite Tape on each of the ten (10) consecutive trading days ending with the fifth trading day immediately preceding the Closing Date.

               (ii) "Cash Percentage" shall mean that percentage equal to: (A) 100%; minus (B) the Stock Percentage.

               (iii) "Exchange Ratio" shall mean that number (carried to the fourth decimal place) obtained by dividing: (A) the Exchange Value; by (B) the Average Wisconsin Energy Price.

               (iv)   "Exchange Value" shall mean:

                      (A) if the Closing occurs on or prior to July 1, 2000, $31.50; or

                      (B) if the Closing occurs after July 1, 2000: (1) $31.50; plus (2) the amount (carried to the fourth decimal place) obtained by multiplying $31.50 by .0001644 for each calendar day after July 1, 2000 through and including the Closing Date.

               (v)    "Maximum Cash Number" shall mean that number equal to:

                      (A) (1) the Cash Percentage; multiplied by (2) the number of shares of WICOR Common Stock issued and outstanding immediately prior to the Effective Time of Merger; minus

                      (B) the number of shares of WICOR Common Stock to be exchanged for cash in lieu of fractional shares pursuant to Section 2.6(e) of this Agreement.

               (vi)   "Maximum Stock Number" shall mean that number equal to:
(A) the Stock Percentage; multiplied by (B) the number of shares of WICOR Common Stock issued and outstanding immediately prior to the Effective Time of Merger.

               (vii) "Merger Consideration" shall mean the shares of Wisconsin Energy Common Stock issuable pursuant to this Section 2.4 of this Agreement and cash payable pursuant to this Section 2.4 of this Agreement.

               (viii) "Stock Percentage" shall mean that percentage selected by Wisconsin Energy in the Conversion Notice which shall be (at the option of Wisconsin Energy) any percentage between and including 40% and 60%; provided that, if the Average Wisconsin Energy Price is less than $22.00 (the "Minimum Average Wisconsin Energy Price"), then Wisconsin Energy may select zero (0) as the Stock Percentage.

          (b)  Conversion Notice.  At least three (3) business days prior to the
               ------------------
Closing Date, Wisconsin Energy shall send a notice to WICOR (the "Conversion Notice") which specifies Wisconsin Energy's election as to the amounts of the Cash Percentage and the Stock Percentage. The parties shall then proceed to close the transactions described in this Agreement on the basis of the election made by Wisconsin Energy in the Conversion Notice.

          (c)  Conversion.  At the Effective Time of Merger, by virtue of the
               ----------
Merger and without any action on the part of Acquisition, WICOR, Wisconsin Energy or the holders of WICOR Common Stock, each share of WICOR Common Stock (together with the associated WICOR Right) issued and outstanding at the Effective Time of Merger (except for treasury stock which shall be canceled as described in Section 2.4(m) of this Agreement and except for WICOR New Restricted Stock which shall be converted as described in Section 2.9(b) of this Agreement) shall be converted into and become the right to receive:

               (i) if the Stock Percentage is zero (0), cash in the amount of the Exchange Value; or

               (ii)  if the Stock Percentage is any percentage other than zero
(0) and subject to the election and allocation procedures set forth in this
Section 2.4 of this Agreement:

                     (A)   cash in the amount of the Exchange Value; or

                     (B) that number of shares of Wisconsin Energy Common Stock equal to the Exchange Ratio; or

                     (C) a combination of cash and shares of Wisconsin Energy Common Stock determined in accordance with the provisions of this Section 2.4 of this Agreement.

          (d)  Maximum Numbers. The number of shares of WICOR Common Stock to be
               ---------------
converted into the right to receive Wisconsin Energy Common Stock in the Merger shall equal the Maximum Stock Number. The number of shares of WICOR Common Stock to be converted into the right to receive cash in the Merger shall equal the Maximum Cash Number. Notwithstanding any other provisions of this Agreement, if the Stock Percentage is a percentage other than zero (0), at least 40% of the number of shares of WICOR Common Stock issued and outstanding immediately prior to the Effective Time of Merger shall be converted into whole shares of Wisconsin Energy Common Stock exclusive of fractional share interests to be paid in cash pursuant to Section 2.6(e) of this Agreement.

          (e)  Elections.  If the Stock Percentage is a percentage other than
               ---------
zero (0) and subject to the allocation and election procedures set forth in this
Section 2.4 of this Agreement, each record holder immediately prior to the Effective Time of Merger of shares of WICOR Common Stock will be entitled in respect to each share of WICOR Common Stock owned by such holder: (i) to elect to receive cash for such share (a "Cash Election"); (ii) to elect to receive Wisconsin Energy Common Stock for such share (a "Stock Election"); or (iii) to indicate that such record holder has no preference as to the receipt of cash or Wisconsin Energy Common Stock for such share (a "Non-Election"). All such elections shall be made on a form designed by Wisconsin Energy, which is reasonably satisfactory to WICOR, for that purpose (a "Form of Election"). Holders of record of shares of WICOR Common Stock who hold such shares as nominees, trustees or in other representative capacities (a "Representative") may submit multiple Forms of Election, provided that such Representative certifies that each such Form of Election covers all the shares of WICOR Common Stock held by each Representative for a particular beneficial owner.

          (f)  Cash Elections in Excess of Maximum Cash Number. If the aggregate
               -----------------------------------------------
number of shares covered by Cash Elections (the "Cash Election Shares") exceeds the Maximum Cash Number:

               (i) each share of WICOR Common Stock covered by a Stock Election (the "Stock Election Shares") and each share of WICOR Common Stock covered by a Non-Election (the "Non-Election Shares") shall be converted into the right to receive a number of shares of Wisconsin Energy Common Stock equal to the Exchange Ratio; and

               (ii) each Cash Election Share shall be converted into the right to receive:

                     (A) an amount in cash, without interest, equal to: (1) the Exchange Value; multiplied by (2) a fraction (the "Cash Fraction"), the numerator of which shall be the Maximum Cash Number and the denominator of which shall be the total number of Cash Election Shares; and

                     (B) a number of shares of Wisconsin Energy Common Stock equal to: (1) the Exchange Ratio; multiplied by (2) a fraction equal to one minus the Cash Fraction.

          (g)  Stock Elections in Excess of Maximum Stock Number.  If the
               -------------------------------------------------
aggregate number of Stock Election Shares exceeds the Maximum Stock Number:

               (i) each Cash Election Share and each Non-Election Share shall be converted into the right to receive cash in the amount of the Exchange Value; and

               (ii) each Stock Election Share shall be converted into the right to receive:

                     (A) a number of shares of Wisconsin Energy Common Stock equal to: (1) the Exchange Ratio; multiplied by (2) a fraction (the "Stock Fraction"), the numerator of which shall be the Maximum Stock Number and the denominator of which shall be the total number of Stock Election Shares, and

                     (B) an amount in cash, without interest, equal to: (1) the Exchange Value; multiplied by (2) a fraction equal to one minus the Stock Fraction.

          (h)  Other.  In the event that neither Section 2.4(f) or 2.4(g) of
               -----
this Agreement is applicable: (i) each Cash Election Share shall be converted into the right to receive cash in the amount of the Exchange Value; (ii) each Stock Election Share shall be converted into the right to receive a number of shares of Wisconsin Energy Common Stock equal to the Exchange Ratio; and (iii) each Non-Election Share shall be converted into the right to receive shares of Wisconsin Energy Common Stock and the right to receive cash on a proportionate basis so that the total number of shares of WICOR Common Stock converted into the right to receive shares of Wisconsin Energy Common Stock and cash, respectively, approximate the Maximum Stock Number and the Maximum Cash Number, respectively, as closely as possible.

          (i)  Initial Mailing.  Wisconsin Energy and WICOR will mail a Form of
               ---------------
Election to all holders of record of shares of WICOR Common Stock as of a date mutually agreed to by WICOR and Wisconsin Energy (the "Initial Mailing Record Date") which shall be approximately 45 calendar days prior to the anticipated Effective Time of Merger. Elections shall be made by holders of WICOR Common Stock by mailing to the Exchange Agent a Form of Election. To be effective, a Form of Election must be properly completed, signed and submitted to the Exchange Agent and accompanied by the certificates representing the shares of WICOR Common Stock as to which the election is being made (or by an appropriate guarantee of delivery of such certificates as set forth in such Form of Election from a member of any registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, provided such certificates are in fact delivered by the time set forth in such guarantee of delivery). Wisconsin Energy will have the discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Forms of Election. The decision of Wisconsin Energy (or the Exchange Agent) in such matters shall be conclusive and binding. Neither Wisconsin Energy nor the Exchange Agent will be under any obligation to notify any Person of any defect in a Form of Election submitted to the Exchange Agent. The Exchange Agent shall also make all computations contemplated by this Section 2.4 of this Agreement and all such computations shall be conclusive and binding on the holders of WICOR Common Stock absent manifest error in any such computation.

          (j)  Nonsubmittal.  For the purposes hereof, a holder of WICOR Common
               ------------
Stock who does not submit a Form of Election which is received by the Exchange Agent prior to the Election Deadline shall be deemed to have made a Non-Election. If Wisconsin Energy or the Exchange Agent shall determine that any purported Cash Election or Stock Election was not properly made, such purported Cash Election or Stock Election shall be deemed to be of no force and effect and the Person making such purported Cash Election or Stock Election shall, for all purposes hereof, be deemed to have made a Non-Election.

          (k)  Subsequent Mailings.  Wisconsin Energy and WICOR shall each use
               -------------------
its reasonable best efforts to promptly mail the Form of Election to all Persons who become holders of WICOR Common Stock during the period between the Initial Mailing Record Date and 10:00 a.m. New York time, on the date ten calendar days prior to the anticipated Effective Time of Merger and to make the Form of Election available to all Persons who become holders of WICOR Common Stock subsequent to such day and no later than the close of business on the third business day prior to the Effective Time of Merger.

          (l)  Election Deadline.  A Form of Election must be received by the
               -----------------
Exchange Agent by the close of business on the third business day prior to the Effective Time of Merger (the "Election Deadline") in order to be effective. All elections will be irrevocable.

          (m)  Treasury Stock.  Any shares of WICOR Common Stock (together with
               --------------
the associated WICOR Right) that are owned by any of the WICOR Companies at the Effective Time of Merger shall be canceled and retired and cease to exist and no cash or shares of Wisconsin Energy Common Stock shall be issued or delivered in exchange therefor.

          (n)  Adjustment.  In the event that, prior to the Effective Time of
               ----------
Merger, there is a reclassification, stock split or stock dividend with respect to outstanding Wisconsin Energy Common Stock or outstanding WICOR Common Stock, an appropriate and proportionate adjustment, if any, shall be made to any or one or more of the Exchange Value, the Exchange Ratio or the Minimum Average Wisconsin Energy Price.

     2.5  Acquisition Common Stock.
          ------------------------

          (a) WICOR as Surviving Corporation.  If WICOR is the Surviving
              ------------------------------
Corporation in the Merger, each outstanding share of capital stock of Acquisition issued and outstanding at the Effective Time of Merger, by virtue of the Merger and without any action on the part of Acquisition, WICOR or Wisconsin Energy, shall be converted into and become one share of WICOR Common Stock.

          (b) Acquisition as Surviving Corporation.  If Acquisition is the
              ------------------------------------
Surviving Corporation in the Merger, all outstanding shares of capital stock of Acquisition issued and outstanding at the Effective Time of Merger shall remain issued and outstanding and not be affected in any way by the Merger.

     2.6  Exchange of WICOR Certificates.
          ------------------------------

          (a) Exchange Agent.  As of the Effective Time of Merger, Wisconsin
              --------------
Energy shall deposit, or shall cause to be deposited, with a bank or trust company designated by Wisconsin Energy and reasonably acceptable to WICOR (the "Exchange Agent"), for the benefit of the holders of shares of WICOR Common Stock, for exchange in accordance with this Article II of this Agreement through the Exchange Agent: (i) certificates representing the aggregate number of shares of Wisconsin Energy Common Stock issuable pursuant to Section 2.4 of this Agreement; and (ii) cash representing the aggregate amount of cash payable pursuant to Section 2.4 of this Agreement; (such certificates for shares of Wisconsin Energy Common Stock, together with any dividends or distributions with respect thereto, such cash and any cash for fractional share interests paid pursuant to Section 2.6(e) of this Agreement, being hereinafter referred to as the "Exchange Fund").

          (b)  Exchange Procedures.
               -------------------

              (i) At or promptly after the Effective Time of Merger, Wisconsin Energy shall cause the Exchange Agent to mail to each holder of record of a WICOR Certificate which immediately prior to the Effective Time of Merger represented outstanding shares of WICOR Common Stock and which was not submitted to the Exchange Agent with a duly executed and completed Form of Election: (A) a letter of transmittal ("Letter of Transmittal") which shall specify that delivery shall be effected, and risk of loss and title to the WICOR Certificates shall pass, only upon delivery of the WICOR Certificates to the Exchange Agent and which shall be in such form and have such other customary provisions as Wisconsin Energy may reasonably specify and which are reasonably acceptable to WICOR; and (B) instructions to effect the surrender of the WICOR Certificates in exchange for cash or shares of Wisconsin Energy Common Stock, or both, as described in this Agreement.

              (ii) Upon surrender of a WICOR Certificate for cancellation to the Exchange Agent together with either a Form of Election or a Letter of Transmittal, in each case duly executed, and with such other documents as the Exchange Agent may reasonably require, the holder of such WICOR Certificate shall be entitled to receive, and Wisconsin Energy shall cause the Exchange Agent to promptly deliver in exchange therefor after the Effective Time of Merger: (A) a certificate representing that number of whole shares of Wisconsin Energy Common Stock to which such holder is entitled to receive in respect of such WICOR Certificate pursuant to Section 2.4 of this Agreement; and (B) a check representing the cash that such holder is entitled to receive in respect of such WICOR Certificate pursuant to Section 2.4 of this Agreement; and (C) a check for any cash in lieu of any fractional share interest in accordance with Section 2.6(e) of this Agreement. The WICOR Certificate so surrendered shall forthwith be canceled; provided, however, that fractional share interests of any one holder shall be aggregated to maximize the number of whole shares of Wisconsin Energy Common Stock to be issued and minimize the fractional interests to be paid in cash as provided in Section 2.6(e) of this Agreement.

               (iii) In the event of a transfer of ownership of shares of WICOR Common Stock which is not registered in the transfer records of WICOR, a certificate representing the proper number of shares of Wisconsin Energy Common Stock, a check for the proper amount of cash that such holder is entitled to receive in respect of such WICOR Certificate pursuant to Section 2.4 of this Agreement and any cash in lieu of any fractional share interests in accordance with Section 2.6(e) of this Agreement, shall be delivered to the transferee if the WICOR Certificate which represented such shares of WICOR Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid.

               (iv) No interest will be paid or accrued on the cash and shares of Wisconsin Energy Common Stock to be issued pursuant to this Agreement, the cash in lieu of fractional shares, if any, and unpaid dividends and distributions on the shares of Wisconsin Energy Common Stock, if any, payable to WICOR Shareholders.

               (v) If any WICOR Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such WICOR Certificate to be lost, stolen or destroyed and, if required by Wisconsin Energy in its reasonable discretion, the posting by such Person of a bond in such reasonable amount as Wisconsin Energy may direct as indemnity against any claim that may be made against it with respect to such WICOR Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed WICOR Certificate, a certificate representing the proper number of shares of Wisconsin Energy Common Stock and a check for the cash, in each case that such WICOR Shareholder has the right to receive pursuant to Section 2.4 of this Agreement, and the cash to be paid in lieu of fractional shares, if any, with respect to the shares of WICOR Common Stock formerly represented thereby, and unpaid dividends and distributions on the shares of Wisconsin Energy Common Stock, if any, as provided in this Article II of this Agreement.

               (vi) Until surrendered as contemplated by this Section 2.6 of this Agreement, each WICOR Certificate shall be deemed at all times after the Effective Time of Merger to represent only the right to receive upon surrender only the cash or shares of Wisconsin Energy

Common Stock, or both, and cash in lieu of any fractional share interest as contemplated by this Agreement.

          (c) Distributions with Respect to Unexchanged Shares. If any Wisconsin
              ------------------------------------------------
Energy Common Stock is issued pursuant to the Merger, no dividends or other distributions declared or made after the Effective Time of Merger with respect to Wisconsin Energy Common Stock with a record date after the Effective Time of Merger shall be paid to the holder of any unsurrendered WICOR Certificate with respect to the shares of Wisconsin Energy Common Stock represented thereby, and no cash payment in lieu of a fractional share shall be paid to any such holder pursuant to Section 2.6(e) of this Agreement, until the holder of such WICOR Certificate has surrendered such WICOR Certificate to the Exchange Agent. Subject to the effect of any applicable Law, following the surrender of any such WICOR Certificate, there shall be paid to the holder of the surrendered WICOR Certificate, without interest: (i) promptly, the amount of any cash payable with respect to a fractional share interest to which such holder is entitled pursuant to Section 2.6(e) of this Agreement and the amount of dividends or other distributions with a record date after the Effective Time of Merger theretofore paid with respect to such whole shares of Wisconsin Energy Common Stock; and
(ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time of Merger but prior to surrender and a payment date occurring after surrender payable with respect to such whole shares of Wisconsin Energy Common Stock.

          (d) No Further Rights in WICOR Common Stock.  All shares of Wisconsin
              ---------------------------------------
Energy Common Stock issued and cash paid upon conversion of the WICOR Common Stock in accordance with the terms of this Agreement (and any cash paid pursuant to Section 2.6(e) of this Agreement) shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the WICOR Common Stock.

          (e) No Fractional Shares.  No fractional shares of Wisconsin Energy
              --------------------
Common Stock shall be issued in the Merger. All fractional share interests of a holder of more than one WICOR Certificate at the Effective Time of Merger shall be aggregated. If a fractional share interest results after such aggregation, each holder of a fractional share interest shall be paid an amount in cash equal to the product obtained by multiplying such fractional share interest by the Exchange Value. Promptly after the determination of the amount of cash, if any, to be paid to holders of fractional share interests, the Exchange Agent shall notify Wisconsin Energy and Wisconsin Energy shall deliver such amounts to such holders subject to and in accordance with the terms of Section 2.6(c) of this Agreement.

          (f) Investment of Exchange Fund.  The Exchange Agent shall invest any
              ---------------------------
cash included in the Exchange Fund, as directed by Wisconsin Energy, on a daily basis. Any interest and other income resulting from such investments shall be paid to Wisconsin Energy upon termination of the Exchange Fund pursuant to
Section 2.6(g) of this Agreement. In the event the cash in the Exchange Fund shall be insufficient to fully satisfy all of the payment obligations to be made by the Exchange Agent hereunder, then Wisconsin Energy shall promptly deposit cash into the Exchange Fund in an amount which is equal to the deficiency in the amount of cash required to fully satisfy such payment obligations.

          (g) Termination of Exchange Fund.  Any portion of the Exchange Fund
              ----------------------------
which remains undistributed to the WICOR Shareholders after twelve (12) months after the Effective Time of Merger shall be delivered to Wisconsin Energy, upon demand, and any WICOR Shareholders who have not theretofore complied with this
Article II of this Agreement shall thereafter look only to Wisconsin Energy for payment of their claim for cash or shares of Wisconsin Energy Common Stock, or both, any cash in lieu of fractional share interests and any dividends or distributions with respect thereto.

          (h) No Liability.  Neither the Exchange Agent nor any party to this
              ------------
Agreement shall be liable to any WICOR Shareholder for any shares of WICOR Common Stock or Wisconsin Energy Common Stock (or dividends or distributions with respect thereto) or cash delivered in accordance with applicable Law to a public official pursuant to any abandoned property, escheat or similar Law. If any WICOR Certificates shall not have been surrendered prior to seven years after the Effective Time of Merger (or immediately prior to such earlier date on which any shares of Wisconsin Energy Common Stock, cash, any cash in lieu of fractional shares of Wisconsin Energy Common Stock in respect of such WICOR Certificates would otherwise escheat to or become the property of any governmental Person), any shares of Wisconsin Energy Common Stock, cash and dividends or distributions in respect of such WICOR Certificates shall, to the extent permitted by applicable Laws, become the property of Wisconsin Energy, free and clear of all claims or interest of any Person previously entitled thereto.

          (i) Withholding Rights.  Wisconsin Energy shall be entitled to deduct
              ------------------
and withhold from the consideration otherwise payable pursuant to this Agreement to any WICOR Shareholder such amounts as Wisconsin Energy is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax Law. To the extent that amounts are so withheld by Wisconsin Energy, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the WICOR Shareholder in respect of which such deduction and withholding was made by Wisconsin Energy.

          (j) Book Entry.  Notwithstanding any other provision of this
              ----------
Agreement, the Form of Election and the Letter of Transmittal may, at the option of Wisconsin Energy, provide for the ability of a holder of one or more WICOR Certificates to elect that the Wisconsin Energy Common Stock to be received in exchange for the WICOR Common Stock formerly represented by such surrendered WICOR Certificates be issued in uncertificated form or to elect that such Wisconsin Energy Common Stock be credited to an account established for the holder under the dividend reinvestment and stock purchase plan of Wisconsin Energy.

          (k) Stock Transfer Books.  At the Effective Time of Merger, the stock
              --------------------
transfer books of WICOR shall be closed and there shall be no further registration of transfers of shares of WICOR Common Stock thereafter on the records of WICOR. From and after the Effective Time of Merger, the holders of WICOR Certificates outstanding immediately prior to the Effective Time of Merger shall cease to have any rights with respect to such shares of WICOR Common Stock except as otherwise provided in this Agreement or by Law.

     2.7  Reorganization.  If any Wisconsin Energy Common Stock is to be issued
          --------------
pursuant to the Merger, the parties intend that this Agreement be a plan of reorganization within the meaning of Section 368(a) of the Code and that the Merger be a tax-free reorganization under Section 368(a) of the Code to the extent that shares of WICOR Common Stock are exchanged for shares of Wisconsin Energy Common Stock as described in this Agreement.

     2.8  No Dissenting Shares.  The parties acknowledge that under the WBCL,
          --------------------
the WICOR Shareholders are not entitled to dissent from the Merger and are not entitled to require appraisal of their WICOR Common Stock.

     2.9  WICOR Options and WICOR Awards.
          ------------------------------

          (a)  Stock Options.  At the Effective Time of Merger, each then
               -------------
outstanding option to purchase shares of WICOR Common Stock (a "WICOR Option") under WICOR's 1987 Stock Option Plan, 1992 Director Stock Option Plan (the "WICOR Director Option Plan") or 1994 Long-Term Performance Plan (the "WICOR Performance Plan"), each as amended (collectively, the "WICOR Option Plans"), whether vested or not vested, shall be deemed assumed by Wisconsin Energy and shall thereafter be deemed to constitute an option to acquire shares of Wisconsin Energy Common Stock, on the same terms and conditions as were applicable under such WICOR Option immediately prior to the Effective Time of Merger except that:

               (i) the number (rounded to the nearest whole number) of shares of Wisconsin Energy Common Stock covered by such WICOR Option shall be equal to:
(A) the number of shares of WICOR Common Stock subject to such WICOR Option immediately prior to the Effective Time of Merger; multiplied by (B) the Exchange Ratio;

               (ii) the price per share (rounded to the nearest whole cent) of Wisconsin Energy Common Stock covered by such WICOR Option shall be equal to:
(A) the exercise price per share of WICOR Common Stock formerly purchasable pursuant to such WICOR Option; divided by (B) the Exchange Ratio; and

               (iii) with respect only to the WICOR Options that were outstanding on the date of this Agreement, such WICOR Options shall be fully vested notwithstanding any vesting requirement otherwise applicable thereto.

          (b)  Equity-Based Awards.  At the Effective Time of Merger, each then
               -------------------
outstanding equity-based award or account (including shares of WICOR New Restricted Stock awarded after the date of this Agreement as described in
Section 6.1(j)(iii) of this Agreement and stock equivalents and stock units relating to WICOR Common Stock, but excluding WICOR Options) (individually a "WICOR Award") shall be deemed assumed by Wisconsin Energy and shall thereafter be deemed to constitute an award or account, on the same terms and conditions as were applicable under such WICOR Award immediately prior to the Effective Time of Merger, except that the number (rounded to the nearest whole number) of shares or phantom shares of Wisconsin Energy Common Stock subject thereto shall be equal to: (i) the number of shares or phantom shares, as the case may be, of WICOR Common Stock subject to such WICOR Award immediately prior to the Effective Time of Merger; multiplied by (ii) the Exchange Ratio. With respect only to awards of restricted stock existing on the date of this Agreement and outstanding at the Effective Time of Merger, the restrictions applicable thereto shall immediately cease with respect to 100% of the number of shares of WICOR Common Stock subject to such awards and such unrestricted shares shall be converted in the Merger in accordance with Section
2.4 of this Agreement.

          (c)  Assumption.  At the Effective Time of Merger, Wisconsin Energy
               ----------
shall assume each WICOR Option and WICOR Award in accordance with the terms of the WICOR Option Plan or other plan or arrangement under which it was granted and all the terms and conditions of the stock option, restricted stock or other agreement by which it is evidenced, as adjusted as provided in this Agreement. At or prior to the Effective Time of Merger, Wisconsin Energy shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Wisconsin Energy Common Stock for delivery pursuant to the terms set forth in this Section 2.9 of this Agreement. As soon as practicable after the Effective Time of Merger, Wisconsin Energy shall file a registration statement on an appropriate form or a post-effective amendment to a previously filed registration statement under the Securities Act to register the shares of Wisconsin Energy Common Stock subject to the options and awards assumed pursuant to this Section 2.9 of this Agreement where such registration is necessary to permit the issuance of such shares free of restrictive legends under the Securities Act, and shall use its reasonable best efforts to maintain the effectiveness of such registration statement (and the current status of the prospectus or prospectuses relating thereto) for so long as such options or awards remain outstanding.

          (d)  Other.  WICOR represents that there are no options, awards or
               -----
accounts relating to WICOR Common Stock outstanding at the date of this Agreement other than those reflected in Sections 4.1(d) and 4.2(a) of this Agreement. Prior to the Effective Time of Merger, WICOR shall make all necessary arrangements to permit the assumption of the WICOR Options and WICOR Awards by Wisconsin Energy pursuant to this Section 2.9 of this Agreement. WICOR represents that no consents are necessary to give effect to the transactions contemplated by this Section 2.9 of this Agreement.


                                  ARTICLE III

                               OTHER AGREEMENTS

     3.1  Proxy Statement and Registration Statement.  Wisconsin Energy and
          ------------------------------------------
WICOR will prepare and file with the SEC the Registration Statement and the Proxy Statement as soon as reasonably practicable after the date of this Agreement. Wisconsin Energy and WICOR shall use reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after such filing. Wisconsin Energy and WICOR shall also take such action as may be reasonably required to cause any shares of Wisconsin Energy Common Stock issuable pursuant to the Merger to be registered or to obtain an exemption from registration or qualification under applicable state "blue sky" or securities Laws; provided, however, that Wisconsin Energy shall not be required to qualify as a foreign corporation or to file any general

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consent to service of process under the Laws of any jurisdiction.  Each party to this Agreement will furnish to the other parties all information concerning itself as each such other party or its counsel may reasonably request and which is required or customary for inclusion in the Proxy Statement and the Registration Statement.

     3.2  Approval of Shareholders.
          -------------------------

          (a)  WICOR Shareholders.
               -------------------

               (i) WICOR shall, as soon as reasonably practicable: (A) take all steps necessary duly to call, give notice of, convene and hold the WICOR Special Meeting; (B) distribute the Proxy Statement, which shall also constitute the prospectus of Wisconsin Energy included in the Registration Statement, to the WICOR Shareholders in accordance with applicable Federal and state Law and its Articles of Incorporation and Bylaws; (C) subject to the provisions of Section 3.2(a)(ii) of this Agreement, recommend to the WICOR Shareholders the approval of this Agreement and the transactions contemplated by this Agreement and such other matters as may be submitted to the WICOR Shareholders in connection with this Agreement; and (D) fully cooperate and consult with Wisconsin Energy with respect to each of the foregoing matters.

               (ii) The Board of Directors of WICOR shall be permitted to not recommend to the WICOR Shareholders that the WICOR Shareholders approve this Agreement and the transactions contemplated by this Agreement or withdraw or modify in a manner adverse to Wisconsin Energy the recommendation of the Board of Directors of WICOR if and only if: (A) the Board of Directors of WICOR determines in its good faith judgment that it is advisable to so withdraw or modify its recommendation to comply with its fiduciary duties under applicable Law after consultation with outside legal counsel; and (B) WICOR and the WICOR Advisors have complied with their obligations and agreements set forth in
Section 3.9(c) of this Agreement.

          (b) Wisconsin Energy Shareholders.  Wisconsin Energy shall, as soon as
              ------------------------------
reasonably practicable: (i) take all steps necessary duly to call, give notice of, convene and hold the Wisconsin Energy Special Meeting; (ii) distribute the Proxy Statement to the Wisconsin Energy Shareholders in accordance with applicable Federal and state Law and its Articles of Incorporation and Bylaws;
(iii) recommend to the Wisconsin Energy Shareholders the approval of the issuance of Wisconsin Energy Common Stock pursuant to this Agreement and the transactions contemplated by this Agreement and such other matters as may be submitted to the Wisconsin Energy Shareholders in connection with this Agreement; and (iv) fully cooperate and consult with WICOR with respect to each of the foregoing matters.

          (c) Meeting Dates.  The WICOR Special Meeting and the Wisconsin Energy
              -------------
Special Meeting shall be held on such dates as are mutually determined by WICOR and Wisconsin Energy.

          (d) Fairness Opinions.  It shall be a condition to the mailing of the
              -----------------
Proxy Statement to the WICOR Shareholders and to the Wisconsin Energy Shareholders that: (i) Wisconsin Energy shall have received an opinion from Chase Securities Inc., dated the date of the Proxy

Statement, to the effect that, as of the date thereof, the Merger Consideration to be paid in the Merger is fair to Wisconsin Energy from a financial point of view; and (ii) WICOR shall have received an opinion from Merrill Lynch, Pierce, Fenner & Smith Incorporated, dated the date of the Proxy Statement, to the effect that, as of the date thereof, the Merger Consideration is fair to the WICOR Shareholders from a financial point of view.

     3.3  HSR Act.  Each party shall:  (a) file or cause to be filed with the
          -------
Federal Trade Commission and the Department of Justice any notifications required to be filed under the HSR Act; and (b) use reasonable best efforts to make such filings promptly and to respond promptly to any request for additional information made by either of such agencies.

     3.4  Access.
          ------

          (a) Access to WICOR Companies.  Upon reasonable notice and subject to
              -------------------------
applicable Laws, WICOR shall, and shall cause the other WICOR Companies to, afford to the officers, employees, investment bankers, agents, accountants, attorneys and representatives of Wisconsin Energy reasonable access to all of its books, records, financial information, facilities, key personnel and other documents and materials; provided that such access shall be during normal business hours of the WICOR Companies.

          (b) Confidentiality Agreement.  Wisconsin Energy and WICOR agree that
              -------------------------
the provisions of the Confidentiality Agreement shall remain in full force and effect; provided that at the Effective Time of Merger, the Confidentiality Agreement shall be deemed to have terminated without further action by the parties.

     3.5  Disclosure Schedule.
          -------------------

          (a) Disclosure Schedule.  Contemporaneously with the execution and
              -------------------
delivery of this Agreement, WICOR is delivering to Wisconsin Energy the Disclosure Schedule. The Disclosure Schedule is deemed to constitute an integral part of this Agreement and to be incorporated into and to modify the representations, warranties, covenants or agreements of WICOR contained in this Agreement to the extent that such representations, warranties, covenants or agreements expressly refer to the Disclosure Schedule.

          (b) Updates.  WICOR shall update the Disclosure Schedule on a monthly
              -------
basis by written notice to Wisconsin Energy to reflect any matters which have occurred from and after the date of this Agreement which, if existing on the date of this Agreement, would have been required to be described in the Disclosure Schedule. If requested by Wisconsin Energy within 14 calendar days after receipt by Wisconsin Energy of an update to the Disclosure Schedule, WICOR shall meet and discuss with Wisconsin Energy any update to the Disclosure Schedule which, in the reasonable judgment of Wisconsin Energy, has or may reasonably be expected to have a WICOR Material Adverse Effect or which may in any manner be materially adverse to Wisconsin Energy (a "Disclosure Schedule Change").

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

     3.6  Conditions to Merger.  Each party to this Agreement shall use
          --------------------
reasonable best efforts to: (a) to the extent within its control, cause all of its representations and warranties contained in this Agreement to be true and correct in all respects on the Closing Date with the same force and effect as if such representations and warranties had been made on the Closing Date; (b) take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to the Merger (including making all filings and requests in connection with approvals of or filings with any governmental entity as described in Sections 7.7 and 8.7 of this Agreement and furnishing all information required in connection therewith); (c) promptly cooperate with and furnish information to the other parties in connection with any such requirements imposed upon any of them in connection with the Merger;
(d) contest any legal proceedings seeking to restrain, enjoin or frustrate the Merger, subject, in the case of WICOR, to the provisions of Section 3.9(c) of this Agreement concerning Superior Proposals; (e) execute any additional documents or instruments and take any additional actions reasonably necessary to consummate the transactions contemplated by this Agreement; and (f) take all reasonable actions necessary to obtain (and cooperate with the other parties in obtaining) any consent, authorization, order or approval of, or any exemption by, any governmental entity or other public or private Person, required to be obtained by the parties to this Agreement in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

     3.7  Deliveries of Information; Consultation.  From time to time prior to
          ---------------------------------------
the Effective Time of Merger:

          (a) Deliveries by WICOR.  WICOR shall furnish promptly to Wisconsin
              -------------------
Energy: (i) a copy of each report, schedule and other document filed by WICOR with the SEC pursuant to the requirements of federal securities Laws promptly after such documents are available; (ii) the monthly consolidated and consolidating financial statements of the WICOR Companies (as prepared by WICOR in accordance with its normal accounting procedures) promptly after such financial statements are available; (iii) a summary of any action taken by the Board of Directors, or any committee thereof, of WICOR; and (iv) subject to the reasonable approval of WICOR, all other information of WICOR concerning the business, properties and personnel of any of the WICOR Companies as Wisconsin Energy may request.

          (b) Deliveries by Wisconsin Energy.  Wisconsin Energy shall promptly
              ------------------------------
furnish to WICOR a copy of each report, schedule and other document filed by Wisconsin Energy with the SEC pursuant to the requirements of federal securities Laws promptly after such documents are available.

          (c) Consultation. WICOR shall, and shall cause the other WICOR
              ------------
Companies to, confer and consult with representatives of the Wisconsin Energy Companies on a regular basis to report on operational matters and the general status of ongoing business operations of the WICOR Companies.

          (d) Litigation.  Each party to this Agreement shall provide prompt
              ----------
notice to the other parties of any litigation, arbitration, proceeding, governmental investigation, citation or action of any kind which is commenced, threatened or proposed by any Person concerning the legality, validity or propriety of the transactions contemplated by this Agreement. If any such litigation or other proceeding is commenced against any party to this Agreement, the parties shall cooperate in all respects in connection therewith.

          (e) Regulatory Matters.  Subject to applicable Law, WICOR shall cause
              ------------------
those of the WICOR Companies that are public utilities to discuss with Wisconsin Energy any changes in the rates, charges, standards of service or accounting of such WICOR Companies from those in effect on the date of this Agreement and consult with Wisconsin Energy prior to making any filing (or amendment thereto), or effecting any agreement, commitment, arrangement or consent, whether written or oral, formal or informal, with respect thereto.

          (f) Franchises, etc.  Except as otherwise agreed to in writing by
              ---------------
Wisconsin Energy, WICOR shall cause those of the WICOR Companies that are public utilities to use all reasonable best efforts to maintain in effect and renew all existing franchises, certificates of authority, certificates of public convenience and necessity and other permits, as the case may be, pursuant to which any of the WICOR Companies operates in its service territories. WICOR shall notify Wisconsin Energy promptly in the event that it becomes aware of any problem, complaint or proceeding which could reasonably be expected to result in the termination or non-renewal of any such franchise, certificate or permit.

          (g) Transition Matters.  Wisconsin Energy and WICOR shall, subject to
              ------------------
applicable Laws, consult on a regular basis regarding the combined operations of Wisconsin Energy and WICOR after the Closing Date and discuss the status and timing of the integration of Wisconsin Energy and WICOR after the Closing Date. The scope of such consultation shall be determined, and any decisions made on such matters shall be made, by Wisconsin Energy's Chief Executive Officer on behalf of Wisconsin Energy and WICOR's Chief Executive Officer on behalf of WICOR.

     3.8  Affiliates.  Not later than 10 calendar days after the date of the
          ----------
WICOR Special Meeting, WICOR shall deliver to Wisconsin Energy a letter identifying, to the best of WICOR's knowledge, all Persons who were Affiliates
at the date of the WICOR Special Meeting.   WICOR shall furnish such information
and documents as Wisconsin Energy may reasonably request for the purposes of reviewing such list. If any Wisconsin Energy Common Stock is to be issued pursuant to the Merger, WICOR shall advise the Affiliates of the resale restrictions imposed by applicable securities Laws and shall use reasonable best efforts to obtain from the Affiliates an executed Affiliate Letter for delivery to Wisconsin Energy prior to or at the Closing. As used in this Agreement the following terms shall have the meanings specified: (a) "Affiliates" shall mean all Persons who are affiliates of WICOR for purposes of Rule 145 under the Securities Act; and (b) "Affiliate Letter" shall mean a letter from each Affiliate substantially in the form of Exhibit 1 attached to this Agreement.

     3.9  Other Transactions; Expenses; Other Remedies.
          --------------------------------------------

          (a)  Definitions. As used in this Agreement, the following terms shall
               -----------
have the meanings specified:

               (i) "Other Proposal" shall mean any request for information, expression of interest, inquiry, proposal or offer relating in any manner to an Other Transaction.

               (ii) "Other Transaction" shall mean any of the following on or prior to the Special Date, other than the Merger as contemplated by this
Agreement:

                     (A) a merger, consolidation, share exchange, exchange of securities, reorganization, business combination or other similar transaction involving WICOR;

                     (B) a sale, lease, transfer or other disposition of all or substantially all of the assets, in a single transaction or series of related transactions: (1) of the WICOR Companies, taken as a whole, or (2) of Wisconsin Gas, or (3) of WICOR Industries, Inc.;

                     (C) a sale of, or tender offer or exchange offer for, or acquisition by any Person or group of beneficial owners of, 20% or more of the outstanding shares of capital stock of WICOR, Wisconsin Gas or WICOR Industries, Inc. in a single transaction or series of related transactions; or

                     (D) a public announcement of a proposal, plan, intention or agreement to do any of the foregoing.

               (iii) "Special Date" shall mean that date which is twenty one
(21) months after the date of termination of this Agreement if such termination is pursuant to any of the following Sections of this Agreement (and if this Agreement is terminated pursuant to any other Section of this Agreement, there shall be no Special Date):

                     (A)  Section 9.1(c)(v) or 9.1(d)(v) of this Agreement;

                     (B) Section 9.1(c)(i) or 9.1(c)(ii) of this Agreement if, at the time of such termination or prior thereto, there has been an Other Proposal or Other Transaction that has not been withdrawn prior to such termination; or

                     (C) Section 9.1(c)(iv) or 9.1(d)(iv) of this Agreement if, at the time of such termination or prior to the WICOR Special Meeting, there has been an Other Proposal or Other Transaction that has not been withdrawn prior to such termination.

               (iv) "Special Event" shall mean any of the following to occur on or prior to the Special Date (and if there is no Special Date there will be no Special Event): (A) a Person unrelated to Wisconsin Energy has consummated an Other Transaction, or has publicly announced or publicly proposed an Other Transaction and subsequently consummates such Other Transaction after the Special Date (in which event a Special Event for such Other Transaction shall be deemed to have occurred at the earlier of the events specified in clauses (B) or
(C) of this Section 3.9(a)(iv) of this Agreement with reference to such Other Transaction); or (B) WICOR has entered into an agreement with respect to an Other Transaction; or (C) WICOR shall have terminated this Agreement for the purpose of pursuing an Other Proposal or Other Transaction.

               (v) "Superior Proposal" shall mean a written bona fide unsolicited Other Proposal by any Person (other than Wisconsin Energy) which the Board of Directors of WICOR determines in good faith, and in the exercise of reasonable judgment (based, among other factors, on the advice of its independent nationally recognized financial advisors) to be more favorable to the WICOR Shareholders than the Merger from a financial point of view, which proposal is capable of being consummated without undue delay taking into account all relevant factors in connection with such Other Proposal, including the financial ability of the other parties to consummate such Other Proposal and the likelihood of regulatory approvals for such Other Proposal.

          (b)  Termination of Discussions. WICOR shall immediately cease and
               --------------------------
cause to be terminated all existing discussions and negotiations, if any, with any Persons with respect to any Other Transaction, except that WICOR may notify such other Persons that the discussions and negotiations are terminated. WICOR will not release any Person from, or waive any provision of, any standstill agreement to which it is a party or any confidentiality agreement between it and another Person.

          (c)  Non Solicitation. Except as expressly permitted by this Section
               ----------------
3.9(c) or by Section 6.1(j)(ii) or by Section 6.1(o)(ii) of this Agreement, WICOR shall not, and shall not permit its Subsidiaries or officers, directors, employees, agents or other representatives of any of the WICOR Companies (including, without limitation, any investment banker, attorney or accountant retained or engaged by any of the WICOR Companies) (the "WICOR Advisors") to directly or indirectly solicit, initiate, facilitate, encourage, negotiate with respect to, discuss or agree to, any Other Proposal or any Other Transaction. Notwithstanding the foregoing: (i) the Board of Directors of WICOR may furnish information about the WICOR Companies to the Person making a Superior Proposal pursuant to a confidentiality agreement in customary form and may participate in discussions and negotiations regarding such Superior Proposal if the Board of Directors of WICOR determines to do so in good faith, after consultation with outside legal counsel, because such action is consistent with its fiduciary duties under applicable Law; and (ii) WICOR will be permitted to take and disclose to WICOR Shareholders a position contemplated by Rules 14d-9 and 14e-2(a) under the Exchange Act with respect to an Other Proposal by means of a tender offer. If WICOR receives an Other Proposal that is not a Superior Proposal and such Other Proposal becomes public information, WICOR shall use reasonable best efforts to resist such Other Proposal, including taking all appropriate steps to have the WICOR Board of Directors approve defensive measures, including, but not limited to a shareholders rights plan or amendments to existing shareholder rights plans. WICOR shall notify Wisconsin Energy orally and in writing within twenty-four (24) hours following receipt by WICOR of any Other Proposal, including the terms and conditions of any such Other Proposal and the Person making such Other Proposal, and shall give Wisconsin Energy at least five (5) calendar days advance notice of any agreement proposed to be entered into by WICOR with any Person making an Other Proposal.

          (d)  Termination. WICOR may, by notice to Wisconsin Energy at any time
               -----------
prior to the Effective Time of Merger, terminate this Agreement if WICOR enters into, executes or agrees to an Other Transaction following a good faith determination by the Board of Directors of WICOR (after compliance by WICOR with the provisions of Section 3.9(c) of this Agreement) after

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

consulting with outside legal counsel, that entering into, executing or agreeing to such Other Transaction is consistent with its fiduciary duties under applicable Law.

          (e)  Special Fee. In order to induce Wisconsin Energy to enter into
               -----------
this Agreement and to compensate Wisconsin Energy for the time and expenses incurred in connection with this Agreement and the Merger and the losses suffered by Wisconsin Energy from foregone opportunities, WICOR shall pay a "Special Fee" equal to $30,000,000 to Wisconsin Energy in immediately available funds within five (5) business days after the occurrence of a Special Event. If WICOR fails to pay the Special Fee when due: (i) the unpaid portion of the Special Fee (including accrued interest thereon) shall accrue interest at the annual rate of 12%, compounding monthly, from the date the Special Fee was due until the date the Special Fee and all accrued interest thereon is paid in full; and (ii) WICOR shall pay all costs and expenses of Wisconsin Energy (including the fees and expenses of attorneys and other advisors) in connection with any action (including the filing of any lawsuit or other legal action) taken by Wisconsin Energy to collect payment of the Special Fee and accrued interest thereon. The agreements contained in this Section 3.9 (e) of this Agreement are an integral part of this Agreement and constitute liquidated damages and not a penalty. Notwithstanding anything contained in this Agreement, there shall not be a Special Fee required with respect to an Other Transaction described in
Section 3.9(a)(ii)(A) of this Agreement unless:

               (i) if WICOR is the actual party to such Other Transaction: (A) the WICOR Shareholders immediately prior to such Other Transaction own 50% or less of the outstanding common stock of the surviving or resulting Person immediately after such Other Transaction; and (B) those individuals who were directors of WICOR immediately prior to such Other Transaction do not constitute a majority of the directors of the surviving or resulting Person immediately after such Other Transaction; or

               (ii) if a direct or indirect Subsidiary of WICOR is the actual party to such Other Transaction: (A) the WICOR Shareholders immediately prior to such Other Transaction own 50% or less of the outstanding WICOR Common Stock immediately after such Other Transaction; (B) WICOR, either directly or indirectly, owns 50% or less of the surviving or resulting Person; and (C) those individuals who were directors of WICOR immediately prior to such Other Transaction do not constitute a majority of the directors of WICOR immediately after such Other Transaction.

          (f)  Certain Terminations by WICOR. If this Agreement is terminated by
               ------------------------------
WICOR pursuant to Section 9.1(d)(i) or 9.1(d)(ii) of this Agreement, then Wisconsin Energy shall promptly (but not later than five business days after receipt of notice from WICOR) pay to WICOR in cash an amount equal to all documented out of pocket expenses and fees incurred by WICOR (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors arising out of or in connection with or related to the Merger or the transactions contemplated by this Agreement) not in excess of $3,000,000; provided that if this Agreement is so terminated by WICOR as a result of a willful breach by Wisconsin Energy, WICOR may pursue any remedies available to WICOR at law or in equity and shall, in addition to its out of pocket expenses (which shall be paid as specified above in this Section 3.9(f) of this Agreement and shall not be limited to $3,000,000) be entitled to retain such additional amounts as WICOR may be entitled to receive at law or in equity.

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

          (g)  Certain Terminations by Wisconsin Energy.  If this Agreement is
               -----------------------------------------
terminated by Wisconsin Energy pursuant to Section 9.1(c)(i) or 9.1(c)(ii) of this Agreement, then: (i) WICOR shall promptly (but not later than five business days after receipt of notice from Wisconsin Energy) pay to Wisconsin Energy in cash an amount equal to all documented out of pocket expenses and fees incurred by Wisconsin Energy (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors arising out of or in connection with or related to the Merger or the transactions contemplated by this Agreement) not in excess of $3,000,000; provided that if this Agreement is so terminated by Wisconsin Energy as a result of a willful breach by WICOR, Wisconsin Energy may pursue any remedies available to Wisconsin Energy at law or in equity and shall, in addition to its out of pocket expenses (which shall be paid as specified above in this Section 3.9(g) of this Agreement and shall not be limited to $3,000,000) be entitled to retain such additional amounts as Wisconsin Energy may be entitled to receive at law or in equity; and (ii) Wisconsin Energy shall be entitled to receive the Special Fee if such termination is a termination described in Section 3.9(a)(iii)(B) of this Agreement.

     3.10 Letter of WICOR's Accountants.  WICOR shall use reasonable best
          -----------------------------
efforts to cause to be delivered a letter of Arthur Andersen LLP, WICOR's independent auditors, dated within two business days before the effective date of the Registration Statement and addressed to WICOR and Wisconsin Energy, in form and substance reasonably satisfactory to Wisconsin Energy and customary in scope and substance for cold comfort letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

     3.11 Letter of Wisconsin Energy's Accountants.  Wisconsin Energy shall use
          ----------------------------------------
reasonable best efforts to cause to be delivered a letter of PricewaterhouseCoopers LLP, Wisconsin Energy's independent auditors, dated within two business days before the effective date of the Registration Statement and addressed to Wisconsin Energy and WICOR, in form and substance reasonably satisfactory to WICOR and customary in scope and substance for cold comfort letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

     3.12 Stock Exchange Listing.  Wisconsin Energy shall use reasonable best
          ----------------------
efforts to cause any shares of Wisconsin Energy Common Stock to be issued or reserved for issuance pursuant to this Agreement to be approved for listing on the New York Stock Exchange, subject to official notice of issuance.

     3.13 Public Announcements.  Subject to each party's disclosure obligations
          --------------------
imposed by Law, WICOR, Acquisition and Wisconsin Energy will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated by this Agreement and, except as may be required by Law, shall not issue any public announcement or statement with respect thereto without the prior consent of the other parties to this Agreement.

     3.14 Indemnification; Directors' and Officers' Insurance.
          ---------------------------------------------------

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

          (a)  Indemnity Obligations. From and after the Effective Time of
               ---------------------
Merger, Wisconsin Energy shall cause (including, to the extent required, by providing sufficient funding to enable the Surviving Corporation to satisfy all of its obligations under this Section 3.14(a) of this Agreement), the Surviving Corporation to indemnify, defend and hold harmless each Person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time of Merger, an officer, director or employee of any of the WICOR Companies (each an "Indemnified Party" and collectively, the "Indemnified Parties") against:

               (i) all losses, expenses (including reasonable attorney's fees and expenses), claims, damages or liabilities or, subject to the provisions of
Section 3.14(b) of this Agreement, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time of Merger (and whether asserted or claimed prior to, at or after the Effective Time of Merger) that are, in whole or in part, based on or arising out of the fact that such Person is or was a director, officer or employee of any of the WICOR Companies (the "Indemnified Liabilities"); and

               (ii) all Indemnified Liabilities to the extent that they are based on or arise out of or pertain to the transactions contemplated by this Agreement.

          (b)  Fees and Expenses. In the event of any such loss, expense, claim,
               -----------------
damage or liability (whether or not arising before the Effective Time of Merger):

               (i) the Surviving Corporation shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to Wisconsin Energy, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses incurred, provided that the Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent that there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of such Indemnified Party and any other Indemnified Party or Indemnified Parties;

               (ii) Wisconsin Energy and the Surviving Corporation will cooperate in the defense of any such matter; and

               (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under Sections 180.0850 through 180.0859 of the WBCL and the Articles of Incorporation or Bylaws of WICOR (as the same shall be amended from time to time) shall be made by independent counsel mutually acceptable to Wisconsin Energy and the Indemnified Party; provided, however, that the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld).

          (c)  Insurance. Wisconsin Energy shall cause the individuals serving
               ---------
as officers and directors of the WICOR Companies immediately prior to the Effective Time of Merger to be covered for a period of six years from the Effective Time of Merger (or the period of the applicable statute of limitations, if longer) by the directors' and officers' liability insurance policies maintained by WICOR (provided that Wisconsin Energy may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are not less advantageous than such policies) with respect to acts or omissions occurring prior to the Effective Time of Merger which were committed by such officers and directors in their capacity as such; provided, however, that in no event shall Wisconsin Energy be required to expend more than 200% of the current amount expended by WICOR (the "Insurance Amount") to maintain or procure insurance coverage pursuant hereto and provided further that if Wisconsin Energy is unable to maintain or obtain the insurance called for by this Section 3.14 of this Agreement, Wisconsin Energy shall use its reasonable best efforts to obtain as much comparable insurance as available for the Insurance Amount.

          (d)  Successors. In the event Wisconsin Energy or the Surviving
               ----------
Corporation or any of their respective successors or assigns: (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger; or (ii) transfers all or substantially all of its properties and assets to any Person; then and in either such case, proper provisions shall be made so that the successors and assigns of Wisconsin Energy or the Surviving Corporation, as applicable, shall assume the obligations set forth in this Section 3.14 of this Agreement.

          (e)  Survival of Indemnification. To the fullest extent permitted by
               ---------------------------
Law, from and after the Effective Time of Merger, all rights to indemnification as of the date of this Agreement in favor of the officers, directors and employees of the WICOR Companies with respect to their activities as such prior to the Effective Time of Merger, as provided in their respective Articles of Incorporation and Bylaws in effect on the date of this Agreement, or otherwise in effect on the date of this Agreement, shall survive the Merger and shall continue in full force and effect for a period of six years from the Effective Time of Merger (or the period of the applicable statute of limitations, if longer).

          (f)  Benefit.  The provisions of this Section 3.14 of this Agreement
               -------
are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

     3.15 Employee and Employee Benefit Plan Matters.
          ------------------------------------------

          (a)  General Agreement. Subject to the provisions of this Section 3.15
               -----------------
of this Agreement, Wisconsin Energy shall cause the WICOR Companies to honor all employment agreements, consulting agreements, severance agreements and collective bargaining agreements to which any of the WICOR Companies is a party, including the Existing Plans but excluding the WICOR ESOP. Wisconsin Energy acknowledges that for purposes of certain of the Employee Benefit Plans described on the Disclosure Schedule, the consummation of the Merger will constitute a "Change in Control" (as such term or any similar term is defined in such plans, contracts and agreements) and that following the Effective Time of Merger the employees listed on the Disclosure Schedule may be entitled to terminate employment under their employment agreements and receive change of control severance benefits thereunder.

          (b)  Employee Benefit Plans.  Wisconsin Energy understands and agrees
               ----------------------
that (except for the WICOR ESOP) all Existing Plans or plans substantially comparable in the aggregate shall be maintained for individuals who are employees and former employees of the WICOR Companies on the Closing Date for a period of at least one year after the Closing Date. For purposes of determining comparability, even though the WICOR ESOP is excluded from consideration, the employees of the WICOR Companies covered by the WICOR ESOP on the Closing Date will be deemed to have been covered by a 401(k) plan that provides for an employer matching contribution of 50% of the first 6% of employee compensation.

          (c)  Eligibility.  For purposes of all employee benefit plans
               -----------
maintained or contributed to by any of the Wisconsin Energy Companies after the Effective Time of Merger in which employees of any of the WICOR Companies at the Effective Time of Merger participate, Wisconsin Energy shall cause each such plan to treat the prior service with the WICOR Companies as service rendered to the Wisconsin Energy Companies for purposes of eligibility and vesting under such plan, but, unless otherwise determined by Wisconsin Energy, not for purposes of benefit accrual under such plan.

          (d)  Employment Agreement.  Wisconsin Energy shall, as of or prior to
               --------------------
the Effective Time, enter into an employment agreement with Mr. George E. Wardeberg in the form of Exhibit 2 attached to this Agreement.

          (e)  ESOP.  At the Effective Time of Merger, the Wisconsin Gas Company
               ----
Employee Stock Ownership Plan (the "WICOR ESOP") shall be terminated and the WICOR Common Stock held by the WICOR ESOP shall be exchanged for cash or shares of Wisconsin Energy Common Stock, or both, as described in Section 2.4 of this Agreement and distributed to participants in the WICOR ESOP. Such termination shall occur in a manner determined by WICOR that is reasonably acceptable to Wisconsin Energy, and in accordance with a favorable determination letter from the Internal Revenue Service requested on a proposed basis by WICOR prior to the Effective Time of Merger.

          (f)  Wisconsin Energy Severance Policies.  Prior to the Closing Date,
               -----------------------------------
Wisconsin Energy shall adopt severance policies substantially in the forms attached to this Agreement as Exhibits 3 and 4 (the "Wisconsin Energy Severance Policies"). WICOR shall notify Wisconsin Energy at least three (3) calendar days prior to the Closing Date of the identity of those employees of the WICOR Companies that are to be "Participants" under each of the Wisconsin Energy Severance Policies (not to exceed 4 individuals as Participants who are to receive "Tier 1 Benefits", 4 individuals as Participants who are to receive "Tier 2 Benefits", 10 individuals as Participants who are to receive "Tier 3 Benefits" and 30 individuals as Participants who are to receive "Tier 4 Benefits"). Wisconsin Energy shall then take all appropriate actions prior to the Closing Date to designate such Persons as "Participants" under the Wisconsin Energy Severance Policies as indicated in such notice.

          (g)  Benefit.  The provisions of Sections 3.15(a). 3.15(b), 3.15(c),
               -------
3.15(e) and 3.15(f) are for the benefit of the various Persons described therein and may be enforced for the benefit of such Persons only by Mr. Wardeberg or by the Wisconsin Energy Designee.

     3.16 Directors.
          ---------

          (a)  Mr. Wardeberg.  Wisconsin Energy shall take all action necessary
               -------------
to elect Mr. George E. Wardeberg as Vice Chairman of the Board of Directors of Wisconsin Energy as of the Effective Time of Merger to hold office until his successor is duly appointed or elected in accordance with the Bylaws of Wisconsin Energy and applicable Law. Thereafter, Wisconsin Energy shall nominate and solicit proxies in good faith to elect Mr. Wardeberg as a director of Wisconsin Energy at each annual meeting at which Mr. Wardeberg's term expires held after the Effective Time of Merger so that Mr. Wardeberg will be a director of Wisconsin Energy until the annual meeting in the year in which Mr. Wardeberg attains age 70.

          (b)  Other Director. Wisconsin Energy shall take all action necessary
               --------------
to elect the Wisconsin Energy Designee as a member of the Board of Directors of Wisconsin Energy as of the Effective Time of Merger in the class of directors of Wisconsin Energy whose term will expire at the first annual meeting of Wisconsin Energy Shareholders after the Effective Time of Merger, and to hold office until his successor is duly appointed or elected in accordance with the Bylaws of Wisconsin Energy and applicable Law. Wisconsin Energy shall nominate and solicit proxies in good faith to elect the Wisconsin Energy Designee for a full term as a director of Wisconsin Energy at the first annual meeting of Wisconsin Energy Shareholders after the Effective Time of Merger. As used in this Agreement, "Wisconsin Energy Designee" shall mean a Person (other than Mr. Wardeberg) selected by Wisconsin Energy, and reasonably acceptable to WICOR, who is a director of WICOR at the Effective Time of Merger.

          (c)  Benefit.  The provisions of Sections 3.16(a) of this Agreement
               -------
are intended to be for the benefit of, and shall be enforceable by, Mr. Wardeberg and the provisions of Section 3.16(b) of this Agreement are intended to be for the benefit of, and shall be enforceable by, the Wisconsin Energy Designee.

     3.17 WICOR DRIP.  Through the Effective Time of Merger WICOR will continue
          ----------
to cause WICOR's direct stock purchase and dividend reinvestment plan (the "WICOR DRIP") to use market purchases of shares of WICOR Common Stock instead of original issue as the source of shares of WICOR Common Stock for the WICOR DRIP. The WICOR DRIP will be terminated at the Effective Time of Merger. All shares of WICOR Common Stock held in the WICOR DRIP have been or will be properly allocated to the accounts of Persons who were participants in the WICOR DRIP. All shares of WICOR Common Stock held in the WICOR DRIP at the Effective Time of Merger shall be converted into cash and shares of Wisconsin Energy Common Stock as provided in Section 2.4 of this Agreement. If Wisconsin Energy provides an election pursuant to Section 2.6(j) of this Agreement, and subject to the allocation and election procedures in Section 2.4 of this Agreement, participants in the WICOR DRIP who elect to have shares of Wisconsin Energy Common Stock credited to accounts established for them under Wisconsin Energy's dividend reinvestment and stock purchase plan shall have their shares of WICOR Common Stock held in the WICOR DRIP converted into the number of whole shares and any fractional share of Wisconsin Energy Common Stock resulting from the application of the Exchange Ratio, instead of having any such fractional share paid in cash as provided in Section 2.6(e) of this Agreement.

     3.18 Acknowledgments.  Wisconsin Energy and WICOR acknowledge that they
          ---------------
recognize the value of the business franchises, structures, organizations, employees and operations of Wisconsin Gas and the gas distribution business of Wisconsin Electric. Wisconsin Energy and WICOR each recognize that it may prove advantageous for the customers and employees of Wisconsin Energy and WICOR, and the Wisconsin Energy Shareholders, at some point after the Effective Time of Merger, for Wisconsin Energy to combine in some manner the gas distribution business of Wisconsin Electric with the business and operations of Wisconsin Gas, subject to all applicable Laws and collective bargaining agreements. In that event, Wisconsin Energy shall, in good faith, make reasonable efforts to maintain the name of Wisconsin Gas as the principal operating name of such combined businesses and shall appropriately consider other relevant business and regulatory factors in making such decisions.

     3.19 Other Workforce Matters. Subject to applicable collective bargaining
          -----------------------
agreements, any reductions in workforce in respect of employees of the Wisconsin Energy Companies or the WICOR Companies, or both, shall be made on a fair and equitable basis, in light of the circumstances and the objectives to be achieved, giving consideration to previous work history, job experience, and qualifications without regard to whether employment was with the WICOR Companies or the Wisconsin Energy Companies, and any employees whose employment is terminated or jobs eliminated shall be entitled to participate on a fair and equitable basis in the job opportunity and employment placement programs offered by the Wisconsin Energy Companies. Any workforce reductions carried out following the Effective Time of Merger by the Wisconsin Energy Companies shall be done in accordance with all applicable collective bargaining agreements and all Laws.

     3.20 Payment of Dividends.  From the date of this Agreement through the
          --------------------
Effective Time of Merger, WICOR and Wisconsin Energy shall cooperate with each other regarding the declaration of dividends with the intention of WICOR and Wisconsin Energy being that holders of WICOR Common Stock will not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to their WICOR Common Stock and the shares, if any, of Wisconsin Energy Common Stock any holder of WICOR Common Stock receives in exchange therefor in connection with the Merger.


                                  ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF WICOR

     WICOR hereby represents and warrants to Wisconsin Energy and Acquisition that, except as set forth in the relevant section of the Disclosure Schedule (which exception shall apply to all Sections of this Article IV of this Agreement other than Section 4.16):

     4.1  Organization; Business.
          ----------------------

          (a)  Organization.  Each of the WICOR Companies is a corporation duly
               ------------
organized, validly existing and in good standing (or equivalent status) under the Laws of its respective jurisdiction of incorporation. Each of the WICOR Companies is qualified to do business as a foreign corporation and is in good standing (or equivalent status) in all other jurisdictions where the ownership or leasing of property or the conduct of its business requires qualification as a foreign corporation by it, except where the failure to so qualify would not have a WICOR Material Adverse Effect.

          (b)  Corporate Power and Authority. Each of the WICOR Companies has:
               -----------------------------
(i) full corporate power and authority necessary to carry on its business as it is now conducted and to own, lease and operate its assets and properties; and
(ii) all franchises, permits, licenses, approvals, authorizations, certificates and registrations necessary to carry on its business as it is now conducted and to own, lease and operate its assets and properties, except where the absence of any such franchises, permits, licenses, approvals, authorizations, certificates or registrations would not have a WICOR Material Adverse Effect.

          (c)  Regulation. WICOR is an exempt holding company under Section
               ----------
3(a)(1) of PUHCA. Wisconsin Gas is regulated as a public utility in the State of Wisconsin and is not subject to regulation in any other state. The other WICOR Companies are not regulated as public utilities or subject to such regulation by any state.

          (d)  Disclosure Schedule.  The Disclosure Schedule sets forth a brief
               -------------------
description of each of the Subsidiaries of WICOR, including the name of each such Subsidiary, the state or other jurisdiction of incorporation of each such Subsidiary, the address of the principal place of business of such Subsidiary, a brief description of the principal line or lines of business conducted by each such Subsidiary, the names and percentage ownership of the owners of all outstanding shares of capital stock or other ownership or equity interests of such Subsidiary and, if directly owned by WICOR, a description of the capitalization of such Subsidiary. Except as set forth on the Disclosure Schedule, there are no options, warrants, conversion rights or other rights to subscribe for or purchase, or other contracts with respect to, or equity-based awards or accounts (including restricted stock, stock equivalents and stock units) with respect to, any capital stock of any of the WICOR Companies.

          (e)  Articles of Incorporation and Bylaws.  Copies of the Articles of
               ------------------------------------
Incorporation and Bylaws of each of the WICOR Companies, as amended, certified by the Secretary of WICOR as of the date of this Agreement, are being delivered, or will be delivered promptly after the date of this Agreement, by WICOR to Wisconsin Energy contemporaneously with the execution and delivery of this Agreement and such copies are complete and correct copies of such documents in effect as of the date of this Agreement.

     4.2  Capitalization.
          --------------

          (a)  Capitalization of WICOR. As of the date of this Agreement, the
               -----------------------
entire authorized capital stock of WICOR consists of: (i) 120,000,000 shares of Common Stock, $1.00 par value, of which 37,502,034 shares are issued and outstanding, (including 75,300 shares of outstanding restricted stock awarded under the WICOR Performance Plan), no shares are held in treasury by WICOR, 2,972,210 shares are subject to outstanding WICOR Options granted under the WICOR Option Plans (of which options to purchase an aggregate of 1,753,832 shares are exercisable) and 45,632,143 shares are reserved for issuance pursuant to the WICOR Rights Agreement; and (ii) 1,500,000 shares of Cumulative Preferred Stock, $1.00 par value, none of which are issued and outstanding. As of the date of this Agreement, there are outstanding equity-based awards or accounts (other than outstanding restricted stock) with respect to an aggregate of 86,641 shares or phantom shares of WICOR Common Stock.

          (b)  Outstanding Capital Stock. All of the outstanding capital stock
               -------------------------
of each of the WICOR Companies is duly authorized, validly issued, fully paid and nonassessable, except as provided in Section 180.0622(2)(b) of the WBCL, as judicially interpreted.

     4.3  Authorization; Enforceability.  The execution, delivery and
          -----------------------------
performance of this Agreement by WICOR and all of the documents and instruments required by this Agreement to be executed and delivered by WICOR are within the corporate power of WICOR and: (a) have been duly authorized by the Board of Directors of WICOR; and (b) upon the approval of the WICOR Shareholders, shall be duly authorized by all necessary corporate action by WICOR. This Agreement is, and the other documents and instruments required by this Agreement to be executed and delivered by WICOR will be, when executed and delivered by WICOR, the valid and binding obligations of WICOR, enforceable against WICOR in accordance with their respective terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws generally affecting the rights of creditors and subject to general equity principles.

     4.4  No Violation or Conflict.  Subject to the receipt of the approvals and
          ------------------------
consents described in Section 8.7 of this Agreement or as set forth in the Disclosure Schedule, the execution, delivery and performance of this Agreement by WICOR do not and will not conflict with or violate: (a) any Law or the Articles of Incorporation or Bylaws of any of the WICOR Companies; or (b) any Existing Contract, except where such conflict or violation would not have a WICOR Material Adverse Effect.

     4.5  Litigation.  Except for the litigation identified in the WICOR SEC
          ----------
Reports filed prior to the date of this Agreement or on the Disclosure Schedule as "Existing Litigation"as of the date of this Agreement: (a) there is no material litigation, arbitration, proceeding, governmental investigation, citation or action of any kind pending or, to the Knowledge of WICOR, proposed or threatened, against or relating to any of the WICOR Companies; and (b) there are no actions, suits or proceedings pending or, to the Knowledge of WICOR, proposed or threatened, against any of the WICOR Companies by any Person which question the legality, validity or propriety of the transactions contemplated by this Agreement.

     4.6  WICOR SEC Reports and Financial Statements.
          ------------------------------------------

          (a)  Definition. As used in this Agreement, "WICOR SEC Reports"
               ----------
shall mean all reports, registration statements, definitive proxy statements, prospectuses and amendments thereto filed by WICOR with the SEC since January 1, 1996 or filed by WICOR with the SEC after the date of this Agreement and prior to the Effective Time of Merger.

          (b)  WICOR SEC Reports.  The WICOR SEC Reports:  (i) complied or will
               -----------------
comply, as the case may be, in all material respects with the then applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the rules and regulations of the SEC issued thereunder; and (ii) did not or will not, as the case may be, contain as of their respective filing dates any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (c)  Financial Statements. The audited consolidated financial
               --------------------
statements and unaudited consolidated interim financial statements of WICOR included in the WICOR SEC Reports have been or will be, as the case may be, prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto and except with respect to the absence of notes in the case of any unaudited interim financial statements) and fairly present in all material respects the consolidated financial position of the WICOR Companies as of the dates thereof and the results of their operations and changes in financial position for the periods then ended, subject, in the case of the unaudited consolidated interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein.

          (d)  Undisclosed Liabilities.  The WICOR Companies, taken as a whole,
               -----------------------
do not have any material liabilities of any nature except as disclosed in the WICOR SEC Reports or which do not, individually or in the aggregate, have a WICOR Material Adverse Effect.

     4.7  Absence of Certain Changes.  Except as set forth in the Disclosure
          --------------------------
Schedule or in the WICOR SEC Reports, since March 31, 1999 and through the date of this Agreement there has not been any: (a) WICOR Material Adverse Effect; or
(b) declaration or payment or setting aside the payment of any dividend or any distribution in respect of the capital stock of WICOR (except for regular quarterly cash dividends on outstanding shares of WICOR Common Stock which have been publicly announced by WICOR) or any direct or indirect redemption, purchase or other acquisition of any such stock by any of the WICOR Companies.

     4.8  Contracts.
          ---------

          (a)  Existing Contracts.  The contracts identified on the Disclosure
               ------------------
Schedule as the "Existing Contracts" or which are described in the WICOR SEC Reports are the only contracts as of the date of this Agreement to which any of the WICOR Companies is a party or by which any of the WICOR Companies is bound and which constitute: (i) any union labor contracts; (ii) any management or employment contract which: (A) is in writing; or (B) creates other than an at-will employment relationship; or (iii) any agreements or notes evidencing any Indebtedness; as used in this Agreement, the term "Indebtedness" shall mean any liability or obligation of any of the WICOR Companies, whether primary or secondary or absolute or contingent: (A) for borrowed money; or (B) evidenced by notes, bonds, debentures or similar instruments.

          (b)  Insurance Policies.  The WICOR Companies currently maintain such
               ------------------
valid insurance as is reasonably prudent for the WICOR Companies and their businesses. Except as set forth on the Disclosure Schedule, no material property damage, personal injury or liability claims have been made, or are pending, against any of the WICOR Companies that are not covered by insurance. Within the past two (2) years, no insurance company has canceled any material insurance (of any type) maintained by any of the WICOR Companies.

     4.9  Employee Benefit Plans.
          ----------------------

          (a)  Definition. As used in this Agreement, the term "Employee Benefit
               ----------
Plans" shall mean any pension plan, restricted stock plan, profit sharing plan, bonus plan, incentive compensation plan, stock ownership plan, stock purchase plan, stock option plan, stock appreciation plan, employee welfare plan, retirement plan, deferred compensation plan, fringe benefit program, insurance plan, severance plan, disability plan, health care plan, sick leave plan, death benefit plan, defined contribution plan, or any other plan or program to provide retirement income, fringe benefits or other benefits to former or current employees or directors of any of the WICOR Companies.

          (b)  Existing Plans. Except for the Employee Benefit Plans of the
               --------------
WICOR Companies identified as the "Existing Plans" on the Disclosure Schedule, none of the WICOR Companies maintain, nor is bound by, any Employee Benefit Plan. Except as set forth on the Disclosure Schedule, all of the Existing Plans are, to the extent applicable, in compliance in all material respects with ERISA, the Code and all other applicable Laws. Except as set forth on the Disclosure Schedule, all of the Existing Plans which are intended to meet the requirements of Section 401(a) or 403(a) of the Code have been determined to be "qualified" within the meaning of the Code, and there are no facts which would adversely affect the qualified status of any of such Existing Plans. Except as set forth on the Disclosure Schedule, each Existing Plan has been administered in all material respects in accordance with its terms and is in compliance in all material respects with all applicable Laws. Any Employee Benefit Plan that is not an Existing Plan that has been terminated was done so in compliance in all material respects with all applicable Laws, and there is no basis for further liability or obligation of any WICOR Company pursuant to any past Employee Benefit Plan.

          (c)  Certain Matters. Except as set forth on the Disclosure Schedule,
               ---------------
with respect to each Existing Plan which is subject to either Title IV of ERISA or Section 412 of the Code, there is no amount of unfunded benefit liabilities as defined in Section 4001(a)(18) of ERISA, there has occurred no failure to meet the minimum funding standards of Section 412 of the Code, there is no "accumulated funding deficiency" (whether or not waived) within the meaning of
Section 412 of the Code, no such Existing Plan has terminated or has filed a Notice of Intent to terminate, the Pension Benefit Guaranty Corporation has not instituted proceedings to terminate any such Existing Plan and there is no outstanding liability under Section 4062 of ERISA.

           (d)  Prohibited Transactions; Reportable Events. Except as set forth
                ------------------------------------------
on the Disclosure Schedule, no nonexempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA or reportable event as described in Section 4043 of ERISA for which the reporting required is not waived has occurred with respect to any of the Employee Benefit Plans.

           (e)  Multiemployer Plans. Except as set forth on the Disclosure
                -------------------
Schedule, none of the WICOR Companies is contributing to, nor has any of the WICOR Companies contributed to since September 2, 1974, any "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

           (f)  Claims. There are no pending, or to the Knowledge of WICOR,
                ------
threatened claims with respect to any of the Employee Benefit Plans, other than claims for benefits arising in the ordinary course of business.

           (g)  COBRA. With respect to each Existing Plan, each WICOR Company
                -----
has complied in all material respects with the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 and the proposed regulations thereunder, and the applicable requirements of the Family and Medical Leave Act of 1993 and the regulations thereunder.

           (h)  The Merger. Except as set forth in the Disclosure Schedule, the
                ----------
Merger and the consummation of the transactions contemplated by this Agreement will not entitle any current or former employee of any WICOR Company to severance benefits or any other payment or accelerate the time of paying or vesting, or increase the amount of compensation due any such employee.

           (i)  Copies. Correct and complete copies of all Existing Plans,
                ------
together with recent summary plan descriptions, have been delivered, or will be delivered promptly after execution of this Agreement, by WICOR to Wisconsin Energy.

     4.10  No Violation of Law.  Neither any of the WICOR Companies nor any of
           -------------------
the assets of any of the WICOR Companies violate or conflict in any material respect with any Law.

     4.11  Brokers.  Except for fees to Merrill Lynch, Pierce, Fenner & Smith
           -------
Incorporated, none of the WICOR Companies has incurred any brokers', finders' or any similar fee in connection with the transactions contemplated by this Agreement.

     4.12  Taxes.  Except as set forth in the Disclosure Schedule:
           -----

           (a)  Tax Returns. Each of the WICOR Companies has timely and properly
                -----------
filed all federal, state, local and foreign tax returns (including but not limited to income, business, franchise, sales, payroll, employee withholding and social security and unemployment) which were required to be filed. Each of the WICOR Companies has paid or made adequate provision, in reserves reflected in its financial statements included in the WICOR SEC Reports in accordance with generally accepted accounting principles, for the payment of all taxes (including interest and penalties) and withholding amounts owed by it or assessable against it. No tax deficiencies have been proposed or assessed against any of the WICOR Companies and, to the Knowledge of WICOR, there is no basis in fact for the assessment of any material tax or material penalty tax against any of the WICOR Companies after giving effect to all reserves for tax matters reflected in the financial statements included in the WICOR SEC Reports. To the Knowledge of WICOR, no material issue has been raised in any prior tax audit which, by application of the same or similar principles, could reasonably be expected upon a future tax audit to result in a proposed material deficiency for any period.

           (b)  Extensions. None of the WICOR Companies has consented to any
                ----------
extension of the statute of limitation with respect to any open federal tax returns.

           (c)  Tax Liens. There are no tax Liens upon any property or assets of
                ---------
any of the WICOR Companies except for Liens for current taxes not yet due and payable.

           (d)  Tax Examinations. No examination or audit of any tax return or
                ----------------
report for any period not barred by the applicable statute of limitations has occurred, no such examination is in progress and, to the Knowledge of WICOR, no such examination or audit is planned.

           (e)  Employment Taxes. Each of the WICOR Companies has properly
                ----------------
withheld and timely paid all withholding and employment taxes which it was required to withhold and pay relating to salaries, compensation and other amounts heretofore paid to its employees or other Persons. All Forms W-2 and 1099 required to be filed with respect thereto have been timely and properly filed.

           (f)  Tax Sharing Agreements. None of the WICOR Companies is a party
                ----------------------
to any agreement relating to allocating or sharing any taxes.

           (g)  Excess Parachute Payments. None of the WICOR Companies is a
                -------------------------
party to any contract that could result, on account of the Merger, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

           (h)  Liabilities of Other Persons. None of the WICOR Companies has
                ----------------------------
any liability for taxes of any kind of any Person other than the WICOR Companies under any contract or under Treasury Regulations Section 1.1502-6 (or any similar provision of Law) as a transferee or successor or otherwise.

     4.13  Governmental Approvals.  No permission, approval, determination,
           ----------------------
consent or waiver by, or any declaration, filing or registration with, any United States or foreign governmental or United States or foreign regulatory authority is required in connection with the execution, delivery and performance of this Agreement by WICOR and the consummation of the Merger, except for: (a) the approvals described in Section 8.7 of this Agreement; and (b) the filing of the Articles of Merger as described in this Agreement.

     4.14  No Pending Other Transactions. Except for this Agreement, none of the
           -----------------------------
WICOR Companies is a party to or bound by any agreement, undertaking or commitment with respect to an Other Transaction.

     4.15  Labor Matters.
           -------------

           (a)  Employee Claims. As of the date of this Agreement and except as
                ---------------
set forth in the Disclosure Schedule, there are no pending and unresolved claims by any Person against any of the WICOR Companies arising out of any statute, ordinance or regulation relating to discrimination against employees or employee practices or occupational or safety and health standards. There is no pending or, to the Knowledge of WICOR, threatened, labor dispute, strike or work stoppage.

          (b)   NLRB Matters. As of the date of this Agreement and except as set
                ------------
forth in the Disclosure Schedule, there is not now pending or, to the Knowledge of WICOR, threatened, any charge or complaint against any of the WICOR Companies by or before the National Labor Relations Board or any representative thereof, or any comparable state agency or authority. To the Knowledge of WICOR, no union organizing activities are in process or contemplated and no petitions have been filed for union organization or representation of employees of any of the WICOR Companies not presently organized.

     4.16  Disclosure. No statement of fact by WICOR contained in this Agreement
           ----------
or in the Disclosure Schedule contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein contained, in the light of the circumstances under which they were made, not misleading as of the date to which it speaks.

     4.17  Information Supplied.  None of the information supplied or to be
           --------------------
supplied by WICOR for inclusion or incorporation by reference in: (a) the Registration Statement will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (b) the Proxy Statement will, at the date mailed to the WICOR Shareholders and at the time of the WICOR Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

     4.18  Vote Required.  The affirmative vote of the holders of a majority of
           -------------
the outstanding shares of WICOR Common Stock entitled to vote thereon is the only vote of the holders of any class or series of capital stock or other securities of WICOR necessary to approve the Merger, this Agreement and the transactions contemplated by this Agreement.

     4.19  Opinion of Financial Advisor.  WICOR has received the opinion of
           ----------------------------
Merrill Lynch, Pierce, Fenner & Smith Incorporated, dated the date of this Agreement, to the effect that the Merger

Consideration is fair to the WICOR Shareholders from a financial point of view, and a copy of such opinion has been delivered to Wisconsin Energy.

     4.20 Environmental Protection.
          ------------------------

          (a)  Definitions.  As used in this Agreement:
               -----------

               (i) "Environmental Claim" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, Liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any Person alleging potential liability (including, without limitation, potential liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from: (A) the presence, or release into the environment, of any Environmental Hazardous Materials at any location, whether or not owned by any of the WICOR Companies; or (B) circumstances forming the basis of any violation or alleged violation, of any Environmental Law; or (C) any and all claims by any Person seeking damages, contribution, indemnification, cost, recovery, compensation or injunctive relief resulting from the presence or Environmental Release of any Environmental Hazardous Materials.

               (ii) "Environmental Hazardous Materials" shall mean: (A) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and transformers, compressors or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs) and radon gas; and (B) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import, under any Environmental Law; and
(C) any products or byproducts related to the manufacture of gas or related to gas manufacturing; and (D) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated by any governmental authority under any Environmental Law.

               (iii) "Environmental Laws" shall mean all federal, state, local or foreign statutes, Laws, rules, ordinances, codes, policies, rules of common law and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, Laws and regulations relating to Environmental Releases or threatened Environmental Releases of Environmental Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Environmental Hazardous Materials.

               (iv) "Environmental Release" shall mean any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property which would be likely to result in an Environmental Claim.

          (b)  Environmental Laws. Except as set forth in the Disclosure
               ------------------
Schedule or in the WICOR SEC Reports, each of the WICOR Companies: (i) is in compliance in all respects with all applicable Environmental Laws, except where the failure to so comply would not in the aggregate be reasonably expected to have a WICOR Material Adverse Effect; and (ii) has not received any written communication from a governmental authority that alleges that it is not in compliance with applicable Environmental Laws.

          (c)  Environmental Permits. To the Knowledge of WICOR, except as set
               ---------------------
forth in the Disclosure Schedule or in the WICOR SEC Reports, each of the WICOR Companies has obtained all environmental, health and safety permits and governmental authorizations (collectively, the "Environmental Permits") necessary for its operations, and all such permits are in good standing and it is in compliance with all terms and conditions of the Environmental Permits except where the failure to so comply would not in the aggregate be reasonably expected to have a WICOR Material Adverse Effect.

          (d)  Environmental Claims. Except as set forth in the Disclosure
               --------------------
Schedule or in the WICOR SEC Reports, there is no Environmental Claim pending or, to the Knowledge of WICOR, threatened, against any of the WICOR Companies or, to the Knowledge of WICOR, against any Person whose liability for any Environmental Claim any of the WICOR Companies has or may have retained or assumed either contractually or by operation of Law, or against any real or personal property or operations which any of the WICOR Companies owns, leases or manages.

          (e)  Environmental Hazardous Materials. To the Knowledge of WICOR,
               ---------------------------------
except as set forth in the Disclosure Schedule or in the WICOR SEC Reports, there have been no Environmental Releases of any Environmental Hazardous Material by any of the WICOR Companies or by any Person on real property owned, used, leased or operated by any of the WICOR Companies.

          (f)  Owned Properties. To the Knowledge of WICOR, except as set forth
               ----------------
in the Disclosure Schedule or in the WICOR SEC Reports, no real property at any time owned, operated, used or controlled by any of the WICOR Companies is currently listed on the National Priorities List promulgated under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or on any comparable state list, and none of the WICOR Companies has received any written notice from any Person of potential or actual liability or a request for information from any Person under or relating to CERCLA or any comparable state or local Law.

          (g)   Off-Site Properties. To the Knowledge of WICOR, except as set
                -------------------
forth on the Disclosure Schedule, no off-site location at which any of the WICOR Companies has disposed or arranged for the disposal of any waste is listed on the National Priorities List or on any comparable state list and none of the WICOR Companies has received any written notice from any Person with respect to any off-site location, of potential or actual liability or a written request for information from any Person under or relating to CERCLA or any comparable state or local Law.

     4.21  Year 2000 Compliance.  All of the material computer hardware and
           --------------------
software systems of the WICOR Companies (including, without limitation, those related to their facilities, equipment, manufacturing processes, quality control activities, accounting and bookkeeping records and record keeping activities) are presently or will be prior to December 31, 1999, Year 2000 Compliant. As used in this Agreement, the phrase "Year 2000 Compliant" shall mean with respect to material hardware and software systems, that such hardware and software is designed to be used prior to, during, and after the calendar Year 2000 A.D., and such hardware and software used during each such time period will accurately receive, provide and process date/time data from, into and between the twentieth and twenty-first centuries, and will not malfunction, cease to function, or provide invalid or incorrect results as a result of date/time data, to the extent that other hardware and software, used in combination with the hardware and software of the affected Person, properly exchanges date/time data with the hardware and software of the affected Person.

     4.22  Takeover Provisions.  Assuming that the representation and
           -------------------
warranty of Wisconsin Energy in Section 5.13 of this Agreement is correct, and in light of the nature of this Agreement and the transactions contemplated by this Agreement and the approval thereof by the Board of Directors of WICOR, none of the supermajority vote/fair price provisions of Sections 180.1130 to 180.1134 of the WBCL, the business combination provisions of Sections 180.1140 to
180.1144 of the WBCL, the control share acquisition provisions of Section
180.1150 of the WBCL or any similar provisions of the WBCL or the Restated Articles of Incorporation or Bylaws of WICOR, as amended, are applicable to the transactions contemplated by this Agreement.

     4.23  Rights Agreement.  The Board of Directors of WICOR has resolved
           ----------------
to, and WICOR promptly after the execution of this Agreement will, take any actions necessary to render the WICOR Rights issued pursuant to the terms of the WICOR Rights Agreement inapplicable to the Merger, this Agreement and the other transactions contemplated by this Agreement, and will take such actions with respect to any extension or renewal of the WICOR Rights Agreement or any successor shareholder rights plan.

     4.24  Ownership of Wisconsin Energy Common Stock.  WICOR does not
           ------------------------------------------
"beneficially own" (as such term is defined for purposes of Section 13(d) of the Exchange Act) any shares of Wisconsin Energy Common Stock.

                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES
                      OF WISCONSIN ENERGY AND ACQUISITION

     Wisconsin Energy and Acquisition hereby represent and warrant to WICOR that:

     5.1  Organization.
          ------------

          (a)  Organization. Each of the Wisconsin Energy Companies and
               ------------
Acquisition is a corporation, limited liability company or statutory business trust duly organized, validly existing and in good standing (or equivalent status) under the Laws of its respective jurisdiction of organization and is qualified to do business and is in good standing (or equivalent status) in all other jurisdictions where the ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to so qualify would not have a Wisconsin Energy Material Adverse Effect.

          (b)  Corporate Power and Authority. Each of the Wisconsin Energy
               -----------------------------
Companies and Acquisition has: (i) full corporate power and authority necessary to carry on its business as it is now conducted and to own, lease and operate its assets and properties; and (ii) all material franchises, permits, licenses, approvals, authorizations and registrations necessary to carry on its business as it is now conducted and to own, lease and operate its assets and properties, except where the absence of any such franchises, permits, licenses, approvals, authorizations or registrations would not have a Wisconsin Energy Material Adverse Effect.

          (c)  Regulation.  Wisconsin Energy is an exempt holding company under
               ----------
Section 3(a)(1) of PUHCA. Wisconsin Electric is regulated as a public utility in the States of Wisconsin and Michigan and is not subject to regulation in any other state. Edison Sault Electric Company, a Subsidiary of Wisconsin Energy, is regulated as a public utility in the State of Michigan and is not subject to regulation in any other state. The other Wisconsin Energy Companies are not regulated as public utilities or subject to such regulation by any state.

     5.2  Capitalization.
          --------------

          (a)  Capitalization of Wisconsin Energy. As of the date of this
               ----------------------------------
Agreement, the entire authorized capital stock of Wisconsin Energy consists of:
(i) 325,000,000 shares of Common Stock, $.01 par value, of which 116,970,367 shares were issued and outstanding on June 22, 1999; and (ii) 15,000,000 shares of Preferred Stock, $.01 par value, none of which are issued and outstanding.

          (b)  Outstanding Capital Stock. All of the outstanding shares of
               -------------------------
Wisconsin Energy Common Stock are, and any shares of Wisconsin Energy Common Stock to be issued pursuant to this Agreement will be when issued: (i) duly authorized, validly issued and fully paid; and (ii) nonassessable, except as provided in Section 180.0622(2)(b) of the WBCL, as judicially interpreted.

     5.3  Authorization; Enforceability.  The execution, delivery and
          -----------------------------
performance of this Agreement by Wisconsin Energy and Acquisition and all of the documents and instruments required by this Agreement to be executed and delivered by Wisconsin Energy and Acquisition are within the corporate power of Wisconsin Energy and Acquisition and: (a) have been duly authorized by the Boards of Directors of Wisconsin Energy and Acquisition; and (b) if required, upon the approval of the Wisconsin Energy Shareholders of the issuance of the Wisconsin Energy Common Stock pursuant to this Agreement, shall be duly authorized by all necessary corporate action by Wisconsin Energy and Acquisition. This Agreement is, and the other documents and instruments required by this Agreement to be executed and delivered by Wisconsin Energy and Acquisition will be, when executed and delivered by Wisconsin Energy and Acquisition, the valid and binding obligations of Wisconsin Energy and Acquisition, enforceable against Wisconsin Energy and Acquisition in accordance with their respective terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws generally affecting the rights of creditors and subject to general equity principles.

     5.4  No Violation or Conflict.  Subject to the receipt of the approvals and
          ------------------------
consents described in Section 7.7 of this Agreement, the execution, delivery and performance of this Agreement by Wisconsin Energy and Acquisition do not and will not conflict with or violate: (a) any Law or the Restated Articles of Incorporation or Bylaws of Wisconsin Energy or the Articles of Incorporation or Bylaws of Acquisition; or (b) any material contract or agreement to which any of the Wisconsin Energy Companies or Acquisition is a party or by which any of them is bound, except where such conflict or violation would not have a Wisconsin Energy Material Adverse Effect.

     5.5  Litigation.  Except as disclosed in the Wisconsin Energy SEC Reports
          ----------
filed prior to the date of this Agreement, as of the date of this Agreement, there is no litigation, arbitration, proceeding, governmental investigation, citation or action of any kind pending or, to the Knowledge of Wisconsin Energy, proposed or threatened against or relating to any of the Wisconsin Energy Companies which, if adversely determined against any of the Wisconsin Energy Companies, individually or in the aggregate, would or would be reasonably likely to result in a Wisconsin Energy Material Adverse Effect. There are no actions, suits or proceedings pending or, to the Knowledge of Wisconsin Energy, proposed or threatened, against any of the Wisconsin Energy Companies by any Person which question the legality, validity or propriety of the transactions contemplated by this Agreement.

     5.6  Wisconsin Energy SEC Reports and Financial Statements.
          -----------------------------------------------------

          (a)  Definition. As used in this Agreement, "Wisconsin Energy SEC
               -----------
Reports" shall mean all reports, registration statements, definitive proxy statements, prospectuses and amendments thereto filed by Wisconsin Energy with the SEC since January 1, 1996 or filed by Wisconsin Energy with the SEC after the date of this Agreement and prior to the Effective Time of Merger.

          (b)  Wisconsin Energy SEC Reports. The Wisconsin Energy SEC Reports:
               ----------------------------
(i) complied or will comply, as the case may be, in all material respects with the then applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the rules and regulations of the SEC issued thereunder; and (ii) did not or will not, as the case may be, contain as of their respective filing dates any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (c)  Financial Statements. The audited consolidated financial
               --------------------
statements and unaudited consolidated interim financial statements of Wisconsin Energy included in the Wisconsin Energy SEC Reports have been or will be, as the case may be, prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto and except with respect to the absence of notes in the case of any unaudited interim financial statements) and fairly present in all material respects the consolidated financial position of the Wisconsin Energy Companies as of the dates thereof and the consolidated results of their operations and changes in financial position for the periods then ended, subject, in the case of the unaudited consolidated interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein.

          (d)  Undisclosed Liabilities. The Wisconsin Energy Companies, taken as
               -----------------------
a whole, do not have any material liabilities of any nature except as disclosed in the Wisconsin Energy SEC Reports or which do not, individually or in the aggregate, have a Wisconsin Energy Material Adverse Effect.

          (e)  Absence of Certain Changes.  Since March 31, 1999 and through the
               --------------------------
date of this Agreement, there has not been any Wisconsin Energy Material Adverse Effect.

     5.7  Brokers.  Except for fees to Chase Securities Inc., neither Wisconsin
          -------
Energy nor Acquisition has incurred any brokers', finders' or any similar fee in connection with the transactions contemplated by this Agreement.

     5.8  Governmental Approvals.  No permission, approval, determination,
          ----------------------
consent or waiver by, or any declaration, filing or registration with, any United States or foreign governmental or regulatory authority is required in connection with the execution, delivery and performance of this Agreement by Wisconsin Energy and Acquisition and the consummation of the Merger, except for:
(a) the approvals described in Section 7.7 of this Agreement; and (b) the filing of the Articles of Merger as described in this Agreement.

     5.9  Disclosure.  No statement of fact by Wisconsin Energy or Acquisition
          ----------
contained in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein, in the light of the circumstances under which they were made, not misleading as of the date to which it speaks.

     5.10 Information Supplied.  None of the information supplied or to be
          --------------------
supplied by Wisconsin Energy for inclusion or incorporation by reference in:
(a) the Registration Statement will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and

(b) the Proxy Statement will, at the date mailed to the Wisconsin Energy Shareholders and at the time of the Wisconsin Energy Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, and the Registration Statement, including the Proxy Statement insofar as it constitutes the prospectus of Wisconsin Energy, will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

     5.11 Vote Required.  The approval of the issuance of shares of Wisconsin
          -------------
Energy Common Stock pursuant to this Agreement by a majority of the votes cast by the holders of the shares of Wisconsin Energy Common Stock represented at the Wisconsin Energy Special Meeting and entitled to vote thereon, provided that the total vote cast represents over 50% of all outstanding shares entitled to vote thereon, is the only vote of the holders of any class or series of capital stock or other securities of Wisconsin Energy necessary to approve this Agreement and the transactions contemplated by this Agreement.

     5.12 Opinion of Financial Advisor.  Wisconsin Energy has received the
          ----------------------------
opinion of Chase Securities Inc., dated the date of this Agreement, to the effect that the Merger Consideration to be paid in the Merger is fair to Wisconsin Energy from a financial point of view, and a copy of such opinion has been delivered to WICOR.

     5.13 Ownership of WICOR Common Stock. Wisconsin Energy does not
          -------------------------------
"beneficially own" (as such term is defined for purposes of Section 13(d) of the Exchange Act) any shares of WICOR Common Stock.

     5.14 Year 2000 Compliance.  All of the material computer hardware and
          --------------------
software systems of the Wisconsin Energy Companies (including, without limitation, those related to their facilities, equipment, manufacturing processes, quality control activities, accounting and bookkeeping records and record keeping activities) are presently or will be prior to December 31, 1999, Year 2000 Compliant.



                                  ARTICLE VI

                         COVENANTS PENDING THE MERGER

     Except as otherwise provided in this Agreement, from and after the date of this Agreement and until the Effective Time of Merger:

     6.1  Covenants of WICOR.  Except as provided in the Disclosure Schedule or
          ------------------
with the written consent of Wisconsin Energy, WICOR shall, and shall cause each of the other WICOR Companies to:

          (a)  Carry on in Regular Course. Diligently carry on its business only
               --------------------------
in the regular course and in substantially the same manner as heretofore and shall not make or institute any unusual or novel methods of purchase, sale, lease, management, accounting or operation.

          (b)  Use of Assets.  Use, operate, maintain and repair all of its
               -------------
assets and properties in a normal business manner.

          (c)  No Default. Not do any act or omit to do any act, or permit any
               ----------
act or omission to act, which will cause a breach of any of the Existing Contracts.

          (d)  Employment Matters.  Not:  (i) except as consistent with its
               ------------------
normal past business practices or as permitted under WICOR's bonus and incentive compensation plans existing on the date of this Agreement, grant any increase in the rate of pay of any of its employees, directors or officers; (ii) institute or, except as required by Law, amend any Employee Benefit Plan; or (iii) enter into or modify any written employment arrangement with any Person.

          (e)  Indebtedness.  Not create, incur or assume any Indebtedness,
               ------------
except for: (i) Indebtedness incurred in the ordinary course of business by the WICOR Companies consistent with past practice (such as the issuance of commercial paper or the use of existing credit facilities); (ii) Indebtedness incurred to refinance or replace Indebtedness existing on the date of this Agreement; (iii) Indebtedness of up to $50,000,000 in original principal amount to cover the cost of certain acquisitions by the WICOR Companies closed prior to the date of this Agreement; and (iv) Indebtedness of up to $125,000,000 in original principal amount incurred in connection with acquisitions by the WICOR Companies as described in Section 6.1(o)(ii) of this Agreement.

          (f)  Preservation of Relationships.  Use reasonable best efforts to
               -----------------------------
preserve its business organization intact, to retain the services of its present officers and key employees and to preserve the goodwill of suppliers, customers, creditors and others having business relationships with it.

          (g)  Compliance with Laws.  Comply in all material respects with all
               --------------------
applicable Laws.

          (h)  Taxes.  Timely and properly file all federal, state, local and
               -----
foreign tax returns which are required to be filed, and shall pay or make provision for the payment of all taxes owed by it.

          (i)  Amendments.  Not amend its Articles of Incorporation or Bylaws.
               ----------

          (j)  Issuance of Stock.  Not issue any additional shares of stock of
               -----------------
any class (including any shares of preferred stock) except for:

               (i) issuances of shares of WICOR Common Stock upon the exercise of options outstanding on the date of this Agreement, or granted after the date of this Agreement as described in Section 6.1(k) of this Agreement, under the WICOR Option Plans;

               (ii) issuances of shares of WICOR Common Stock in acquisitions described in Section 6.1(o)(ii) of this Agreement, provided that: (A) the aggregate fair market value of the WICOR Common Stock issued in all such acquisitions does not exceed $10,000,000, calculated in each case at the date of issuance of such WICOR Common Stock; and (B) the per share value of the WICOR Common Stock issued in any such acquisition shall be valued at not less than $31.50 per share of WICOR Common Stock; and

               (iii) issuances of restricted shares of WICOR Common Stock from and after January 1, 2000 through awards granted under the WICOR Performance Plan (the "WICOR New Restricted Stock") provided that each such award shall:

                      (A) be consistent with the past practices of WICOR, including the point in time during each fiscal year of WICOR when such awards are made;

                      (B) not exceed, in the aggregate, 38,000 restricted shares of WICOR Common Stock during each fiscal year of WICOR;

                      (C) except as described in Section 6.1(j)(iii)(D) of this Agreement, include a provision in each related agreement to the effect that the Merger and the transactions described in this Agreement shall not result in any acceleration of vesting of such restricted shares of WICOR Common Stock;

                      (D) subject to the provisions of Section 2.9(b) of this Agreement, provide that the restrictions applicable to such restricted shares of WICOR Common Stock shall be lifted:

                           (i)   prior to the Effective Time of Merger, in
accordance with applicable performance standards established by WICOR in accordance with the WICOR Performance Plan; and

                           (ii)  from and after the Effective Time of Merger, at
the earliest of: (1) one third (1/3rd) of the restricted shares of Wisconsin Energy Common Stock covered by each such award, as assumed by Wisconsin Energy pursuant to Section 2.9 of this Agreement, shall vest on each of the first, second and third annual anniversary of the grant date of the award (but in no event earlier than the Effective Time of Merger); or (2) a termination of the employment with the WICOR Companies of the recipient of such restricted shares by the WICOR Companies without "Cause" as defined in the Wisconsin Energy Severance Policies or by such recipient under circumstances where such recipient is entitled to "Separation Benefits" under Section 4.2(a) of the Severance Policies (other than Section 4.2(a)(i) of the Severance Policies); or (3) a "change in control" of Wisconsin Energy after the Effective Time of Merger; and

                      (E) provide that such restricted shares of WICOR Common Stock then outstanding shall, at the Effective Time of Merger, be converted into restricted shares of Wisconsin Energy Common Stock as described in Section 2.9 of this Agreement.

          (k)  Options.  Not grant any warrants, options or rights to subscribe
               -------
for or acquire any additional shares of stock of any class, except that WICOR may, from and after January 1, 2000, issue options under the WICOR Stock Option Plans provided that the grant of each such option shall:

               (i) be consistent with the past practices of WICOR, including the point in time during each fiscal year of WICOR when such grants are made;

               (ii) not exceed, in the aggregate, 630,000 shares of WICOR Common Stock during each fiscal year of WICOR;

               (iii) except as described in Section 6.1(k)(v) of this Agreement include a provision in each related agreement to the effect that the Merger and the transactions described in this Agreement shall not result in any acceleration of vesting under such option;

               (iv) provide for a per share exercise price equal to the per share fair market value of the WICOR Common Stock on the date of grant of each such option; and

               (v) except with respect to options granted under the WICOR Director Option Plan, provide that each such option shall vest at the earliest of: (A) one third (1/3rd) of the shares of WICOR Common Stock (or, after the Effective Time of Merger, Wisconsin Energy Common Stock) covered by each such option shall vest on each of the first, second and third annual anniversary of the date of the grant of such option; or (B) a termination of the employment with the WICOR Companies of the recipient of such option by the WICOR Companies without "Cause" as defined in the Wisconsin Energy Severance Policies or by such recipient under circumstances where such recipient is entitled to "Separation Benefits" under Section 4.2(a) of the Severance Policies (other than Section 4.2(a)(i) of the Severance Policies); or (C) a "change in control" of Wisconsin Energy after the Effective Time of Merger;

               (vi) provide that each such option granted under the WICOR Director Option Plan shall be immediately vested; and

               (vii) provide that each such option then outstanding shall, at the Effective Time of Merger, be converted into an option to purchase shares of Wisconsin Energy Common Stock as described in Section 2.9 of this Agreement.

          (l)  Dividends. Not declare or pay any dividend or make any capital or
               ---------
surplus distributions of any nature, except for: (i) cash dividends by Subsidiaries of WICOR to WICOR; and (ii) regular quarterly cash dividends by WICOR on the outstanding WICOR Common Stock with usual record and payment dates not exceeding, during any fiscal year of WICOR, 102.3% of the cash dividends paid by WICOR on the WICOR Common Stock during the immediately preceding fiscal year of WICOR.

          (m)  Redemptions. Not directly or indirectly redeem, purchase or
               -----------
otherwise acquire any of its capital stock, except for market purchases of WICOR Common Stock: (i) by the

WICOR DRIP; (ii) for distribution pursuant to the terms of the WICOR, Inc. Deferred Compensation Plan for Directors and the Wisconsin Gas Company Deferred Compensation Plan for Directors; (iii) for issuance upon the exercise of options granted under the WICOR Director Option Plan; and (iv) to satisfy the needs or requirements for shares of WICOR Common Stock of the 401(k) plans maintained by the WICOR Companies.

          (n)  Recapitalization.  Not recapitalize or reclassify any of its
               ----------------
capital stock or liquidate in whole or in part.

          (o)  No Dispositions or Acquisitions.  Not:
               -------------------------------

               (i) sell, lease, license, encumber or otherwise dispose of, or agree to sell, lease, license, encumber or otherwise dispose of, any of its assets: (A) except in the ordinary course of business consistent with past practice; and (B) except for transactions which: (1) individually involve a purchase price of less than $10,000,000; and (2) collectively involve an aggregate purchase price of less than $25,000,000; or

               (ii) acquire, or publicly propose to acquire or agree to acquire, by merger or consolidation with, or by purchase or otherwise, an equity interest in, or all or any portion of the assets of, any Person: (A) except as disclosed on the Disclosure Schedule; and (B) except for transactions which: (1) do not include any utility assets or a public utility; (2) individually involve a purchase price of less than $30,000,000; and (3) collectively involve an aggregate purchase price of less than $100,000,000.

          (p)  Capital Expenditures. Not make capital expenditures in any fiscal
               --------------------
year of WICOR in excess of the amounts by WICOR for capital expenditures as set forth in the Disclosure Schedule.

          (q)  Power Marketing Authorization.   (i) Not enter into any
               -----------------------------
transactions involving electric power marketing under the authorization from the Federal Energy Regulatory Commission for certain of the WICOR Companies. (ii) Promptly apply for, and thereafter use reasonable best efforts to obtain, the cancellation of the authorization from the Federal Energy Regulatory Commission for the WICOR Companies to engage in electric power marketing.

          (r)  Agreement.  Not agree in writing or otherwise to take any of the
               ---------
actions described in Section 6.1(c), 6.1(d), 6.1(e), 6.1(i), 6.1(j), 6.1(k),
6.1(l), 6.1(m), 6.1(n), 6.1(o), 6.1(p) or 6.1(q)(i) of this Agreement.

      6.2 Covenants of Wisconsin Energy.  Except with the written consent of
          -----------------------------
WICOR, Wisconsin Energy shall, and shall cause each of the other Wisconsin Energy Companies to:

          (a)  Preservation of Business. Use reasonable best efforts to preserve
               ------------------------
intact its business organization, to keep available the services of its current officers and key employees and preserve its material business relationships with customers and suppliers and to preserve goodwill, except as described in the Wisconsin Energy SEC Reports filed prior to the date of this Agreement, except for the possible transfers of transmission assets or nuclear assets, or both, of Wisconsin Electric for capital stock or equity interests of another Person and except as described in Section 9.7(b) of this Agreement.

          (b)  Articles of Incorporation.  Not amend its Restated Articles of
               -------------------------
Incorporation in a manner that changes the fundamental attributes of the Wisconsin Energy Common Stock or amend in any material respect the Articles of Incorporation of Acquisition.

          (c)  Dividends.  Not make, declare or pay any extraordinary cash
               ---------
dividends, except for extraordinary cash dividends by a Subsidiary of Wisconsin Energy to Wisconsin Energy.

          (d)  Other.  Not take any action that is material and adverse to WICOR
               -----
and the WICOR Shareholders as prospective shareholders of Wisconsin Energy in a manner that affects the WICOR Shareholders disproportionately as compared to the current Wisconsin Energy Shareholders.

          (e)  Agreement.  Not agree in writing or otherwise to take any of the
               ---------
actions described in Section 6.2(b), 6.2(c) or 6.2(d) of this Agreement.



                                  ARTICLE VII

                   CONDITIONS PRECEDENT TO THE OBLIGATIONS
                      OF WISCONSIN ENERGY AND ACQUISITION

     Each and every obligation of Wisconsin Energy and Acquisition to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of the following express conditions precedent:

     7.1  Compliance with Agreement.  WICOR shall have performed and complied in
          -------------------------
all material respects with all of its obligations under this Agreement which are to be performed or complied with by it prior to or on the Closing Date.

     7.2  No Litigation.  No suit, action or other proceeding shall be pending
          -------------
before any court in which the consummation of the transactions contemplated by this Agreement is restrained or enjoined.

     7.3  Representations and Warranties of WICOR  The representations and
          ---------------------------------------
warranties made by WICOR in this Agreement shall be true and correct in all respects (when read without any exception or qualification as to materiality or a WICOR Material Adverse Effect) when made and as of the Closing Date with the same force and effect as though said representations and warranties had been made on the Closing Date, except where the effect of any breaches of the representations and warranties of WICOR made in this Agreement, individually or in the aggregate, would not or would not be reasonably likely to result in a WICOR Material Adverse Effect.

     7.4  No WICOR Material Adverse Effect.  During the period from the date of
          --------------------------------
this Agreement to the Closing Date there shall not have occurred, and be continuing on the Closing Date, any WICOR Material Adverse Effect, whether relating to a matter, event or state of facts which is a Disclosure Schedule Change or otherwise.

     7.5  Approval of WICOR Shareholders and Wisconsin Energy Shareholders;
          -----------------------------------------------------------------
Articles of Merger.  This Agreement, the Merger and the transactions
------------------
contemplated by this Agreement shall have received the requisite approval and authorization of the WICOR Shareholders and the issuance of shares of Wisconsin Energy Common Stock pursuant to this Agreement shall have received the requisite approval and authorization of the Wisconsin Energy Shareholders. The Articles of Merger shall have been executed and delivered by WICOR.

     7.6  Closing Certificate.  WICOR shall have delivered to Wisconsin Energy a
          -------------------
certificate signed on behalf of WICOR by the Chief Executive Officer and Chief Financial Officer of WICOR, dated the Closing Date, to the effect that the conditions set forth in Sections 7.1 and 7.3 of this Agreement have been satisfied.

     7.7  Governmental Approvals.
          ----------------------

          (a)  Regulatory Approvals.  There shall have been secured such
               --------------------
permissions, approvals, determinations, consents and waivers from all appropriate state and federal regulatory authorities, including PSCW and SEC, as may be required by Law or by such Persons: (i) in order for Wisconsin Energy to consummate the Merger and the transactions described in this Agreement; and (ii) so that Wisconsin Energy continues to be an exempt holding company under PUHCA except for Section 9(a)(2) of PUHCA.

          (b)  Registration Statement. The Registration Statement shall have
               ----------------------
been declared effective under the Securities Act and shall not be the subject of any stop order or proceedings to effect a stop order. Any Wisconsin Energy Common Stock issuable pursuant to the Merger shall have been registered or shall be exempt from registration or qualification under applicable state "blue sky" or securities Laws.

          (c)  HSR Act. All necessary requirements of the HSR Act shall have
               -------
been complied with and any "waiting periods" applicable to the Merger and to the transactions described in this Agreement which are imposed by the HSR Act shall have expired prior to the Closing Date or shall have been terminated by the appropriate agency.

          (d)  Effect of Approvals.  No permission, approval, determination,
               -------------------
consent or waiver received pursuant to Sections 7.7(a), 7.7(b) or 7.7(c) of this Agreement shall contain any condition applicable to the WICOR Companies, the Wisconsin Energy Companies or Acquisition, or any one or more of them, which is, in the reasonable judgment of Wisconsin Energy, materially adverse in any manner to the WICOR Companies, the Wisconsin Energy Companies or Acquisition.

     7.8  Listing.  Wisconsin Energy shall have received notice from the New
          -------
York Stock Exchange that any shares of Wisconsin Energy Common Stock to be issued or reserved for issuance pursuant to this Agreement are approved for listing on the New York Stock Exchange subject to official notice of issuance.

     7.9  Accountant Letter.  Wisconsin Energy shall have received a copy of a
          -----------------
letter from Arthur Andersen LLP, which shall be in form and substance reasonably satisfactory to Wisconsin Energy and shall contain information concerning the financial condition of WICOR, dated the Closing Date, similar to the letter described in Section 3.10 of this Agreement.

     7.10 Affiliate Letters.  If any Wisconsin Energy Common Stock is to be
          -----------------
issued pursuant to the Merger, Wisconsin Energy shall have received an Affiliate Letter from each Person who is an Affiliate of WICOR.

                                 ARTICLE VIII

                         CONDITIONS PRECEDENT TO THE
                             OBLIGATIONS OF WICOR

     Each and every obligation of WICOR to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of the following express conditions precedent:

     8.1  Compliance with Agreement.  Wisconsin Energy and Acquisition shall
          -------------------------
have performed and complied in all material respects with all of their obligations under this Agreement which are to be performed or complied with by them prior to or on the Closing Date.

     8.2  No Litigation.  No suit, action or other proceeding shall be pending
          -------------
before any court in which the consummation of the transactions contemplated by this Agreement is restrained or enjoined.

     8.3  Representations and Warranties of Wisconsin Energy and Acquisition.
          ------------------------------------------------------------------
The representations and warranties made by Wisconsin Energy and Acquisition in this Agreement shall be true and correct in all respects (when read without any exception or qualification as to materiality or a Wisconsin Energy Material Adverse Effect) when made and as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date, except where the effect of any breaches of the representations and warranties of Wisconsin Energy and Acquisition made in this Agreement, individually or in the aggregate, would not or would not be reasonably likely to result in a Wisconsin Energy Material Adverse Effect.

     8.4  No Wisconsin Energy Material Adverse Effect.  If any Wisconsin Energy
          -------------------------------------------
Common Stock is to be issued pursuant to the Merger, during the period from the date of this Agreement to the Closing Date there shall not have occurred, and be continuing on the Closing Date, any Wisconsin Energy Material Adverse Effect.

     8.5  Approval of WICOR Shareholders and Wisconsin Energy Shareholders;
          -----------------------------------------------------------------
Articles of Merger.  This Agreement, the Merger and the transactions
------------------
contemplated by this Agreement shall have received the requisite approval and authorization of the WICOR Shareholders and the issuance of shares of Wisconsin Energy Common Stock pursuant to this Agreement shall have received the requisite approval and authorization of the Wisconsin Energy Shareholders. The Articles of Merger shall have been executed and delivered by Acquisition.

     8.6  Closing Certificate.  Wisconsin Energy shall have delivered to WICOR a
          -------------------
certificate signed on behalf of Wisconsin Energy by the Chief Executive Officer and Chief Financial Officer of Wisconsin Energy, dated the Closing Date, to the effect that the conditions set forth in Sections 8.1 and 8.3 of this Agreement have been satisfied.

     8.7  Governmental Approvals.
          ----------------------

          (a)  Regulatory Approvals.  There shall have been secured such
               --------------------
permissions, approvals, determinations, consents and waivers from all appropriate state and federal regulatory authorities, including PSCW and SEC, as may be required by Law or by such Persons in order for WICOR to consummate the Merger and the transactions described in this Agreement.

          (b)  Registration Statement.  The Registration Statement shall have
               ----------------------
been declared effective under the Securities Act and shall not be the subject of any stop order or proceedings to effect a stop order. Any Wisconsin Energy Common Stock issuable pursuant to the Merger shall have been registered or shall be exempt from registration or qualification under applicable state "blue sky" or securities Laws.

          (c)  HSR Act.  All necessary requirements of the HSR Act shall have
               -------
been complied with and any "waiting periods" applicable to the Merger and to the transactions described in this Agreement which are imposed by the HSR Act shall have expired prior to the Closing Date or shall have been terminated by the appropriate agency.

     8.8  Listing.  Wisconsin Energy shall have received notice from the New
          -------
York Stock Exchange that any shares of Wisconsin Energy Common Stock to be issued or reserved for issuance pursuant to this Agreement are approved for listing on the New York Stock Exchange subject to official notice of issuance.

     8.9  Tax Opinion.  If any Wisconsin Energy Common Stock is to be issued
          -----------
pursuant to the Merger, WICOR shall have received an opinion of Foley & Lardner, counsel to WICOR, dated on or about the date that is two (2) business days prior to the date that the Proxy Statement is first mailed to WICOR Shareholders, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that Wisconsin Energy, Acquisition and WICOR will each be a party to that reorganization within the meaning of Section 368(b) of the Code and such opinion shall not have been withdrawn or modified in any material respect as of the Closing Date.

                                  ARTICLE IX

                          TERMINATION; MISCELLANEOUS

     9.1  Termination.  This Agreement may be terminated and the transactions
          -----------
contemplated by this Agreement may be abandoned at any time prior to the Closing (whether before or after approval of this Agreement by the WICOR Shareholders or the Wisconsin Energy Shareholders or both), as follows:

          (a) by mutual written agreement of Wisconsin Energy and WICOR, duly authorized by the Boards of Directors of Wisconsin Energy and WICOR;

          (b) by either Wisconsin Energy or WICOR by written notice to the other party if:

               (i) any court of competent jurisdiction shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Merger and such order, judgment or decree shall have become final and nonappealable; or

               (ii) if the Effective Time of Merger has not occurred on or before July 1, 2000 (the "Initial Termination Date"), provided, however, that:
(A) if on the Initial Termination Date the conditions to Closing set forth in Sections 7.7 and 8.7 of this Agreement shall not have been fulfilled, then the Initial Termination Date shall be automatically extended to January 1, 2001; and
(B) the right to terminate this Agreement under this Section 9.1(b)(ii) of this Agreement shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time of Merger to occur on or before that date;

          (c)  by Wisconsin Energy by written notice to WICOR if:

               (i) there exists one or more breaches of the representations and warranties of WICOR made in this Agreement which breaches, individually or in the aggregate, would or would be reasonably likely to result in a WICOR Material Adverse Effect and such breaches shall not have been remedied within 45 calendar days after receipt by WICOR of written notice from Wisconsin Energy specifying the nature of such breaches and requesting that they be remedied;

               (ii) WICOR shall have failed to perform and comply in all respects with all of its other agreements and covenants contained in this Agreement and such failures to perform or comply, individually or in the aggregate, would or would be reasonably likely to result in a WICOR Material Adverse Effect and such failures to perform or comply shall not have been remedied within 45 calendar days after receipt by WICOR of written notice from Wisconsin Energy specifying the nature of such failures to perform or comply and requesting that they be remedied;

               (iii) Wisconsin Energy shall have convened the Wisconsin
Energy Special Meeting to vote upon the issuance of shares of Wisconsin Energy Common Stock pursuant to this

Agreement and such proposal does not receive the requisite vote of the Wisconsin Energy Shareholders for such proposal;

               (iv) WICOR shall have convened the WICOR Special Meeting to vote upon the Merger and the transactions described in this Agreement and such proposal does not receive the requisite vote of the WICOR Shareholders for such proposal; or

               (v) the Board of Directors of WICOR, or any committee thereof, shall: (A) withdraw or modify in any manner adverse to Wisconsin Energy its approval or recommendation of this Agreement or the Merger, (B) fail to reaffirm such approval or recommendation upon Wisconsin Energy's request, or (C) approve or recommend any Other Transaction; and

          (d)  by WICOR by written notice to Wisconsin Energy if:

               (i) there exists one or more breaches of the representations and warranties of Wisconsin Energy made in this Agreement which breaches, individually or in the aggregate, would or would be reasonably likely to result in a Wisconsin Energy Material Adverse Effect and such breaches shall not have been remedied within 45 calendar days after receipt by Wisconsin Energy of written notice from WICOR specifying the nature of such breaches and requesting that they be remedied;

               (ii) Wisconsin Energy shall have failed to perform and comply in all respects with all of its other agreements and covenants contained in this Agreement and such failures to perform or comply, individually or in the aggregate, would or would be reasonably likely to result in a Wisconsin Energy Material Adverse Effect and such failures to perform or comply shall not have been remedied within 45 calendar days after receipt by Wisconsin Energy of written notice from WICOR specifying the nature of such failures to perform or comply and requesting that they be remedied;

               (iii) Wisconsin Energy shall have convened the Wisconsin Energy Special Meeting to vote upon the issuance of shares of Wisconsin Energy Common Stock pursuant to this Agreement and such proposal does not receive the requisite vote of the Wisconsin Energy Shareholders for such proposal;

               (iv) WICOR shall have convened the WICOR Special Meeting to vote upon the Merger and the transactions described in this Agreement and such proposal does not receive the requisite vote of the WICOR Shareholders for such proposal;

               (v)   pursuant to Section 3.9(d) of this Agreement; or

               (vi) the Board of Directors of Wisconsin Energy, or any committee thereof, shall: (A) withdraw or modify in any manner adverse to WICOR its approval or recommendation of this Agreement or the Merger, or (B) fail to reaffirm such approval or recommendation upon WICOR's request.

     9.2  Rights on Termination; Waiver.  If this Agreement is terminated
          -----------------------------
pursuant to Section 9.1 of this Agreement, all further obligations of the parties under or pursuant to this Agreement shall terminate without further liability of any party (including its directors, officers, employees, agents, legal, accounting or financial advisors or other representatives) to the others, provided that: (a) the obligations of Wisconsin Energy and Acquisition contained in Sections 3.4(b), 3.9(f), 9.2 and 9.5 of this Agreement shall survive any such termination; (b) the obligations of WICOR contained in Sections 3.4(b), 3.9(e), 3.9(g), 9.2 and 9.5 of this Agreement shall survive any such termination; and
(c) each party to this Agreement shall retain any and all remedies which it may have for breach of contract provided by Law based on another party's willful failure to comply with the terms of this Agreement. If any of the conditions set forth in Article VII of this Agreement have not been satisfied, Wisconsin Energy may nevertheless elect to proceed with the consummation of the transactions contemplated by this Agreement and if any of the conditions set forth in Article VIII of this Agreement have not been satisfied, WICOR may nevertheless elect to proceed with the consummation of the transactions contemplated by this Agreement. Any such election to proceed shall be evidenced by a certificate signed on behalf of the waiving party by an officer of that party.

     9.3  Survival of Representations, Warranties and Covenants.  All
          -----------------------------------------------------
representations, warranties and covenants of the parties contained in this Agreement (other than the covenants contained in Sections 2.6, 2.9, 3.14, 3.15, 3.16, 9.3, 9.13 and 9.15 of this Agreement) or made pursuant to this Agreement shall terminate and be of no further force and effect at the Effective Time of Merger and none of the parties shall have any liability or obligation with respect thereto.

     9.4  Entire Agreement; Amendment.  This Agreement and the documents
          ---------------------------
referred to in this Agreement and required to be delivered pursuant to this Agreement constitute the entire agreement among the parties pertaining to the subject matter of this Agreement, and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties, whether oral or written, other than the Confidentiality Agreement, and there are no warranties, representations or other agreements between the parties in connection with the subject matter of this Agreement, except as specifically set forth in this Agreement and in the Confidentiality Agreement. This Agreement may be amended by the parties at any time before or after approval of this Agreement by the WICOR Shareholders, except that after such approval, no amendment shall be made without the further approval of the WICOR Shareholders if any such amendment: (a) changes the Merger Consideration; or (b) alters or changes any of the terms or conditions of this Agreement if any of such changes, individually or in the aggregate, materially adversely affects the rights of the WICOR Shareholders. This Agreement may be amended by the parties at any time before or after approval of this Agreement by the Wisconsin Energy Shareholders, except that after such approval, no amendment shall be made without the further approval of the Wisconsin Energy Shareholders if any such amendment: (y) changes the Merger Consideration; or (z) alters or changes any of the terms or conditions of this Agreement if any of such changes, individually or in the aggregate, materially adversely affects the rights of the Wisconsin Energy Shareholders. No amendment, supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by Wisconsin Energy, WICOR and Acquisition. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     9.5  Expenses.  All costs and expenses incurred in connection with this
          --------
Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, except: (a) Wisconsin Energy shall pay the filing fee relating to the filing required by the HSR Act; and (b) those expenses incurred in connection with printing the Proxy Statement and Registration Statement, as well as the filing fee relating thereto, shall be shared equally by WICOR, on the one hand, and Wisconsin Energy, on the other hand; and (c) as described in Sections 3.9(f) and 3.9(g) of this Agreement.

     9.6  Governing Law.  This Agreement shall be construed and interpreted
          -------------
according to the Laws of the State of Wisconsin.

     9.7  Assignment.  Prior to the Effective Time of Merger, this Agreement
          ----------
shall not be assigned:

          (a) by WICOR except with the prior written consent of Wisconsin Energy; and

          (b) by Wisconsin Energy or Acquisition, except: (i) with the prior written consent of WICOR; or (ii) to a Subsidiary of Wisconsin Energy; or (iii) in connection with a sale or transfer of all or substantially all of the assets of Wisconsin Energy or a reorganization, merger, tender offer, consolidation or similar transaction affecting all or substantially all of the outstanding equity interests of Wisconsin Energy, provided the successor Person to Wisconsin Energy or Acquisition expressly assumes in a writing that WICOR is entitled to enforce as a third party beneficiary or otherwise the due and punctual performance of every term, condition, and covenant of Wisconsin Energy or Acquisition, as the case may be, in this Agreement.

     9.8  Notices.  All communications or notices required or permitted by this
          -------
Agreement shall be in writing and shall be deemed to have been given at the earlier of the date when actually delivered to an officer of a party by personal delivery or telephonic facsimile transmission or when deposited in the United States mail, certified or registered mail, postage prepaid, return receipt requested, and addressed as follows, unless and until any of such parties notifies the others in accordance with this Section of a change of address:

     If to Wisconsin Energy or Acquisition:  Wisconsin Energy Corporation
                                             Attention: Calvin H. Baker
                                              Treasurer and Chief Financial
                                                Officer
                                             P. O. Box 2949
                                             231 West Michigan Street
                                             Milwaukee WI 53201

                                             Fax No.: 414-221-5068
                                             with a copy to:

                                             Quarles & Brady LLP
                                             Attention:Patrick M. Ryan
                                             411 E. Wisconsin Avenue
                                             Milwaukee, WI 53202-4497

                                             Fax No: 414-271-3552

     If to WICOR:                            WICOR, Inc
                                             Attention: Joseph P. Wenzler
                                             Senior Vice President and Chief
                                               Financial Officer
                                             P.O. Box 334
                                             626 East Wisconsin Avenue
                                             Milwaukee, WI 53201

                                             Fax No.:  414-291-7033

                                             with a copy to:

                                             Foley & Lardner
                                             Attention: Joseph B. Tyson, Jr.
                                             777 East Wisconsin Avenue
                                             Milwaukee WI 53202-5367

                                             Fax No:  414-297-4900

     9.9  Counterparts; Headings.  This Agreement may be executed in several
          ----------------------
counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement. The Table of Contents and Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

     9.10 Interpretation.  Unless the context requires otherwise, all words used
          --------------
in this Agreement in the singular number shall extend to and include the plural, all words in the plural number shall extend to and include the singular, and all words in any gender shall extend to and include all genders. The language used in this Agreement shall be deemed to be language chosen by the parties to this Agreement to express their mutual intent. In the event an ambiguity or question of intent or interpretation arises concerning the language of this Agreement, this Agreement shall be construed as if drafted jointly by the parties to this Agreement and no presumption or burden of proof will arise favoring or disfavoring any party to this Agreement by virtue of the authorship of any of the provisions of this Agreement.

     9.11 Severability.  If any provision, clause, or part of this Agreement, or
          ------------
the application thereof under certain circumstances, is held invalid, the remainder of this Agreement, or the application of such provision, clause or part under other circumstances, shall not be affected thereby unless such invalidity materially impairs the ability of the parties to consummate the transactions contemplated by this Agreement.

     9.12 Specific Performance.  The parties agree that the assets and business
          --------------------
of the WICOR Companies as a going concern constitute unique property. There is no adequate remedy at Law for the damage which any party might sustain for failure of the other parties to consummate the Merger and the transactions contemplated by this Agreement, and accordingly, each party shall be entitled, at its option, to the remedy of specific performance to enforce the Merger pursuant to this Agreement.

     9.13 No Reliance.  Except for the parties to this Agreement, any assignees
          -----------
permitted by Section 9.7 of this Agreement and as described in Sections 3.14,
3.15 and 3.16 of this Agreement: (a) no Person is entitled to rely on any of the representations, warranties and agreements of the parties contained in this Agreement; and (b) the parties assume no liability to any Person because of any reliance on the representations, warranties and agreements of the parties contained in this Agreement.

     9.14 Exhibits and Disclosure Schedule.  If a document or matter is
          --------------------------------
disclosed in any Exhibit to this Agreement or in the Disclosure Schedule, it shall be deemed to be disclosed for all purposes of this Agreement without the necessity of specific repetition or cross-reference. All capitalized terms used in any Exhibit to this Agreement or in the Disclosure Schedule shall have the definitions specified in this Agreement.

     9.15 Further Assurances.  If, at any time after the Effective Time of
          ------------------
Merger, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, properties, rights, privileges, powers and franchises of either Acquisition or WICOR, the officers of the Surviving Corporation are fully authorized to take any such action in the name of Acquisition or WICOR.

     9.16 Waiver of Jury Trial.  WICOR, Wisconsin Energy and Acquisition hereby
          --------------------
irrevocably waive any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement and Plan of Merger to be duly executed as of the day and year first above written.

                                       WISCONSIN ENERGY CORPORATION

                                       By   /s/ Richard A. Abdoo
                                         --------------------------------------
                                           Richard A. Abdoo,
                                            Chairman of the Board, President
                                            and Chief Executive Officer

                                       WICOR, INC.


                                       By   /s/ George E. Wardeberg
                                         --------------------------------------
                                           George E. Wardeberg,
                                            Chairman and Chief Executive Officer

                                       CEW ACQUISITION, INC.


                                       By   /s/ Richard A. Abdoo
                                         ---------------------------------------
                                           Richard A. Abdoo,
                                            Chairman of the Board, President
                                            and Chief Executive Officer

                                   EXHIBIT 1

                                AFFILIATE LETTER


                                                      __________________,_______

                                                      __________________________
                                                               Name of Affiliate


Wisconsin Energy Corporation
231 W. Michigan Street
P. O. Box 2949
Milwaukee WI 53201

Ladies and Gentlemen:

     I have been advised that as of the date of the meeting of shareholders of WICOR, Inc. ("WICOR") to vote on the transaction described below, and as of the date hereof, I may be deemed an "affiliate" (as that term is defined for purposes of Rule 145(c) and (d) under the Securities Act of 1933, as amended (the "Act")) of WICOR. Pursuant to the terms of the Agreement and Plan of Merger dated as of June 27, 1999 (the "Merger Agreement") among Wisconsin Energy Corporation ("Wisconsin Energy"), WICOR and CEW Acquisition, Inc. ("Acquisition"), Acquisition and WICOR will merge in a transaction (the "Merger") in which I will or may receive shares of $.01 par value common stock of Wisconsin Energy (the "Shares") in exchange for shares of common stock of WICOR which I own at the "Effective Time of Merger" (as that term is defined in the Merger Agreement).

     In connection with the Merger, I represent and warrant to, and agree with, Wisconsin Energy that:

     1. I have carefully read this Affiliate Letter and the Merger Agreement and, to the extent I felt necessary, discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Shares with my counsel or counsel for WICOR.

     2. I have been advised that the issuance of the Shares to me pursuant to the Merger will be registered with the Securities and Exchange Commission (the "Commission") under the Act on a Registration Statement on Form S-4. However, I have also been advised that, because (A) at the time the Merger is submitted for a vote of the shareholders of WICOR, I may be deemed to be an affiliate of WICOR and (B) the distribution by me of the Shares has not been registered under the Act, I may not sell, transfer or otherwise dispose of the Shares issued to me in the Merger unless (i)

Wisconsin Energy Corporation
_______________,______
Page 2


such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to Wisconsin Energy, or pursuant to a "no-action" letter obtained by me from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

     3. I agree that I will not make any sale, transfer or other disposition of the Shares in violation of the Act or the rules and regulations of the Commission thereunder. In the event of a sale of Shares pursuant to Rule 145, I will supply Wisconsin Energy with evidence of compliance with such Rule, in the form of customary seller's and broker's Rule 145 representation letters or as Wisconsin Energy may otherwise reasonably request.

     4. I understand that Wisconsin Energy is under no obligation to register the sale, transfer or other disposition of the Shares by me or on my behalf under the Act or, except as provided in paragraph A below, to take any other action necessary in order to make compliance with an exemption from such registration available.

     5. I also understand Wisconsin Energy may decline to register any transfer of the Shares inconsistent with this Affiliate Letter, that stop transfer instructions will be given to Wisconsin Energy's transfer agent with respect to the Shares, and that there will be placed on the certificates for the Shares, or any substitutions therefor, a legend stating in substance:

     "The securities represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The securities represented by this certificate may be sold, transferred or otherwise disposed of only in accordance with the terms of a letter agreement between the registered holder hereof and Wisconsin Energy Corporation, a copy of which agreement is on file at the principal offices of Wisconsin Energy Corporation.

     6. I also understand that unless a sale or transfer of the Shares by me has been registered under the Act or is a sale made in conformity with the provisions of Rule 145 under the Act, Wisconsin Energy reserves the right to put the following legend on the certificates issued to my transferee:

     "The securities represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such securities in a transaction to which Rule 145 promulgated under the Securities

Wisconsin Energy Corporation
_____________,______
Page 3


     Act of 1933 applies. The securities have not been acquired by the holder with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 and may not be sold, transferred or otherwise disposed of except pursuant to an effective registration statement or in accordance with an exemption from the registration requirements of the Securities Act of 1933."

     7. I further understand and agree that my representations, warranties, covenants and agreements set forth herein are for the benefit of Wisconsin Energy, WICOR, and the Surviving Corporation (as defined in the Merger Agreement) and will be relied upon by such entities and their respective counsel and accountants.

     8. I understand and agree that this letter agreement shall apply to all Shares issued pursuant to the Merger in exchange for shares of common stock of WICOR that are deemed to be beneficially owned by me pursuant to applicable federal securities laws immediately prior to the Effective Time of Merger.

     Execution of this letter should not be considered an admission on my part that I am an "affiliate" of WICOR as described in the first paragraph of this letter or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

     By Wisconsin Energy's acceptance of this letter, Wisconsin Energy hereby agrees with me as follows:

          A. For so long as and to the extent necessary to permit me to sell the Shares pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, Wisconsin Energy shall (a) use its reasonable efforts to (i) file, on a timely basis, all reports required to be filed with the Commission by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, and (ii) furnish to me upon request a written statement as to whether Wisconsin Energy has complied with such reporting requirements during the 12 months preceding any proposed sale of the Shares by me under Rule 145, and (b) otherwise use its reasonable efforts to permit such sales pursuant to Rule 145 and Rule 144.

          B. It is understood and agreed that certificates with the legends set forth in paragraphs 5 and 6 above will be substituted by delivery of certificates without such legend if (i) one year shall have elapsed from the date I acquired the Shares received in the Merger and the provisions of Rule 145(d)(2) are then available to me, (ii) two years shall have elapsed from the date I acquired the Shares received in the Merger and the provisions of Rule

Wisconsin Energy Corporation
______________,______
Page 4


     145(d)(3) are then applicable to me, or (iii) Wisconsin Energy has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Wisconsin Energy, or a "no-action" letter obtained by me from the staff of the Commission, to the effect that the restrictions imposed by Rule 144 and Rule 145 under the Act no longer apply to me.

                                             Very truly yours,



                                             __________________________________
                                             Name:


Accepted as of the _____ day of
_______________, _____.

WISCONSIN ENERGY CORPORATION



By:________________________________
     Name:
     Title:

                                   EXHIBIT 2

                             EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT by and between WISCONSIN ENERGY CORPORATION, a Wisconsin corporation (the "Company"), and GEORGE E. WARDEBERG (the "Executive"), dated as of the _____ day of _______________, 200__.


                              W I T N E S S E T H

     WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of June 27, 1999 (the "Merger Agreement"), among the Company, WICOR, Inc. and CEW Acquisition, Inc., WICOR, Inc. has become a wholly-owned subsidiary of the Company; and

     WHEREAS, the Company further wishes to provide for the employment by it of the Executive, and the Executive wishes to serve the Company, in the capacities and on the terms and conditions set forth in this Agreement:

     NOW, THEREFORE, it is hereby agreed as follows:

     1.   Employment Period.  The Company shall employ the Executive, and the
          -----------------
Executive shall serve the Company, on the terms and conditions set forth in this Agreement, for the period (the "Employment Period") beginning at the Effective Time of Merger as defined in the Merger Agreement (the "Effective Time") and ending the last day of the 24th calendar month commencing on or immediately after the Effective Time.

     2.   Position and Duties.
          -------------------

          (a) The Executive shall serve as the Vice Chairman of the Board of Directors of the Company (the "Board") during the Employment Period, being consulted by the Chairman of the Board and providing advice to the Chairman with respect to the integration of the WICOR businesses with the Company and the Company's organizational structure, staffing and future business strategy, and with such duties and responsibilities as are customarily assigned to such position, and such other duties and responsibilities not inconsistent therewith as may from time to time be assigned to him by the Board or by the Chairman. The Executive shall be a member of the Board on the first day of the Employment Period and the Board shall propose the Executive for re-election to the Board throughout the Employment Period.

          (b) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive shall devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive under this Agreement, use the Executive's reasonable best efforts to carry out such responsibilities faithfully and efficiently. It shall not be considered a violation of the foregoing for the Executive to serve on corporate, industry, civic or charitable boards or committees, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

     3.   Compensation.
          ------------

          (a)  Base Salary.  The Executive's compensation during the Employment
               -----------
     Period shall be determined by the Board upon the recommendation of the Compensation Committee of the Board (the "Compensation Committee"), subject to the next sentence and Section 3(b). During the Employment Period, the Executive shall receive an annual base salary ("Annual Base Salary") of not less than the greater of (i) his annual base salary from WICOR, Inc. as in effect immediately before the Effective Time or (ii) 90% of the base salary paid to the Chairman of the Board of the Company during such period. The Annual Base Salary shall be payable in accordance with the Company's regular payroll practice for its senior executives, as in effect from time to time. During the Employment Period, the Annual Base Salary shall be reviewed by the Compensation Committee for possible increase at least annually. Any increase in the Annual Base Salary shall not limit or reduce any other obligation of the Company under this Agreement. The Annual Base Salary shall not be reduced after any such increase, and the term "Annual Base Salary" shall thereafter refer to the Annual Base Salary as so increased.

          (b)  Incentive Compensation.  During the Employment Period, the
               ----------------------
     Executive shall participate in short-term incentive compensation plans and long-term incentive compensation plans (the latter to consist of plans offering stock options, restricted stock and other long-term incentive compensation, as adopted and approved by the Board or the Compensation Committee from time to time) providing him with an opportunity to earn short-term and long-term incentive compensation (the "Incentive Compensation") on a basis commensurate with other senior officers of the Company, subject to the next sentence hereof, provided that he shall receive an initial grant of non-qualified stock options covering 100,000 shares of Company stock as of the start of the Employment Period with an exercise price equal to the then fair market value, vesting over a 3-year period at the rate of one third (1/3rd) of such shares each year, based on his continuation of service either as an officer or as a director of the Company, to be exercisable over a 5-year period, to the extent vested, after the later of his cessation of service as an officer or director of the Company. The Executive shall receive an annual award under such short-term incentive plans at least equal to 90% of the annual award made to the Chairman of the Board during the Employment Period (prorated for any period of participation in such plans which is for less than one full year, whether at the inception or on termination of the Employment Period) under such plans; provided, however, that in no event shall the award be less than an amount which when added to the Annual Base Salary is less on an annualized basis than the salary and bonus actually received by the Executive from WICOR, Inc. for the calendar year ending coincident with or immediately prior to the Effective Time.

          (c)  Other Benefits.  During the Employment Period and thereafter: (1)
               --------------
     the Executive shall be entitled to participate in all applicable savings and retirement plans (including non-qualified supplemental executive retirement plans and specifically including Benefits A and B under the Company's Supplemental Executive Retirement Plan), practices, policies and programs of the Company to the same extent as other senior executives of the Company, (2) the Executive and/or the Executive's eligible dependents, as the case may be, shall be eligible for participation in, and shall receive all benefits under, all applicable welfare benefit plans, practices, policies and programs provided by the Company, other than severance plans, practices, policies and programs but including, without limitation, medical, prescription, dental, disability, employee life insurance, group life insurance, accidental death and travel accident insurance plans and programs, and retiree welfare benefits on a basis commensurate with other long-term senior officers of the Company and (3) the Executive shall be entitled to past service credit under the Company's Supplemental Executive Retirement Plan (the "SERP"), Benefit A, calculated as if his participation in the Company's tax-qualified defined benefit pension plan had commenced on the first day of the month following his attainment of age 25 and as if the benefit formula under such pension plan for all periods before December 31, 1995 was the same as that in effect on December 31, 1995, and for all periods after December 31, 1995, pursuant to the actual benefit formula used in such pension plan (including the grandfathered minimum benefit provisions thereof), offset by the actuarial equivalent of any benefits payable to the Executive at age 65 or any later age at which such benefits commence from any qualified or non-qualified defined benefit pension plans of WICOR, Inc. Actuarial equivalency for this purpose shall be determined using the interest rate and mortality table then in use for determining optional forms of annuity under the Company's tax-qualified defined benefit pension plan, or, if Benefit A is to be payable in a lump sum, actuarial equivalency shall be determined by using the interest rate and mortality table referenced in Article VIII of the SERP.

          (d)  Fringe Benefits.  During the Employment Period, the Executive
               ---------------
     shall be entitled to receive fringe benefits on a basis commensurate with other senior officers of the Company.

     4.   Termination of Employment.
          -------------------------

          (a)  Death or Disability.  The Executive's employment shall terminate
               -------------------
     automatically upon the Executive's death during the Employment Period. The Company shall be entitled to terminate the Executive's employment because of the Executive's Disability during the Employment Period. "Disability" means that (i) the Executive has been unable, for the period specified in the Company's disability plan for senior executives, but not less than a period of 90 consecutive business days, to perform the Executive's duties under this Agreement, as a result of physical or mental illness or injury, and (ii) a physician selected by the Company or its insurers, and acceptable to the Executive or the Executive's legal representative, has determined that the Executive is disabled within the meaning of the applicable disability plan for senior executives. A termination of the Executive's employment by the Company for Disability shall be communicated to the Executive by written notice, and shall be effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), unless the Executive returns to full-time performance of the Executive's duties before the Disability Effective Date.

          (b)  Termination by the Company.
               --------------------------

               (i) The Company may terminate the Executive's employment during the Employment Period for Cause or without Cause. "Cause" means the willful and continued failure of the Executive to substantially perform his duties under this Agreement (other than as a result of physical or mental injury) after the Board delivers to the Executive a written demand for substantial performance that specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties, or illegal or gross misconduct by the Executive in connection with his employment by the Company, in either case that is willful and results in material and demonstrable damage to the business or the reputation of the Company. No act or failure to act on the part of the Executive shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act or failure to act that is based upon authority given pursuant to a resolution duly adopted by the Board, or the advice of counsel for the Company, shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company.

               (ii) A termination of the Executive's employment for Cause shall not be effective unless it is accomplished in accordance with the following procedures. The Company shall give the Executive written notice ("Notice of Termination for Cause") of its intention to terminate the Executive's employment for Cause, setting forth in reasonable detail the specific conduct of the Executive that it considers to constitute Cause and the specific provision(s) of this Agreement on which it relies, and stating the date, time and place of the Special Board Meeting for Cause. The "Special Board Meeting for Cause" means a meeting of the Board called and held specifically for the purpose of considering the Executive's termination for Cause, that takes place not less than 10 nor more than 20 business days after the Executive receives the Notice of Termination for Cause. The Executive shall be given an opportunity, together with counsel, to be heard at the Special Board Meeting for Cause. The Executive's termination for Cause shall be effective when and if a resolution is duly adopted at the Special Board Meeting for Cause by affirmative vote of a majority of the entire membership of the Board, excluding employee directors, stating that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in the Notice of Termination for Cause and that such conduct constitutes Cause under this Agreement.

          (c)  Good Reason.
               -----------

               (i) The Executive may terminate employment for Good Reason or without Good Reason. "Good Reason" means:

                    A. the assignment to the Executive of any duties or responsibilities inconsistent in any respect with Section 2(a) of this Agreement, or any other action by the Company that results in a diminution in the Executive's position, authority, duties or responsibilities, other than an isolated, insubstantial and inadvertent action that is not taken in bad faith and is remedied by the Company promptly after receipt of notice thereof from the Executive;

                    B. any failure by the Company to comply with any provision of Section 3 of this Agreement, other than an isolated, insubstantial and inadvertent failure that is not taken in bad faith and is remedied by the Company promptly after receipt of notice thereof from the Executive;

                    C. any requirement by the Company that the Executive's services be rendered primarily at a location or locations other than the Milwaukee, Wisconsin general metropolitan area.

                    D. any failure by the Company to comply with paragraph (c) of Section 10 of this Agreement; or

                    E. any other substantial breach of this Agreement by the Company that is not remedied by the Company promptly after receipt of notice thereof from the Executive.

               (ii) A termination of employment by the Executive for Good Reason shall be effectuated by giving the Company written notice ("Notice of Termination for Good Reason") of the termination, setting forth in reasonable detail the specific conduct of the Company that constitutes Good Reason and the specific provision(s) of this Agreement on which the Executive relies. A termination of employment by the Executive for Good Reason shall be effective on the 5th business day following the date when the Notice of Termination for Good Reason is given, unless the notice sets forth a later date (which date shall in no event be later than 30 days after the notice is given).

               (iii) A termination of the Executive's employment by the Executive without Good Reason shall be effected by giving the Company written notice of the termination.

          (d) The failure to set forth any fact or circumstance in a Notice of Termination for Cause or a Notice of Termination for Good Reason shall not constitute a waiver of the right to assert, and shall not preclude the party giving notice from asserting, such fact or circumstance in an attempt to enforce any right under or provision of this Agreement.

          (e)  Date of Termination.  The "Date of Termination" means the date of
               -------------------
     the Executive's death, the Disability Effective Date, the date on which the termination of the Executive's employment by the Company for Cause or without Cause or by the Executive for Good Reason is effective, or the date on which the Executive gives the Company notice of a termination of employment without Good Reason, as the case may be.

     5.   Obligations of the Company Upon Termination.
          -------------------------------------------

          (a)  Other Than For Cause, Death or Disability, or For Good Reason.
               -------------------------------------------------------------
     If, during the Employment Period, the Company terminates the Executive's employment for any reason other than Cause, death or Disability, or the Executive terminates employment for Good Reason, the Company shall continue to provide the Executive with the compensation and benefits set forth in paragraphs (a), (b) and (c) of Section 3 and the continuing protection of
     Section 5(d) as if he had remained employed by the Company through the end of the Employment Period and then retired. The Incentive Compensation for such period shall be equal to the maximum Incentive Compensation that the Executive would have been eligible to earn for such period. In lieu of stock options, restricted stock and other stock-based awards, the Executive shall be paid cash equal to the fair market value (without regard to any restrictions) of the stock options, restricted stock and other stock-based awards that would otherwise have been granted. To the extent that any benefits described in Section 3(c) cannot be provided pursuant to the plan or program provided by the Company for its executives, the Company shall provide such benefits outside such plan or program at no additional cost (including without limitation tax cost) to the Executive and his family. Finally, during any period when the Executive is eligible to receive medical, prescription or dental benefits under another employer-provided plan, the benefits provided by the Company under this Section 5(a) may be made secondary to those provided under such other plan. In addition to the foregoing, any restricted stock outstanding on the Date of Termination and all options outstanding on the Date of Termination shall be fully vested and exercisable and shall remain in effect and exercisable until the end of the Employment Period (absent the prior death of the Executive) as if the Executive remained employed until then and shall thereafter remain exercisable in accordance with the applicable terms respecting retired employees. The payments and benefits provided pursuant to this Section 5(a) are intended as liquidated damages for a termination of the Executive's employment by the Company other than for Cause or Disability or for the actions of the Company leading to a termination of the Executive's employment by the Executive for Good Reason, and shall be the sole and exclusive remedy therefor.

          (b)  Death and Disability. If the Executive's employment is terminated
               --------------------
     by reason of the Executive's death or Disability during the Employment Period, the Company shall pay to the Executive or, in the case of the Executive's death, to the Executive's designated beneficiaries (or, if there is no such beneficiary, to the Executive's estate or legal representative), in a lump sum in cash within 30 days after the Date of Termination, the sum of the following amounts (the "Accrued Obligations"):
     (1) any portion of the Executive's Annual Base Salary through the Date of Termination that has not yet been paid; (2) an amount equal to the product of (A) the maximum annual bonus that the Executive would have been eligible to earn for the period during which such termination occurs, and (B) a fraction, the numerator of which is the number of days in such period through the Date of Termination, and the denominator of which is the total number of days in the relevant period; and (3) any accrued but unpaid Incentive Compensation and vacation pay. The Company shall have no further obligations under this Agreement, except as specified in Section 5(d) which shall continue to apply and in Section 6 below.

          (c)  By the Company For Cause; By the Executive Other Than For Good
               --------------------------------------------------------------
     Reason.  If the Executive's employment is terminated by the Company for
     ------
     Cause during the Employment Period, the Company shall pay to the Executive the Annual Base Salary through the Date of Termination and all compensation and benefits payable to the Executive under the terms of the Company's compensation and benefit plans, programs or arrangements as in effect immediately prior to the Date of Termination. If the Executive voluntarily terminates employment during the Employment Period other than for Good Reason, the Executive shall have no liability to the Company for breach of this Agreement and the Company shall pay the Accrued Obligations to the Executive in a lump sum in cash within 30 days of the Date of Termination and the Company shall have no further obligations under this Agreement, except as specified in Section 6 below;

     provided that if such voluntary termination by the Executive occurs after completion of six months of service, but not otherwise, Section 5(d) shall also continue to apply.

          (d)  Certain Increase in Payments.
               ----------------------------

               (i) Notwithstanding any other provision of this Agreement, if any portion of any payment under this Agreement, or under any other agreement with or plan of the Company or its affiliates (in the aggregate "Total Payments"), would constitute an"excess parachute payment," Executive shall be paid an additional amount (the "Gross-Up Payment") such that the net amount retained by Executive after deduction of any excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), any interest charges or penalties in respect of the imposition of such excise tax (but not any federal, state or local income tax, or employment tax) on the Total Payments, any federal, state and local income tax, employment tax, and excise tax upon the payment provided for by this paragraph (i) of
          Section 5(d), shall be equal to the Total Payments. For purposes of determining the amount of the Gross-Up Payment, Executive shall be deemed to pay federal income tax and employment taxes at the highest marginal rate of federal income and employment taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of Executive's domicile for income tax purposes on the date the Gross-Up Payment is made, net of the maximum reduction in federal income taxes that may be obtained from the deduction of such state and local taxes.

               (ii) For purposes of this Agreement, the terms "excess parachute payment" and "parachute payments" shall have the meanings assigned to them in Section 280G of the Code and such "parachute payments" shall be valued as provided therein. Present value for purposes of this Agreement shall be calculated in accordance with Section 1274(b)(2) of the Code (or any successor provision). Within 20 business days following notice from either party to the other of the belief that there is a payment or benefit due the Executive which will result in an excess parachute payment as defined in Section 280G of the Code, the Executive and the Company, at the Company's expense, shall obtain the opinion (which need not be unqualified) of nationally recognized tax counsel ("National Tax Counsel") selected by the Company's independent auditors and reasonably acceptable to the Executive (which may be regular outside counsel to the Company), which opinion sets forth (i) the amount of the Base Period Income, (ii) the amount and present value of Total Payments and (iii) the amount and present value of any excess parachute payments. As used in this Agreement, the term "Base Period Income" means an amount equal to the Executive's "annualized includible compensation for the base period" as defined in
          Section 280G(d)(1) of the Code. For purposes of such opinion, the value of any noncash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Section 280G(d)(3) and (4) of the Code (or any successor provisions), which determination shall be evidenced in a certificate of such auditors addressed to the Company and the Executive. The opinion of National Tax Counsel shall be addressed to the Company and the Executive and shall be binding upon the Company and the Executive. If such National Tax Counsel so requests in connection with the opinion required by this paragraph (ii) of Section 5(d), the Executive and the Company shall obtain the advice of a firm of recognized executive compensation consultants as to the reasonableness of any item of compensation to be received by the Executive solely with respect to its status under Section 280G of the Code and the regulations thereunder. Within 5 days after the National Tax Counsel's opinion is received by the Company and the Executive, the Company shall pay (or cause to be paid) or distribute (or cause to distribute) to or for the benefit of Executive such amounts as are then due to Executive under this Agreement.

               (iii) In the event that upon any audit by the Internal Revenue Service, or by a state or local taxing authority, of the Total Payments or Gross-Up Payment, a change is finally determined to be required in the amount of taxes paid by Executive, appropriate adjustments shall be made under this Agreement such that the net amount which is payable to the Executive after taking into account the provisions of Section 4999 of the Code shall reflect the intent of the parties as expressed in paragraph (i) above, in the manner determined by the National Tax Counsel.

               (iv) The Company agrees to bear all costs associated with, and to indemnify and hold harmless, the National Tax Counsel of and from any and all claims, damages, and expenses resulting from or relating to its determinations pursuant to paragraphs (ii) and (iii) above, except for claims, damages or expenses resulting from the gross negligence or willful misconduct of such firm.

     6.   Non-Exclusivity of Rights.  Nothing in this Agreement shall prevent or
          -------------------------
limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies for which the Executive may qualify, nor, subject to Section 11(f), shall anything in this Agreement limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. However, the Key Executive Employment and Severance Agreement between WICOR, Inc. and the Executive dated as of July 1, 1997 is expressly terminated as a result of the execution of this Agreement and the Executive hereby waives all rights thereunder. Vested benefits and other amounts that the Executive is otherwise entitled to receive under the Incentive Compensation, the SERP [including the SERP benefits described in Section 3(c)(1) and (3)], or any other plan, policy, practice or program of, or any contract or agreement with, the

Company or any of its affiliated companies on or after the Date of Termination shall be payable in accordance with the terms of each such plan, policy, practice, program, contract or agreement, as the case may be, except as explicitly modified by this Agreement.

     7.   Full Settlement.  The Company's obligation to make the payments
          ---------------
provided for in, and otherwise to perform its obligations under, this Agreement shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, except as specifically provided in Section 5(a), such amounts shall not be reduced, regardless of whether the Executive obtains other employment.

     8.   Confidential Information.  The Executive shall hold in a fiduciary
          ------------------------
capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies and their respective businesses that the Executive obtains during the Executive's employment by the Company or any of its affiliated companies and that is not public knowledge (other than as a result of the Executive's violation of this Section 8) ("Confidential Information"). The Executive shall not communicate, divulge or disseminate Confidential Information at any time during or after the Executive's employment with the Company, except with the prior written consent of the Company or as otherwise required by law or legal process. In no event shall any asserted violation of the provisions of this Section 8 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

     9.   Attorneys' Fees.  The Company agrees to pay, as incurred, to the
          ---------------
fullest extent permitted by law, all legal fees and expenses that the Executive may reasonably incur as a result of any contest (regardless of the outcome) by the Company, the Executive or others of the validity or enforceability of or liability under, or otherwise involving, any provision of this Agreement, together with interest on any delayed payment at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Code.

     10.  Successors.
          ----------

          (a) This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

          (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

          (c) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would have been required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean both the Company as defined above and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.

     11.  Miscellaneous.
          -------------

          (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Wisconsin, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          (b) All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                    If to the Executive:     ___________________________________
                                             ___________________________________
                                             ___________________________________

                    If to the Company:       Wisconsin Energy Corporation
                                             Attn:  Calvin H. Baker, Treasurer
                                                    and Chief Financial Officer
                                             P.O. Box 2949
                                             231 West Michigan Street
                                             Milwaukee, WI 53201
                                             Fax No.: (414) 221-5068

                    With a Copy to:          Quarles & Brady LLP
                                             Attn: Patrick M. Ryan
                                             411 East Wisconsin Avenue
                                             Milwaukee, WI 53202
                                             Fax No.: (414) 271-3552

or to such other address as either party furnishes to the other in writing in accordance with this paragraph (b) of Section 11. Notices and communications shall be effective when actually received by the addressee.

          (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law.

          (d) Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

          (e) The Executive's or the Company's failure to insist upon strict compliance with any provisions of, or to assert, any right under, this Agreement (including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to paragraph (c) of Section 4 of this Agreement) shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.

          (f) The Executive and the Company acknowledge that this Agreement supersedes any other agreement between them concerning the subject matter hereof.

          (g) The rights and benefits of the Executive under this Agreement may not be anticipated, assigned, alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process except as required by law. Any attempt by the Executive to anticipate, alienate, assign, sell, transfer, pledge, encumber or charge the same shall be void. Payments hereunder shall not be considered assets of the Executive in the event of insolvency or bankruptcy.

          (h) This Agreement may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization of its Board, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

                                        EXECUTIVE



                                        ________________________________________
                                        George E. Wardeberg


                                        WISCONSIN ENERGY CORPORATION


                                        By:_____________________________________
                                           Richard A. Abdoo
                                           Chairman of the Board, President and
                                           Chief Executive Officer

                                   EXHIBIT 3

                         WISCONSIN ENERGY CORPORATION

                      SPECIAL EXECUTIVE SEVERANCE POLICY


Introduction
------------

     Wisconsin Energy Corporation, a Wisconsin corporation ("Wisconsin Energy") has entered into an Agreement and Plan of Merger dated as of June 27, 1999 (the "Merger Agreement") among Wisconsin Energy, WICOR, Inc. and CEW Acquisition, Inc. whereby WICOR, Inc. will become a wholly-owned subsidiary of Wisconsin Energy (the "WICOR Transaction") and although no change of control of Wisconsin Energy will occur in connection with such acquisition, the inevitable adjustments that will occur following the acquisition may result in loss or distraction of employees of Wisconsin Energy and its subsidiaries to the detriment of Wisconsin Energy and its shareholders.

     Accordingly, the Board of Directors of Wisconsin Energy (the "Board") has determined that appropriate steps should be taken to assure Wisconsin Energy of the continued employment and attention and dedication to duty of its employees and to seek to ensure the availability of their continued service, notwithstanding the closing of the WICOR Transaction.

     Therefore, in order to fulfill the above purposes, the following plan has been developed and is hereby adopted.

                                   ARTICLE I
                             ESTABLISHMENT OF PLAN

     As of the Effective Time of Merger (as defined in the Merger Agreement), Wisconsin Energy hereby establishes a separation compensation plan known as the Wisconsin Energy Special Executive Severance Policy, as set forth in this document.

                                  ARTICLE II
                                  DEFINITIONS

     As used herein the following words and phrases shall have the following respective meanings unless the context clearly indicates otherwise.

          (a)  Annual Compensation. The sum of a Participant's Annual Salary and
               -------------------
     Annual Incentive Award.

          (b)  Annual Incentive Award.  The highest annual cash incentive award
               ----------------------
     earned by a Participant during any of the 3 years prior to a termination of employment entitling the Participant to a Separation Benefit.

          (c)  Annual Salary.  The Participant's regular annual base salary
               -------------
     immediately prior to his or her termination of employment, including compensation converted to other benefits under a flexible pay arrangement maintained by the Corporation or deferred pursuant to a written plan or agreement with the Corporation, but excluding overtime pay, allowances, premium pay, compensation paid or payable under any Corporation long-term or short-term incentive plan or any similar payment.

          (d)  Board.  The Board of Directors of Wisconsin Energy.
               -----

          (e)  Code.  The Internal Revenue Code of 1986, as amended from time to
               ----
     time.

          (f)  Committee.  The Compensation Committee of the Board.
               ---------

          (g)  Corporation.  Wisconsin Energy and any successor thereto.
               -----------

          (h)  Date of Termination. The date on which a Participant ceases to be
               -------------------
     an Employee.

          (i)  Employee. Any full-time, regular-benefit, non-bargaining employee
               --------
     of an Employer. The term shall exclude all individuals employed as independent contractors, temporary employees, other benefit employees, non-benefit employees, leased employees, even if it is subsequently determined that such classification is incorrect.

          (j)  Employer.  The Corporation, WICOR, Inc. as of the Effective Time
               --------
     of Merger as defined in the Merger Agreement, or a Subsidiary which has adopted the Plan pursuant to Article V hereof.

          (k)  Participant.  An individual who is designated as such pursuant to
               -----------
     Section 3.1.

          (l)  Plan.  The Wisconsin Energy Special Executive Severance Policy.
               ----

          (m)  Separation Benefits.  The benefits described in Section 4.3 that
               -------------------
     are provided to qualifying Participants under the Plan. Such benefits are also referred to as Tier 1 benefits.

          (n)  Separation Period.  The period beginning on a Participant's Date
               -----------------
     of Termination and ending on the third anniversary thereof.

          (o)  Subsidiary. Any corporation in which the Corporation, directly or
               ----------
     indirectly, holds a majority of the voting power of such corporation's outstanding shares of capital stock.

          (p)  Target Annual Incentive.  The Annual Incentive Award that the
               -----------------------
     Participant would have earned for the year in which his or her Date of Termination occurs, if the target goals had been achieved.

          (q)  WICOR Closing Date.  The Effective Time of Merger as defined in
               ------------------
     the Merger Agreement.


                                  ARTICLE III
                                  ELIGIBILITY

     3.1  Participation.  Each of the individuals named on Schedule 1 hereto
          -------------
shall be a Participant in the Plan. Schedule 1 may be amended by the Board from time to time to add individuals as Participants.

     3.2  Duration of Participation.  A Participant shall only cease to be a
          -------------------------
Participant in the Plan as a result of an amendment or termination of the Plan complying with Article VII of the Plan, or when he ceases to be an Employee of any Employer, unless, at the time he ceases to be an Employee, such Participant is entitled to payment of Separation Benefits as provided in the Plan or there has been an event or occurrence described in Section 4.2(a) which would enable the Participant to terminate his employment and receive Separation Benefits. A Participant entitled to payment of a Separation Benefit or any other amounts under the Plan shall remain a Participant in the Plan until the full amount of the Separation Benefit and any other amounts payable under the Plan have been paid to the Participant.


                                  ARTICLE IV
                              SEPARATION BENEFITS

     4.1  Right to Separation Benefit.  A Participant shall be entitled to
          ---------------------------
receive Separation Benefits in accordance with Section 4.3 if the Participant ceases to be an Employee for any reason specified in Section 4.2(a).

     4.2  Termination of Employment.
          -------------------------

          (a)  Terminations Which Give Rise to Separation Benefits Under This
               --------------------------------------------------------------
     Plan. Except as set forth in Section 4.2(b), a Participant shall be
     ----
     entitled to Separation Benefits if at any time on or after the WICOR Closing Date and before the end of a 2-year period following the WICOR Closing Date:

               (i) the Participant ceases to be an Employee by action of the Employer or any of its affiliates (excluding any transfer to another Employer);

               (ii) the Participant's Annual Salary is reduced below the higher of (A) the amount in effect immediately before the WICOR Closing Date and (B) the highest amount in effect at any time thereafter, and the Participant ceases to be an Employee by his or her own action within 90 days after the occurrence of such reduction;

               (iii) the Participant's duties and responsibilities or the program of incentive compensation or retirement and welfare benefits offered to the Participant are diminished in comparison to the duties and responsibilities or the program of incentive compensation or retirement and welfare benefits enjoyed by the Participant immediately before the WICOR Closing Date, and the Participant ceases to be an Employee by his or her own action within 90 days after the occurrence after such reduction;

               (iv) the Participant is required to be based at a location more than 35 miles from the location where the Participant was based and performed services immediately before the WICOR Closing Date, and the Participant ceases to be an Employee by his or her own action within 90 days after such relocation;

               (v) an Employer or any affiliate of an Employer sells or otherwise distributes or disposes of the subsidiary, branch or other business unit in which the Participant was employed before such sale, distribution or disposition and the requirements of Section 4.2(b)(iii) are not met, and the Participant ceases to be an Employee by action of the Employer upon or within 90 days after such sale, distribution or disposition; or

               (vi) the Participant ceases to be an Employee by his or her own action within 6 months after completion of one year of service following the WICOR Closing Date.

          (b)  Terminations Which Do Not Give Rise to Separation Benefits Under
               ----------------------------------------------------------------
     This Plan.  If a Participant's employment is terminated for Cause,
     ---------
     disability, death, or a qualified sale of business (as those terms are defined below), or voluntarily by the Participant (whether on account of retirement or otherwise) in the absence of an event described in Section 4.2(a)(ii), 4.2(a)(iii), 4.2(a)(iv) or 4.2(a)(vi), the Participant shall not be entitled to Separation Benefits under the Plan.

               (i) A termination for disability shall have occurred where a Participant is terminated because illness or injury has prevented him or her from performing his or her duties (as they existed immediately prior to the illness or injury) on a full time basis for 180 consecutive business days.

               (ii) A termination for Cause shall have occurred where a Participant is terminated because of:

                      A. the willful and continued failure of the Participant to perform substantially the Participant's duties with the Corporation or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by the Board or an elected officer of the Corporation which specifically identifies the manner in which the

               Board or the elected officer believes that the Participant has not substantially performed the Participant's duties, or

                      B. the willful engaging by the Participant in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Corporation.

               For purposes of this provision, no act or failure to act, on the part of the Participant, shall be considered "willful" unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant's action or omission was in the best interests of the Corporation. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the advice of counsel for the Corporation, shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Corporation.

               (iii) A termination due to a qualified sale of business shall have occurred where an Employer or an affiliate of an Employer has sold, distributed or otherwise disposed of the subsidiary, branch or other business unit in which the Participant was employed before such sale, distribution or disposition and the Participant has been offered employment with the purchaser of such subsidiary, branch or other business unit or the corporation or other entity which is the owner thereof on substantially the same terms and conditions under which he worked for the Employer (including, without limitation, base salary, duties and responsibilities, program of benefits and location where based). Such terms and conditions shall also include, without limitation, a legally binding agreement or plan covering such Participant, providing that upon a termination of employment with the subsidiary, branch or business unit (or the corporation or other entity which is the owner thereof) or any successor thereto of the kind described in Article VI of this Plan, at any time before the end of a 2-year period following the WICOR Closing Date, the Participant's employer or any successor will pay to each such former Participant an amount equal to the Separation Benefit and other benefits that such former Participant would have received under the Plan had he been a Participant at the time of such termination. For purposes of this subsection, the new employer plan or agreement must treat service with any Employer (irrespective of whether the Employer was an affiliate of the Corporation or the Employee was a Participant at the time of such service) and the new employer as continuous service for purposes of calculating Separation Benefits.

     4.3  Separation Benefits.
          -------------------

          (a) If a Participant's employment is terminated in circumstances entitling him to a separation benefit as provided in Section 4.2(a), the Participant's Employer shall pay such Participant, within 20 days of the Date of Termination, a cash lump sum as set forth in Section 4.3(b) and the continued benefits set forth as Section 4.3(c). For purposes of determining the benefits set forth in Sections 4.3(b) and 4.3(c), if the termination of the

     Participant's employment is based upon a reduction of the Participant's Annual Salary or benefits as described in Section 4.2(a)(ii) or 4.2(a)(iii), such reduction shall be ignored.

          (b) The cash lump sum referred to in Section 4.3(a) shall equal the aggregate of the following amounts:

               (i) the sum of (A) the Participant's Annual Salary through the Date of Termination to the extent not theretofore paid, (B) the product of (1) the Target Incentive and (2) a fraction, the numerator of which is the number of days in such year through the date of Termination, and the denominator of which is 365, and (C) any accrued vacation pay, in each case to the extent not theretofore paid and in full satisfaction of the rights of the Participant thereto;

               (ii) an amount equal to the product of (A) three, and (B) the sum of (1) the Participant's Annual Salary and (2) the higher of the Target Annual Incentive Award or the Annual Incentive Award; and

               (iii) an amount equal to the difference between (A) the actuarial equivalent of the benefit under the Corporation's qualified defined benefit retirement plan (the "Retirement Plan") and any excess or supplemental retirement plans in which the Participant participates (together, the "SERP") which the Participant would receive if his or her employment continued during the Separation Period, assuming that the Participant's compensation during the Separation Period would have been equal to his or her compensation as in effect immediately before the termination or, if higher, immediately before the WICOR Closing Date, and (B) the actuarial equivalent of the Participant's actual benefit (paid or payable), if any, under the Retirement Plan and the SERP as of the Date of Termination. The actuarial assumptions used for purposes of determining actuarial equivalence shall be no less favorable to the Participant than the most favorable of those in effect under the Retirement Plan and the SERP on the Date of Termination and the WICOR Closing Date, as the case may be.

          (c) The continued benefits referred to above shall be the provision to the Participant and his or her family during the Separation Period of medical, dental and life insurance benefits as if the Participant's employment had not been terminated; provided, however, that if the Participant becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer-provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. For purposes of determining eligibility (but not the time of commencement of benefits) of the Participant for retiree medical, dental and life insurance benefits under the Corporation's plans, practices, programs and policies, the Participant shall be considered to have remained employed during the Separation Period and to have retired on the last day of such period.

     To the extent any benefits described in this Section 4.3(c) cannot be provided pursuant to the appropriate plan or program maintained for Employees, the Employer shall provide such benefits outside such plan or program at no additional cost (including without limitation tax cost) to the Participant.

     4.4  Other Benefits Payable.  The cash lump sum and continuing benefits
          ----------------------
described in Section 4.3 above shall be payable in addition to, and not in lieu of, all other accrued or vested or earned but deferred compensation, rights, options or other benefits which may be owed to a Participant upon or following termination, including but not limited to accrued vacation or sick pay, amounts or benefits payable under any bonus or other compensation plans, stock option plan, stock ownership plan, stock purchase plan, restricted stock plan, life insurance plan, health plan, disability plan or similar or successor plan, but excluding any severance pay under any severance plan, practice or program or pay in lieu of notice required to be paid to such Participant under applicable law.

     4.5  Certain Reduction of Payments by the Corporation.
          ------------------------------------------------

     Notwithstanding any other provision of this Plan, if any portion of the Separation Benefits or any other payment under any other agreement with or plan of the Corporation or the Employer (in the aggregate "Total Payments"), would constitute an "excess parachute payment," then the Total Payments to be made to the Participant shall be reduced such that the value of the aggregate Total Payments that the Participant is entitled to receive shall be One Dollar ($1) less than the maximum amount which the Participant may receive without becoming subject to the tax imposed by Section 4999 of the Internal Revenue Code (the "Code") (or any successor provision) or which the Corporation may pay without loss of deduction under Section 280G(a) of the Code (or any successor provision). For purposes of this Plan, the terms "excess parachute payment" and "parachute payments" shall have the meaning assigned to them in Section 280G of the Code (or any successor provision), and such "parachute payments" shall be valued as provided therein. Present value for purposes of this Agreement shall be calculated in accordance with Section 1274(b)(2) of the Code (or any successor provision). Within 60 days following delivery of a notice by the Corporation to the Participant of its belief that there is a payment or benefit due the Participant which will result in an excess parachute payment as defined in Section 280G of the Code (or any successor provision), the Participant and the Corporation, at the Corporation's expense, shall obtain the opinion (which need not be unqualified) of the Corporation's independent auditors which sets forth (A) the amount of the Base Period Income, (B) the amount and present value of Total Payments and (C) the amount and present value of any excess parachute payments without regard to the limitations of this Section 4.5. As used in this
Section 4.5, "Base Period Income" means the Participant's "annualized includible compensation for the base period" as defined in Section 280G(d)(1) of the Code (or any successor provision). For purposes of such opinion, the value of any noncash benefits or any deferred payment or benefit shall be determined by the Corporation's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code (or any successor provisions), which determination shall be evidenced in a certificate of such auditors addressed to the Corporation and the Participant. Such opinion shall be dated as of the Participant's date of termination of employment and addressed to the Corporation and the Participant and shall be binding, absent manifest error, upon the Corporation and the Participant. If such opinion determines that there would be an excess parachute payment, the Separation Benefits hereunder or any other payment determined by such auditors to be includible in Total Payments shall be reduced or eliminated as specified by the Participant in writing delivered to the Corporation within 30 days of the Participant's receipt of such opinion or, if the Participant fails to so notify the Corporation, then as the Corporation shall reasonably determine, so that under the bases of calculations set forth in such opinion there will be no excess parachute payment. If such auditors so request in connection with the opinion required by this Section, the Participant and the Corporation shall obtain, at the Corporation's expense, and the auditors may rely on in providing the opinion, the advice of a firm of recognized executive compensation consultants as to the reasonableness of any item of compensation to be received by the Participant. Notwithstanding the foregoing, the calculations provided for herein shall be based upon the conclusive presumption that the following are reasonable: the compensation payments made under Section 4.3(b)(i) as well as any other compensation, earned prior to the date of the Participant's termination of employment pursuant to the Corporation's compensation programs if such payments would have been made in the future in any event, even though the timing of such payment is triggered by the Change of Control. If the provisions of Sections 280G and 4999 of the Code (or any successor provisions) are repealed without succession, then this Section 4.5 shall be of no further force or effect.

     The Participant shall notify the Corporation in writing of any claim by the Internal Revenue Service that, if successful, would subject the Participant to the tax imposed by Section 4999 of the Code. Such notification shall be given as soon as practicable, but no later than 10 business days after the Participant is informed in writing of such claim and shall apprise the Corporation of the nature of the claim and the date on which such claim is requested to be paid. The Participant shall not pay such claim prior to the expiration of the 30-day period following the date on which he gives notice to the Corporation (or such shorter period ending on the date that any payment of taxes with respect to the claim is due). If the Corporation notifies the Participant in writing prior to the expiration of such period that it desires to contest such claim, the Participant agrees to give the Corporation any information reasonably requested by the Corporation in writing relating to such claim, to take such action in connection with contesting such claim as the Corporation shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Corporation, to cooperate with the Corporation in good faith in order to effectively contest such claim, to permit the Corporation to control any proceedings relating to such claim and to permit the Corporation to pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority with respect to such claim. The Corporation shall bear and pay directly all costs and expenses, including additional interest and penalties, incurred in connection with such contest. Further, provided only that Corporation receives timely written notification from the Participant with respect to such claim, the Corporation will indemnify and hold the Participant harmless, on an after-tax basis, for any excise tax under Section 4999 of the Code (including interest and penalties thereon), such that the net amount retained by the Participant after the deduction of any such excise tax and any interest or penalties thereon (but not any federal, state or local income tax) would be the same as if such excise tax had never applied.

     4.6  Payment Obligations Absolute; Offset for WICOR Agreements and for
          -----------------------------------------------------------------
Wisconsin Energy Senior Executive Severance Policy.  Subject to Section 4.5 and
--------------------------------------------------
except for the WICOR Agreements offset and offset for the Wisconsin Energy Senior Executive Severance Policy described below, the obligations of the Corporation and the Employers to pay the separation benefits described in
Section 4.3 shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the

Corporation or any of its Subsidiaries may have against any Participant. In no event shall a Participant be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to a Participant under any of the provisions of this Plan, nor shall the amount of any payment hereunder be reduced by any compensation earned by a Participant as a result of employment by another employer, except as specifically provided in Section 4.3(c). The parties acknowledge that pursuant to the Merger Agreement the Corporation (or a Subsidiary) has expressly assumed all of the obligations of WICOR under certain Key Executive Employment and Severance Agreements between WICOR and certain Participants dated in 1997 (the "WICOR Agreements"). The WICOR Agreements provide for the payment of certain cash compensation (the "WICOR Cash Amounts") and provision of certain benefits (the "WICOR Benefits") to the Participants covered by a WICOR Agreement under certain circumstances. Should the Corporation (or a Subsidiary) become obligated to make any WICOR Cash Amounts or WICOR Benefits, such items shall be offset against any cash payments or benefits otherwise due to such Participant under the terms of this Plan in the manner provided herein. The WICOR Cash Amounts shall be offset dollar-for-dollar against any cash payments otherwise due under this Plan. The Corporation's obligation to such Participant with respect to the SERP referenced in Section 4.3(b)(iii) of this Plan shall be subject to an actuarial equivalent offset for the value of the additional pension benefit provided for in Section 8(b)(i) of the WICOR Agreement. Unless such Participant elects within 10 days after the Date of Termination to commence pension benefits immediately, the offset will be calculated for any such Participant who is younger than age 63 on the Date of Termination as if such additional pension benefits were earned over the 2-year period following such Participant's Date of Termination and became payable at the end of such period and calculated for any such Participant who is age 63 or older on the Date of Termination as if such additional pension benefits were earned up until such Participant's 65th birthday and became payable then. Actuarial equivalency for this purpose shall be determined using the interest rate and mortality table referenced in Article VIII of the SERP. The Corporation's obligation to such Participants under Section 4.3(c) hereof with respect to life insurance and medical and dental benefits shall be eliminated entirely if the Corporation (or a Subsidiary) becomes obligated under
Section 8(b)(ii) of the WICOR Agreement to provide welfare benefits of the same type to such Participant and his or her family, for the period of time that such welfare benefits are provided under the WICOR Agreement. However, if at the end of such period of time, the Separation Period for welfare benefits of the same type under Section 4.3(c) would not have expired, then the Corporation shall extend the life insurance, medical and dental benefits under the terms of
Section 4.3(c) hereof for the remaining balance of the Separation Period. If the Corporation (or a Subsidiary) becomes obligated to and provides outplacement services to any such Participant under Section 8(b)(iii) of the WICOR Agreement, the cost to the Corporation (and any Subsidiary) of such services shall be a dollar-for-dollar offset against any cash payments otherwise due to such Participant under this Plan. If any Participant in this Plan is also a participant under the Wisconsin Energy Senior Executive Severance Policy adopted by Wisconsin Energy in 1995 (the "SESP") and become entitled to any cash or benefits under the terms of the SESP, the same shall be offset against any cash or benefits otherwise due to such Participant under the terms of this Plan.

                                   ARTICLE V
                            PARTICIPATING EMPLOYERS

     This Plan may be adopted by any Subsidiary of the Corporation. Upon such adoption, the Subsidiary shall become an Employer hereunder and the provisions of the Plan shall be fully applicable to the Employees of that Subsidiary who are Participants pursuant to Section 3.1.


                                  ARTICLE VI
                           SUCCESSOR TO CORPORATION

     This Plan shall bind any successor of the Corporation, its assets or its businesses (whether direct or indirect, by purchase, merger, consolidation or otherwise) in the same manner and to the same extent that the Corporation would be obligated under this Plan if no succession had taken place.

     In the case of any transaction in which a successor would not by the foregoing provision or by operation of law be bound by this Plan, the Corporation shall require such successor expressly and unconditionally to assume and agree to perform the Corporation's obligations under this Plan, in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place. The term "Corporation," as used in this Plan, shall mean the Corporation as hereinbefore defined and any successor or assignee to the business or assets which by reason hereof becomes bound by this Plan.


                                  ARTICLE VII
                      DURATION, AMENDMENT AND TERMINATION

     7.1  Duration.  This Plan shall be deemed established, without the need for
          --------
any further act by the Board, on the Effective Time of Merger and it shall continue for a period of 2 years after the WICOR Closing Date, on which date it will expire, unless extended for an additional period or periods by resolution adopted by the Board.

     However, once the WICOR Closing Date has occurred, then notwithstanding any other provision of the Plan, the Plan shall continue in full force and effect and shall not terminate or expire until after all Participants who become entitled to any payments hereunder shall have received such payments in full and all adjustments required to be made pursuant to Sections 4.5 and 4.6 have been made.

     If the Effective Time of Merger has not occurred on or prior to January 1, 2001, then this Plan will become void and of no force and effect.

     7.2  Amendment.  Except as provided in Section 7.1, the Plan shall not be
          ---------
subject to amendment, change, substitution, deletion, revocation or termination in any respect which adversely affects the rights of Participants.

     7.3  Form of Amendment.  The form of any amendment of the Plan shall be a
          -----------------
written instrument signed by a duly authorized officer or officers of the Corporation, certifying that the amendment has been approved by the Board.


                                  ARTICLE VIII
                                 MISCELLANEOUS

     8.1  Indemnification.  If a Participant institutes any legal action in
          ---------------
seeking to obtain or enforce or is required to defend in any legal action the validity or enforceability of, any right or benefit provided by this Plan, the Corporation or the Employer will pay for all actual reasonable legal fees and expenses incurred (as incurred) by such Participant, regardless of the outcome of such action.

     8.2  Employment Status.  This Plan does not constitute a contract of
          -----------------
employment or impose on the Participant or the Participant's Employer any obligation to retain the Participant as an Employee, to change the status of the Participant's employment, or to change the Corporation's policies or those of its Subsidiaries regarding termination of employment.

     8.3  Claim Procedure.  If an Employee or former Employee makes a written
          ---------------
request alleging a right to receive benefits under this Plan or alleging a right to receive an adjustment in benefits being paid under the Plan, the Corporation shall treat it as a claim for benefit. All claims for benefit under the Plan shall be sent to the Human Resources Department of the Corporation and must be received within 90 days after termination of employment. If the Corporation determines that any individual who has claimed a right to receive benefits, or different benefits, under the Plan is not entitled to receive all or any part of the benefits claimed, it will inform the claimant in writing of its determination and the reasons therefor in terms calculated to be understood by the claimant. The notice will be sent within 90 days of the claim unless the Corporation determines additional time, not exceeding 90 days, is needed. The notice shall make specific reference to the pertinent Plan provisions on which the denial is based, and describe any additional material or information that is necessary. Such notice shall, in addition, inform the claimant what procedure the claimant should follow to take advantage of the review procedures set forth below in the event the claimant desires to contest the denial of the claim. The claimant may within 90 days thereafter submit in writing to the Corporation a notice that the claimant contests the denial of his or her claim by the Corporation and desires a further review. The Corporation shall within 60 days thereafter review the claim and authorize the claimant to appear personally and review pertinent documents and submit issues and comments relating to the claim to the persons responsible for making the determination on behalf of the Corporation. The Corporation will render its final decision with specific reasons therefor in writing and will transmit it to the claimant within 60 days of the written request for review, unless the Corporation determines additional time, not exceeding 60 days, is needed, and so notifies the Participant. If the Corporation fails to respond to a claim filed in accordance with the foregoing within 60 days or any such extended period, the Corporation shall be deemed to have denied the claim.

     8.4  Validity and Severability.  The invalidity or unenforceability of any
          -------------------------
provision of the Plan shall not affect the validity or enforceability of any other provision of the Plan, which shall remain in full force and effect, and any prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     8.5  Governing Law.  The validity, interpretation, construction and
          -------------
performance of the Plan shall in all respects be governed by the laws of Wisconsin, without reference to principles of conflict of law, except to the extent preempted by federal law.

                                  SCHEDULE 1


                  Participants Eligible for Tier 1 Separation
                    Benefits if the Conditions Specified in
                         Section 4.2(a) are Satisfied:
                         ----------------------------

                                   EXHIBIT 4

                         WISCONSIN ENERGY CORPORATION

                          EXECUTIVE SEVERANCE POLICY


Introduction
------------

     Wisconsin Energy Corporation, a Wisconsin corporation ("Wisconsin Energy") has entered into an Agreement and Plan of Merger dated as of June 27, 1999 (the "Merger Agreement") among Wisconsin Energy, WICOR, Inc. and CEW Acquisition, Inc. whereby WICOR, Inc. ("WICOR") will become a wholly-owned subsidiary of Wisconsin Energy (the "WICOR Transaction") and although no change of control of Wisconsin Energy will occur in connection with such acquisition, the inevitable adjustments that will occur following the acquisition may result in loss or distraction of employees of Wisconsin Energy and its subsidiaries to the detriment of Wisconsin Energy and its shareholders.

     Accordingly, the Board of Directors of Wisconsin Energy (the "Board") has determined that appropriate steps should be taken to assure Wisconsin Energy of the continued employment and attention and dedication to duty of its employees and to seek to ensure the availability of their continued service, notwithstanding the closing of the WICOR Transaction.

     Therefore, in order to fulfill the above purposes, the following plan has been developed and is hereby adopted.


                                   ARTICLE I
                             ESTABLISHMENT OF PLAN

     As of the Effective Time of Merger (as defined in the Merger Agreement), Wisconsin Energy hereby establishes a separation compensation plan known as the Wisconsin Energy Executive Severance Policy, as set forth in this document.


                                  ARTICLE II
                                  DEFINITIONS

     As used herein the following words and phrases shall have the following respective meanings unless the context clearly indicates otherwise.

          (a) Annual Compensation.  The sum of a Participant's Annual Salary and
              -------------------
     Annual Incentive Award.

          (b) Annual Incentive Award.  The highest annual cash incentive award
              ----------------------
     earned by a Participant during any of the 3 years prior to a termination of employment entitling the Participant to a Separation Benefit.

          (c) Annual Salary.  The Participant's regular annual base salary
              -------------
     immediately prior to his or her termination of employment, including compensation converted to other benefits under a flexible pay arrangement maintained by the Corporation or deferred pursuant to a written plan or agreement with the Corporation, but excluding overtime pay, allowances, premium pay, compensation paid or payable under any Corporation long-term or short-term incentive plan or any similar payment.

          (d) Board.  The Board of Directors of Wisconsin Energy.
              -----

          (e) Code.  The Internal Revenue Code of 1986, as amended from time to
              ----
     time.

          (f) Committee.  The Compensation Committee of the Board.
              ---------

          (g) Corporation.  Wisconsin Energy and any successor thereto.
              -----------

          (h) Date of Termination.  The date on which a Participant ceases to be
              -------------------
     an Employee.

          (i) Employee.  Any full-time, regular-benefit, non-bargaining employee
              --------
     of an Employer. The term shall exclude all individuals employed as independent contractors, temporary employees, other benefit employees, non-benefit employees, leased employees, even if it is subsequently determined that such classification is incorrect.

          (j) Employer.  The Corporation, WICOR, Inc. as of the Effective Time
              --------
     of Merger as defined in the Merger Agreement, or a Subsidiary which has adopted the Plan pursuant to Article V hereof.

          (k) Participant.  An individual who is designated as such pursuant to
              -----------
     Section 3.1.

          (l) Plan.  The Wisconsin Energy Executive Severance Policy.
              ----

          (m) Separation Benefits.  The benefits described in Section 4.3 that
              -------------------
     are provided to qualifying Participants under the Plan.

          (n) Separation Period.  The period beginning on a Participant's Date
              -----------------
     of Termination and ending on the third anniversary thereof for a Participant designated on Schedule 1 as eligible for a Tier 2 Separation Benefit, ending on the second anniversary thereof for a Participant designated as eligible for a Tier 3 Separation Benefit, and ending on the first anniversary thereof for a Participant designated as eligible for a Tier 4 Separation Benefit.

          (o) Subsidiary.  Any corporation in which the Corporation, directly or
              ----------
     indirectly, holds a majority of the voting power of such corporation's outstanding shares of capital stock.

          (p) Target Annual Incentive.  The Annual Incentive Award that the
              -----------------------
     Participant would have earned for the year in which his or her Date of Termination occurs, if the target goals had been achieved.

          (q) WICOR Closing Date.  The Effective Time of Merger as defined in
              ------------------
     the Merger Agreement.


                                  ARTICLE III
                                  ELIGIBILITY

     3.1  Participation.  Each of the individuals named on Schedule 1 hereto
          -------------
shall be a Participant in the Plan. Schedule 1 may be amended by the Board from time to time to add individuals as Participants. All Participants will also be designated on Schedule 1 as eligible for either a Tier 2, Tier 3 or Tier 4 Separation Benefit under the provisions of section 4.3(b)(ii) hereof.

     3.2  Duration of Participation.  A Participant shall only cease to be a
          -------------------------
Participant in the Plan as a result of an amendment or termination of the Plan complying with Article VII of the Plan, or when he ceases to be an Employee of any Employer, unless, at the time he ceases to be an Employee, such Participant is entitled to payment of Separation Benefits as provided in the Plan or there has been an event or occurrence described in Section 4.2(a) which would enable the Participant to terminate his employment and receive Separation Benefits. A Participant entitled to payment of a Separation Benefit or any other amounts under the Plan shall remain a Participant in the Plan until the full amount of the Separation Benefit and any other amounts payable under the Plan have been paid to the Participant.


                                  ARTICLE IV
                              SEPARATION BENEFITS

     4.1  Right to Separation Benefit.  A Participant shall be entitled to
          ---------------------------
receive Separation Benefits in accordance with Section 4.3 if the Participant ceases to be an Employee for any reason specified in Section 4.2(a).

     4.2  Termination of Employment.
          -------------------------

          (a)  Terminations Which Give Rise to Separation Benefits Under This
               --------------------------------------------------------------
     Plan. Except as set forth in Section 4.2(b), a Participant shall be
     ----
     entitled to Separation Benefits if at any time on or after the WICOR Closing Date and before the end of a 2-year period following the WICOR Closing Date:

               (i) the Participant ceases to be an Employee by action of the Employer or any of its affiliates (excluding any transfer to another Employer);

               (ii) the Participant's Annual Salary is reduced below the higher of (A) the amount in effect immediately before the WICOR Closing Date and (B) the highest amount in effect at any time thereafter, and the Participant ceases to be an Employee by his or her own action within 90 days after the occurrence of such reduction;

               (iii) the Participant's duties and responsibilities or the program of incentive compensation or retirement and welfare benefits offered to the Participant are diminished in comparison to the duties and responsibilities or the program of incentive compensation or retirement and welfare benefits enjoyed by the Participant immediately before the WICOR Closing Date, and the Participant ceases to be an Employee by his or her own action within 90 days after the occurrence after such reduction;

               (iv) the Participant is required to be based at a location more than 35 miles from the location where the Participant was based and performed services immediately before the WICOR Closing Date, and the Participant ceases to be an Employee by his or her own action within 90 days after such relocation; or

               (v) an Employer or any affiliate of an Employer sells or otherwise distributes or disposes of the subsidiary, branch or other business unit in which the Participant was employed before such sale, distribution or disposition and the requirements of Section 4.2(b)(iii) are not met, and the Participant ceases to be an Employee by action of the Employer upon or within 90 days after such sale, distribution or disposition.

          (b)  Terminations Which Do Not Give Rise to Separation Benefits Under
               ----------------------------------------------------------------
     This Plan.  If a Participant's employment is terminated for Cause,
     ---------
     disability, death, or a qualified sale of business (as those terms are defined below), or voluntarily by the Participant (whether on account of retirement or otherwise) in the absence of an event described in Section
     4.2 (a)(ii), 4.2(a)(iii) or 4.2(a)(iv), the Participant shall not be entitled to Separation Benefits under the Plan.

               (i) A termination for disability shall have occurred where a Participant is terminated because illness or injury has prevented him or her from performing his or her duties (as they existed immediately prior to the illness or injury) on a full time basis for 180 consecutive business days.

               (ii) A termination for Cause shall have occurred where a Participant is terminated because of:

                    A. the willful and continued failure of the Participant to perform substantially the Participant's duties with the Corporation or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by the Board or an elected officer of the Corporation which specifically identifies the manner in which the Board or the elected officer believes that the Participant has not substantially performed the Participant's duties, or

                      B. the willful engaging by the Participant in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Corporation.

               For purposes of this provision, no act or failure to act, on the part of the Participant, shall be considered "willful" unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant's action or omission was in the best interests of the Corporation. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the advice of counsel for the Corporation, shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Corporation.

               (iii) A termination due to a qualified sale of business shall have occurred where an Employer or an affiliate of an Employer has sold, distributed or otherwise disposed of the subsidiary, branch or other business unit in which the Participant was employed before such sale, distribution or disposition and the Participant has been offered employment with the purchaser of such subsidiary, branch or other business unit or the corporation or other entity which is the owner thereof on substantially the same terms and conditions under which he worked for the Employer (including, without limitation, base salary, duties and responsibilities, program of benefits and location where based). Such terms and conditions shall also include, without limitation, a legally binding agreement or plan covering such Participant, providing that upon a termination of employment with the subsidiary, branch or business unit (or the corporation or other entity which is the owner thereof) or any successor thereto of the kind described in Article VI of this Plan, at any time before the end of a 2-year period following the WICOR Closing Date, the Participant's employer or any successor will pay to each such former Participant an amount equal to the Separation Benefit and other benefits that such former Participant would have received under the Plan had he been a Participant at the time of such termination. For purposes of this subsection, the new employer plan or agreement must treat service with any Employer (irrespective of whether the Employer was an affiliate of the Corporation or the Employee was a Participant at the time of such service) and the new employer as continuous service for purposes of calculating Separation Benefits.

     4.3  Separation Benefits.
          -------------------

          (a) If a Participant's employment is terminated in circumstances entitling him to a separation benefit as provided in Section 4.2(a), the Participant's Employer shall pay such

     Participant, within 20 days of the Date of Termination, a cash lump sum as set forth in Section 4.3(b) and the continued benefits set forth as Section 4.3(c). For purposes of determining the benefits set forth in Sections 4.3(b) and 4.3(c), if the termination of the Participant's employment is based upon a reduction of the Participant's Annual Salary or benefits as described in Section 4.2(a)(ii) or 4.2(a)(iii), such reduction shall be ignored.

          (b) The cash lump sum referred to in Section 4.3(a) shall equal the aggregate of the following amounts:

               (i) the sum of (A) the Participant's Annual Salary through the Date of Termination to the extent not theretofore paid, (B) the product of (1) the Target Incentive and (2) a fraction, the numerator of which is the number of days in such year through the date of Termination, and the denominator of which is 365, and (C) any accrued vacation pay, in each case to the extent not theretofore paid and in full satisfaction of the rights of the Participant thereto;

               (ii) an amount equal to the product of (A) the number specified below for the Tier level applicable to the Participant as set forth on
          Schedule 1, and (B) the sum of (1) the Participant's Annual Salary and
          (2) the higher of the Target Annual Incentive Award or the Annual Incentive Award:

                              Tier Level   Multiplier for (1) Above
                              ----------   ------------------------
                              Tier 2                3
                              Tier 3                2
                              Tier 4                1

               (iii) an amount equal to the difference between (A) the actuarial equivalent of the benefit under the Corporation's qualified defined benefit retirement plan (the "Retirement Plan") and any excess or supplemental retirement plans in which the Participant participates (together, the "SERP") which the Participant would receive if his or her employment continued during the Separation Period, assuming that the Participant's compensation during the Separation Period would have been equal to his or her compensation as in effect immediately before the termination or, if higher, immediately before the WICOR Closing Date, and (B) the actuarial equivalent of the Participant's actual benefit (paid or payable), if any, under the Retirement Plan and the SERP as of the Date of Termination. The actuarial assumptions used for purposes of determining actuarial equivalence shall be no less favorable to the Participant than the most favorable of those in effect under the Retirement Plan and the SERP on the Date of Termination and the WICOR Closing Date, as the case may be.

          (c) The continued benefits referred to above shall be the provision to the Participant and his or her family during the Separation Period of medical, dental and life insurance benefits as if the Participant's employment had not been terminated; provided, however, that if the Participant becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer-provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. For purposes of determining eligibility (but not the time of commencement of benefits) of the Participant for retiree medical, dental and life insurance benefits under the Corporation's plans, practices, programs and policies, the Participant shall be considered to have remained employed during the Separation Period and to have retired on the last day of such period.

     To the extent any benefits described in this Section 4.3(c) cannot be provided pursuant to the appropriate plan or program maintained for Employees, the Employer shall provide such benefits outside such plan or program at no additional cost (including without limitation tax cost) to the Participant.

     4.4  Other Benefits Payable.  The cash lump sum and continuing benefits
          ----------------------
described in Section 4.3 above shall be payable in addition to, and not in lieu of, all other accrued or vested or earned but deferred compensation, rights, options or other benefits which may be owed to a Participant upon or following termination, including but not limited to accrued vacation or sick pay, amounts or benefits payable under any bonus or other compensation plans, stock option plan, stock ownership plan, stock purchase plan, restricted stock plan, life insurance plan, health plan, disability plan or similar or successor plan, but excluding any severance pay under any severance plan, practice or program or pay in lieu of notice required to be paid to such Participant under applicable law.

     4.5  Certain Reduction of Payments by the Corporation.
          ------------------------------------------------

     Notwithstanding any other provision of this Plan, if any portion of the Separation Benefits or any other payment under any other agreement with or plan of the Corporation or the Employer (in the aggregate "Total Payments"), would constitute an "excess parachute payment," then the Total Payments to be made to the Participant shall be reduced such that the value of the aggregate Total Payments that the Participant is entitled to receive shall be One Dollar ($1) less than the maximum amount which the Participant may receive without becoming subject to the tax imposed by Section 4999 of the Internal Revenue Code (the "Code") (or any successor provision) or which the Corporation may pay without loss of deduction under Section 280G(a) of the Code (or any successor provision). For purposes of this Plan, the terms "excess parachute payment" and "parachute payments" shall have the meaning assigned to them in Section 280G of the Code (or any successor provision), and such "parachute payments" shall be valued as provided therein. Present value for purposes of this Agreement shall be calculated in accordance with Section 1274(b)(2) of the Code (or any successor provision). Within 60 days following delivery of a notice by the Corporation to the Participant of its belief that there is a payment or benefit due the Participant which will result in an excess parachute payment as defined in Section 280G of the Code (or any successor provision), the Participant and the Corporation, at the Corporation's expense, shall obtain the opinion (which need not be unqualified) of the Corporation's independent auditors which sets forth (A) the amount of the Base Period Income, (B) the amount and present value of Total Payments and (C) the amount and present value of any excess parachute payments without regard to the limitations of this Section 4.5. As used in this
Section 4.5, "Base Period Income" means the Participant's "annualized includible compensation for the base period" as defined in Section 280G(d)(1) of the Code (or any successor provision). For purposes of such opinion, the value of any noncash benefits or any deferred payment or benefit shall be determined by the Corporation's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code (or any successor provisions), which determination shall be evidenced in a certificate of such auditors addressed to the Corporation and the Participant. Such opinion shall be dated as of the Participant's date of termination of employment and addressed to the Corporation and the Participant and shall be binding, absent manifest error, upon the Corporation and the Participant. If such opinion determines that there would be an excess parachute payment, the Separation Benefits hereunder or any other payment determined by such auditors to be includible in Total Payments shall be reduced or eliminated as specified by the Participant in writing delivered to the Corporation within 30 days of the Participant's receipt of such opinion or, if the Participant fails to so notify the Corporation, then as the Corporation shall reasonably determine, so that under the bases of calculations set forth in such opinion there will be no excess parachute payment. If such auditors so request in connection with the opinion required by this Section, the Participant and the Corporation shall obtain, at the Corporation's expense, and the auditors may rely on in providing the opinion, the advice of a firm of recognized executive compensation consultants as to the reasonableness of any item of compensation to be received by the Participant. Notwithstanding the foregoing, the calculations provided for herein shall be based upon the conclusive presumption that the following are reasonable: the compensation payments made under Section 4.3(b)(i) as well as any other compensation, earned prior to the date of the Participant's termination of employment pursuant to the Corporation's compensation programs if such payments would have been made in the future in any event, even though the timing of such payment is triggered by the Change of Control. If the provisions of Sections 280G and 4999 of the Code (or any successor provisions) are repealed without succession, then this Section 4.5 shall be of no further force or effect.

     The Participant shall notify the Corporation in writing of any claim by the Internal Revenue Service that, if successful, would subject the Participant to the tax imposed by Section 4999 of the Code. Such notification shall be given as soon as practicable, but no later than 10 business days after the Participant is informed in writing of such claim and shall apprise the Corporation of the nature of the claim and the date on which such claim is requested to be paid. The Participant shall not pay such claim prior to the expiration of the 30-day period following the date on which he gives notice to the Corporation (or such shorter period ending on the date that any payment of taxes with respect to the claim is due). If the Corporation notifies the Participant in writing prior to the expiration of such period that it desires to contest such claim, the Participant agrees to give the Corporation any information reasonably requested by the Corporation in writing relating to such claim, to take such action in connection with contesting such claim as the Corporation shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Corporation, to cooperate with the Corporation in good faith in order to effectively contest such claim, to permit the Corporation to control any proceedings relating to such claim and to permit the Corporation to pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority with respect to such claim. The Corporation shall bear and pay directly all costs and expenses, including additional interest and penalties) incurred in connection with such contest. Further, provided only that Corporation receives timely written notification from the Participant with respect to such claim, the Corporation will indemnify and hold the Participant harmless, on an after-tax basis, for any excise tax under Section 4999 of the Code (including interest and penalties thereon), such that the net amount retained by the Participant after the deduction of any such excise tax and any interest or penalties thereon (but not any federal, state or local income tax) would be the same as if such excise tax had never applied.

     4.6  Payment Obligations Absolute; Offset for Wisconsin Energy Senior
          ----------------------------------------------------------------
Executive Severance Policy.  Subject to Section 4.5 and except for the Wisconsin
--------------------------
Energy Senior Executive Severance Policy offset described below, the obligations of the Corporation and the Employers to pay the separation benefits described in
Section 4.3 shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Corporation or any of its Subsidiaries may have against any Participant. In no event shall a Participant be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to a Participant under any of the provisions of this Plan, nor shall the amount of any payment hereunder be reduced by any compensation earned by a Participant as a result of employment by another employer, except as specifically provided in Section 4.3(c). If any of the Participants in this Plan are also participants under the Wisconsin Energy Senior Executive Severance Policy adopted by Wisconsin Energy in 1995 (the "SESP") and become entitled to any cash or benefits under the terms of the SESP, the same shall be offset against any cash or benefits otherwise due to such Participants under the terms of this Agreement.


                                   ARTICLE V
                            PARTICIPATING EMPLOYERS

     This Plan may be adopted by any Subsidiary of the Corporation. Upon such adoption, the Subsidiary shall become an Employer hereunder and the provisions of the Plan shall be fully applicable to the Employees of that Subsidiary who are Participants pursuant to Section 3.1.


                                  ARTICLE VI
                           SUCCESSOR TO CORPORATION

     This Plan shall bind any successor of the Corporation, its assets or its businesses (whether direct or indirect, by purchase, merger, consolidation or otherwise) in the same manner and to the same extent that the Corporation would be obligated under this Plan if no succession had taken place.

     In the case of any transaction in which a successor would not by the foregoing provision or by operation of law be bound by this Plan, the Corporation shall require such successor expressly and unconditionally to assume and agree to perform the Corporation's obligations under this Plan, in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place. The term "Corporation," as used in this Plan, shall mean the Corporation as hereinbefore defined and any successor or assignee to the business or assets which by reason hereof becomes bound by this Plan.


                                  ARTICLE VII

                      DURATION, AMENDMENT AND TERMINATION

     7.1  Duration.  This Plan shall be deemed established, without the need for
          --------
any further act by the Board, on the Effective Time of Merger and it shall continue for a period of 2 years after the WICOR Closing Date, on which date it will expire, unless extended for an additional period or periods by resolution adopted by the Board.

     However, once the WICOR Closing Date has occurred, then notwithstanding any other provision of the Plan, the Plan shall continue in full force and effect and shall not terminate or expire until after all Participants who become entitled to any payments hereunder shall have received such payments in full and all adjustments required to be made pursuant to Sections 4.5 and 4.6 have been made.

     If the Effective Time of Merger has not occurred on or prior to January 1, 2001, then this Plan will become void and of no force and effect.

     7.2  Amendment.  Except as provided in Section 7.1, the Plan shall not be
          ---------
subject to amendment, change, substitution, deletion, revocation or termination in any respect which adversely affects the rights of Participants.

     7.3  Form of Amendment.  The form of any amendment of the Plan shall be a
          -----------------
written instrument signed by a duly authorized officer or officers of the Corporation, certifying that the amendment has been approved by the Board.


                                  ARTICLE VIII
                                 MISCELLANEOUS

     8.1  Indemnification.  If a Participant institutes any legal action in
          ---------------
seeking to obtain or enforce or is required to defend in any legal action the validity or enforceability of, any right or benefit provided by this Plan, the Corporation or the Employer will pay for all actual reasonable legal fees and expenses incurred (as incurred) by such Participant, regardless of the outcome of such action.

     8.2  Employment Status.  This Plan does not constitute a contract of
          -----------------
employment or impose on the Participant or the Participant's Employer any obligation to retain the Participant as an Employee, to change the status of the Participant's employment, or to change the Corporation's policies or those of its Subsidiaries regarding termination of employment.

     8.3  Claim Procedure.  If an Employee or former Employee makes a written
          ---------------
request alleging a right to receive benefits under this Plan or alleging a right to receive an adjustment in benefits being paid under the Plan, the Corporation shall treat it as a claim for benefit. All claims for benefit under the Plan shall be sent to the Human Resources Department of the Corporation and must be received within 90 days after termination of employment. If the Corporation determines that any individual who has claimed a right to receive benefits, or different benefits, under the Plan is not entitled to receive all or any part of the benefits claimed, it will inform the claimant in writing of its determination and the reasons therefor in terms calculated to be understood by the claimant. The notice will be sent within 90 days of the claim unless the Corporation determines additional time, not exceeding 90 days, is needed. The notice shall make specific reference to the pertinent Plan provisions on which the denial is based, and describe any additional material or information that is necessary. Such notice shall, in addition, inform the claimant what procedure the claimant should follow to take advantage of the review procedures set forth below in the event the claimant desires to contest the denial of the claim. The claimant may within 90 days thereafter submit in writing to the Corporation a notice that the claimant contests the denial of his or her claim by the Corporation and desires a further review. The Corporation shall within 60 days thereafter review the claim and authorize the claimant to appear personally and review pertinent documents and submit issues and comments relating to the claim to the persons responsible for making the determination on behalf of the Corporation. The Corporation will render its final decision with specific reasons therefor in writing and will transmit it to the claimant within 60 days of the written request for review, unless the Corporation determines additional time, not exceeding 60 days, is needed, and so notifies the Participant. If the Corporation fails to respond to a claim filed in accordance with the foregoing within 60 days or any such extended period, the Corporation shall be deemed to have denied the claim.

     8.4  Validity and Severability.  The invalidity or unenforceability of any
          -------------------------
provision of the Plan shall not affect the validity or enforceability of any other provision of the Plan, which shall remain in full force and effect, and any prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     8.5  Governing Law.  The validity, interpretation, construction and
          -------------
performance of the Plan shall in all respects be governed by the laws of Wisconsin, without reference to principles of conflict of law, except to the extent preempted by federal law.

                                  SCHEDULE 1


                     Participants Eligible for Separation
                    Benefits if the Conditions Specified in
                  Section 4.2(a) are Satisfied and Tier Level
                     Applicable for Each Such Participant:
                     ------------------------------------